As filed with the Securities and Exchange Commission on November 4, 2021

1940 Act File No. 811-23683

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 1	[X]

The Optima Dynamic Alternatives Fund

(Exact Name of Registrant as Specified in Charter)

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

(Address of Principal Executive Offices)

414-299-2270

(Registrant’s Telephone Number)

Terrence P. Gallagher

235 West Galena Street

Milwaukee, WI 53212

(Name and Address of Agent for Service)

Copy to:

Joshua B. Deringer, Esq.

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, PA 19103-6996

215-988-2700

Check each box that appropriately characterizes the Registrant:

[X] Registered Closed-End Fund (closed-end company that is registered under the Investment Company Act of 1940 (“Investment Company Act”)).

[  ] Business Development Company (closed-end company that intends or has elected to be regulated as a business development company under the Investment Company Act).

[  ] Interval Fund (Registered Closed-End Fund or a Business Development Company that makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act).

[  ] A.2 Qualified (qualified to register securities pursuant to General Instruction A.2 of this Form).

[  ] Well-Known Seasoned Issuer (as defined by Rule 405 under the Securities Act).

[  ] Emerging Growth Company (as defined by Rule 12b-2 under the Securities Exchange Act of 1934 (“Exchange Act”).

[  ] If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

[X] New Registrant (registered or regulated under the Investment Company Act for less than 12 calendar months preceding this filing).

THE Optima dynamic alternativeS fund

Confidential Private Placement Memorandum

Effective November 4, 2021

The Optima Dynamic Alternatives Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund operates under an Agreement and Declaration of Trust dated May 11, 2021 (the “Declaration of Trust”). Optima Asset Management LLC (“Optima” or the “Investment Manager”) serves as the investment adviser of the Fund. The Investment Manager is an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended.

The Fund’s primary investment objective is to generate meaningful risk adjusted returns over time. The Fund is a “fund of funds” that intends to allocate its assets primarily among a range of investment vehicles (“Underlying Funds”) that are managed by a select group of experienced institutional managers (“Underlying Managers”) identified for their expertise in implementing various strategies. The Fund seeks to deliver institutional-caliber alternative investment exposure to individual investors, and provide top-tier hedge fund manager access in an investment vehicle specifically designed for investors who otherwise due to minimum account sizes are precluded from investing with the Underlying Managers. With its low correlation to traditional asset classes and muted volatility, the Fund seeks to avoid steep losses both in magnitude and duration. The Fund represents a core alternative portfolio allocation that is designed to stand on its own or provide a complement to existing alternative allocations. The Fund’s investment program is speculative and entails substantial risks. There can be no assurance that the Fund’s investment objectives will be achieved or that its investment program will be successful. Investors should consider the Fund as a supplement to an overall investment program and should invest only if they are willing to undertake the risks involved. Investors could lose some or all of their investment (see “PRINCIPAL RISK FACTORS” BEGINNING ON PAGE 9).

This Confidential Private Placement Memorandum (the “Memorandum”) applies to the offering of one class of beneficial interest (“Shares”) of the Fund. The Shares will generally be offered as of the first business day of each calendar month or at such other times as may be determined by the Fund, in each case subject to any applicable sales charges and other fees, as described herein. The Shares will be issued at the net asset value per Share. No person who is admitted as a shareholder of the Fund (“Shareholder”) will have the right to require the Fund to redeem its Shares.

This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. Additional information about the Fund, including the Fund’s statement of additional information (the “SAI”), dated November 4, 2021, has been filed with the SEC. While the Fund does not maintain a website, you may request a free copy of this Memorandum, the SAI, annual and semi-annual reports and other information about the Fund, and make inquiries without charge by writing to the Fund, c/o UMB Fund Services, Inc., 235 West Galena Street, Milwaukee, WI 53212, or by calling the Fund toll-free at 1-877-775-7756. The SAI is incorporated by reference into this Memorandum in its entirety. You can obtain the SAI, annual and semi-annual reports of the Fund, and other information about the Fund on the SEC’s website (www.sec.gov). The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.

Shares are an illiquid investment.

●	You should generally not expect to be able to sell your Shares (other than through the repurchase process), regardless of how we perform.
●	Although we intend to implement a Share repurchase program, only a limited number of Shares will be eligible for repurchase by us.
●	If you are permitted to sell your Shares to a third party rather than through the repurchase process, you may receive less than your purchase price.

●	We do not intend to list the Shares on any securities exchange and we do not expect a secondary market in the Shares to develop.

●	You should consider that you may not have access to the money you invest for an indefinite period of time.

●	An investment in the Shares is not suitable for you if you need foreseeable access to the money you invest.

●	Because you will be unable to sell your Shares or have them repurchased immediately, you will find it difficult to reduce your exposure on a timely basis during a market downturn.

i

●	The Fund has no operating history and the Shares have no history of public trading.

Neither the SEC nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense. This is a private offering made only pursuant to the exemptions provided by Rule 506 under Section 4(a)(2) of the Securities Act of 1933, as amended.

THE INVESTMENT MANAGER IS EXEMPT FROM REGISTRATION WITH THE U.S. COMMODITY FUTURES TRADING COMMISSION (“CFTC”) AS A COMMODITY POOL OPERATOR (“CPO”) PURSUANT TO CFTC RULE 4.13(a)(3). THEREFORE, UNLIKE A REGISTERED CPO, THE INVESTMENT MANAGER IS NOT REQUIRED TO DELIVER A CFTC DISCLOSURE DOCUMENT TO PROSPECTIVE INVESTORS, NOR IS IT REQUIRED TO PROVIDE INVESTORS WITH CERTIFIED ANNUAL REPORTS THAT SATISFY THE REQUIREMENTS OF CFTC RULES APPLICABLE TO REGISTERED CPOS. THE INVESTMENT MANAGER QUALIFIES FOR THE EXEMPTION UNDER CFTC RULE 4.13(a)(3) BECAUSE IT LIMITS THE FUND’S USE OF COMMODITY FUTURES TO CERTAIN PRESCRIBED LEVELS AT ALL TIMES.

You should not construe the contents of this Memorandum and the SAI as legal, tax or financial advice. You should consult with your own professional advisers as to legal, tax, financial, or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date shown below.

As permitted by SEC regulations, paper copies of the Fund’s shareholder reports will not be sent by mail, unless you specifically request paper copies of the reports. Instead, the reports will be made available on a website, and you will be notified by mail each time a report is posted and provided with a website link to access the report.

If you hold shares at the Fund’s transfer agent, you may elect to receive shareholder reports and other communications from the Fund electronically by contacting the Fund, c/o UMB Fund Services at 235 West Galena Street, Milwaukee, WI 53212, or by calling toll-free at 1-877-775-7756. If you own your shares through a financial intermediary (such as a broker-dealer or bank), you must contact your financial intermediary. You may elect to receive all future reports in paper free of charge.

You can inform the Fund or your financial intermediary, as applicable, that you wish to receive paper copies of your shareholder reports by contacting them directly. Your election to receive reports in paper will apply to the Fund and all funds held through your financial intermediary, as applicable.

THE FUND’S PLACEMENT AGENT IS UMB DISTRIBUTION SERVICES, LLC.

The date of this Memorandum is November 4, 2021.

ii

Table of Contents

FUND SUMMARY	1
FUND FEES AND EXPENSES	6
USE OF PROCEEDS	7
INVESTMENT OBJECTIVE AND STRATEGIES	7
PRINCIPAL RISK FACTORS	9
MANAGEMENT OF THE FUND	29
INVESTMENT MANAGEMENT FEE	30
PLACEMENT AGENT	31
ADMINISTRATION	32
CUSTODIAN	32
FUND EXPENSES	32
VOTING	34
CONFLICTS OF INTEREST	34
OUTSTANDING SECURITIES	34
TENDER OFFERS/OFFERS TO REPURCHASE	35
TENDER/REPURCHASE PROCEDURES	35
TRANSFERS OF SHARES	36
ANTI-MONEY LAUNDERING	37
CALCULATION OF NET ASSET VALUE	37
TAXES	40
OTHER TAX MATTERS	44
ERISA AND CODE CONSIDERATIONS	44
DESCRIPTION OF SHARES	45
INVESTOR QUALIFICATIONS	45
PURCHASING SHARES	46
REPORTS TO SHAREHOLDERS	46
FISCAL YEAR	47
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL	47
INQUIRIES	47

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FUND SUMMARY

This is only a summary and does not contain all of the information that investors should consider before investing in the Fund. Investors should review the more detailed information appearing elsewhere in this Memorandum and SAI, especially the information set forth under the heading “Principal Risk Factors.”

The Fund and the Shares

The Optima Dynamic Alternatives Fund (the “Fund”) is a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and organized as a Delaware statutory trust on May 12, 2021. Optima Asset Management LLC serves as the investment adviser (“Optima” or the “Investment Manager”) of the Fund. The Investment Manager provides day-to-day investment management services to the Fund. The Fund is non-diversified, which means that under the Investment Company Act, it is not limited in the percentage of its assets that it may invest in any single issuer of securities. The Fund is an appropriate investment only for those investors who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers one class of shares of beneficial interest (“Shares”) designated as Founders Class (“Founders Class Shares”). The Fund may offer additional classes of Shares in the future. Any additional share classes will not be offered to investors until the Fund has received an exemptive order permitting a multi-class structure.

The Fund intends to satisfy the diversification requirements necessary to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the “Code”), which generally requires that, at the end of each quarter: (1) at least 50% of the Fund’s total assets are invested in (i) cash and cash items (including receivables), Federal Government securities and securities of other regulated investment companies; and (ii) securities of separate issuers, each of which amounts to no more than 5% of the Fund’s total assets (and no more than 10% of the issuer’s outstanding voting shares), and (2) no more than 25% of the Fund’s total assets are invested in (i) securities (other than Federal Government securities or the securities of other regulated investment companies) of any one issuer; (ii) the securities (other than the securities of other regulated investment companies) of two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses; or (iii) the securities of one or more qualified publicly traded partnerships.

Investment Objective and Strategies

The Fund’s primary investment objective is to generate meaningful risk adjusted returns over time.

The Fund operates as a “fund of funds” whereby the Fund’s assets are allocated, in percentages determined at the discretion of the Investment Manager, among a range of investment vehicles (“Underlying Funds”) that are managed by a select group of experienced institutional managers (“Underlying Managers”) chosen for their expertise in implementing various strategies. The Underlying Funds will generally be private investment funds that are not registered under the Investment Company Act.

The Fund seeks to deliver institutional-caliber alternative investment exposure to individual investors, and provide top-tier hedge fund manager access in an investment vehicle specifically designed for investors who otherwise due to minimum account sizes are precluded from investing with the Underlying Managers. With its low correlation to traditional asset classes and muted volatility, the Fund seeks to avoid steep losses both in magnitude and duration. The Fund represents a core alternative portfolio allocation that is designed to stand on its own or provide a complement to existing alternative allocations.

The Fund allocates its assets across multiple Underlying Managers who employ three fund classifications: Return Driver, Stable Return, and Portfolio Hedge.  These allocations will vary over time based on analysis of the underlying fund managers and their correlations to one another, and the Investment Manager’s assessment of the overall investment climate, but will typically be within the following expected ranges:

●             Return Driver – 40 to 50% of portfolio

●             Stable Return – 25 to 35% of portfolio

●             Portfolio Hedge – 20 – 25% of portfolio

The Return Driver portion of the portfolio will typically be comprised of long/short equity managers but may include long-only equity or other directional strategies such as credit. The Stable Return component of the portfolio will typically be comprised of multi-strategy, equity market neutral and global macro managers. The Portfolio Hedge component of the portfolio will typically be comprised of commodity trading advisor, tail risk and volatility arbitrage managers. The Fund may add or delete categories of investment strategies employed in the Fund, and one or more of the strategies described above may not be represented in the Fund at any given time.

The Fund will generally allocate more than 80% of its assets to Underlying Managers. However, to manage the Fund’s liquidity, the Fund may also invest in a variety of liquid instruments such as cash, money market mutual funds, obligations of the U.S. Government, its agencies or instrumentalities, certificates of deposit, bankers’ acceptances and other bank obligations, commercial paper or other liquid debt securities.

The Investment Manager

As Investment Manager, Optima Asset Management LLC provides day-to-day investment management services to the Fund. Its principal place of business is located at 10 East 53rd Street, New York, NY 10022. The Investment Manager is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Investment Manager is a wholly-owned subsidiary of FWM Holdings LLC which is also the parent of other registered investment advisers which are affiliates of Optima. FWM Holdings LLC is an indirect wholly-owned subsidiary of Stanhope capital Group SA. As of February 22, 2021, approximately $25.8 billion of assets were under the management of the Investment Manager and all of its affiliates.

The Administrator

The Fund has retained UMB Fund Services, Inc. (the “Administrator”) to provide it with certain administrative services, including performing all actions related to the issuance and repurchase of Shares of the Fund. The Fund compensates the Administrator for these services and reimburses the Administrator for certain of its out-of-pocket expenses. See “Fees and Expenses” below.

Fees and Expenses

The Fund, and therefore, the Fund’s Shareholders, bear its own operating expenses (including, without limitation, its offering expenses not paid by the Investment Manager). A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Investment Management Fee. The Fund pays the Investment Manager a monthly management fee (the “Investment Management Fee”) in arrears, calculated at an annual rate of 0.75% of the Fund’s net assets at month end before giving effect to any repurchase of Shares in the Fund effective as of that date. See “INVESTMENT MANAGEMENT FEE.” The Investment Management Fee will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

Administration Fee. The Fund pays the Administrator a minimum monthly administration fee based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees (the “Administration Fees”). The Administration Fees are paid to the Administrator out of the assets of the Fund, and therefore decrease the net profits or increase the net losses of the Fund. The Fund also reimburses the Administrator for certain out-of-pocket expenses and pays the Administrator a fee for transfer agency services. See “ADMINISTRATION.”

The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to assume expenses of the Fund (a “Reimbursement”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.00% of the average month-end net assets of the Founders Class Shares (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Other Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.00% for Founders Class Shares. For a period not to exceed three years from the date on which a Reimbursement is made, the Investment Manager may recoup amounts assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of recoupment.. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on September 21, 2022. Neither the Fund nor the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After September 21, 2022, either the Fund or the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement upon 30 days’ written notice. See “FUND EXPENSES.”

Fees of Underlying Managers

When investing in Underlying Funds, the Fund will indirectly bear fees charged by the Underlying Managers to the Underlying Funds. Such fees are in addition to the fees that are charged by the Investment Manager to the Fund. Generally, asset-based fees payable to Underlying Managers of the Underlying Funds will range from an annual rate of 0.35% to 3.00% of the NAV allocated to the Underlying Fund. In addition, Underlying Managers of the Underlying Funds are entitled to a percentage of the income generated by an Underlying Fund, which ranges from 0% to 25% of profits. An investor in the Fund bears a proportionate share of the expenses of the Fund. The estimated impact of such fees is reflected under “Acquired Fund Fees and Expenses” in the table summarizing fees and expenses. See “FUND FEES AND EXPENSES”.

Investor Qualifications

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”). In addition, until such time as the Fund has at least $25 million in assets, each prospective investor will also be required to certify that it is a “qualified purchaser” as defined in Section 2(a)(51) of the Investment Company Act. The criteria for qualifying as an “accredited investor” and “qualified purchaser” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP (as defined below)) will be required to qualify as Eligible Investors and to complete an additional investor application prior to the additional purchase.

The Offering

The minimum initial investment in the Fund by any investor of the Founders Class Shares is $50,000. The minimum amount for a subsequent investment is $10,000. See “PURCHASE TERMS” for certain exceptions to these minimum initial investment requirements. However, the Fund, in its sole discretion, may accept investments below these minimums.

Shares will generally be offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board of Trustees of the Fund (the “Board”) in its sole discretion. Once a prospective investor’s purchase order is received, a confirmation is sent to the investor. Potential investors should send subscription funds by wire transfer pursuant to instructions provided to them by the Fund.

Subscriptions are generally subject to the receipt of cleared funds on or prior to the acceptance date set by the Fund and notified to prospective investors. Pending any closing, funds received from prospective investors will be placed in an interest-bearing escrow account with UMB Bank, N.A., the Fund’s escrow agent. On the date of any closing, the balance in the escrow account with respect to each investor whose investment is accepted will be invested in the Fund on behalf of such investor. Any interest earned on escrowed amounts will be credited to the Fund for the benefit of all Shareholders.

A prospective investor must submit a completed investor application on or prior to the acceptance date set by the Fund. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time. The Fund also reserves the right to suspend or terminate offerings of Shares at any time at the Board’s discretion. Additional information regarding the subscription process is set forth under “Investor Qualifications.”

Founders Class Shares are not subject to a sales charge. Your financial intermediary may impose additional charges when you purchase Shares of the Fund.

Distribution Policy

Distributions will be paid at least annually on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year.  The Fund is not a suitable investment for any investor who requires regular dividend income.

Each Shareholder whose Shares are registered in its own name will automatically be a participant under the Fund’s dividend reinvestment program (the “DRIP”) and have all income dividends and/or capital gains distributions automatically reinvested in Shares unless such Shareholder, at any time, specifically elects to receive income dividends and/or capital gains distributions in cash. The Fund reserves the right to cap the aggregate amount of any income dividends and/or capital gain distributions that are made in cash (rather than being reinvested) at a total amount of not less than 20% of the total amount distributed to Shareholders. In the event that Shareholders submit elections in aggregate to receive more than the cap amount of such a distribution in cash, any such cap amount will be prorated among those electing Shareholders. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due. Inquiries concerning income dividends and/or capital gains distributions should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 1-877-775-7756 or 235 West Galena Street, Milwaukee, WI 53212. Shareholders who hold their Shares in the name of a broker or dealer participating in the offering should contact the broker or dealer to determine whether and how they may participate in, or opt out of, the DRIP.

Repurchase Offers

At the discretion of the Board and provided that it is in the best interests of the Fund and Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year. In each repurchase offer, the Fund may offer to repurchase its Shares at their NAV as determined as of approximately March 31, June 30, September 30 and December 31, of each year, as applicable (each, a “Valuation Date”). Each repurchase offer ordinarily will be limited to the repurchase of approximately between 5% and 25% of the Shares outstanding, but if the value of Shares tendered for repurchase exceeds the value the Fund intended to repurchase, the Fund may determine to repurchase less than the full number of Shares tendered. In such event, Shareholders will have their Shares repurchased on a pro rata basis, and tendering Shareholders will not have all of their tendered Shares repurchased by the Fund. Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 95 days prior to the date of repurchase by the Fund. See “TENDER OFFERS/OFFERS TO REPURCHASE.”

Risk Factors

The Fund is subject to substantial risks — including market risks, strategy risks and Underlying Manager risks. Underlying Funds generally will not be registered as investment companies under the Investment Company Act and, therefore, the Fund will not be entitled to the various protections afforded by the Investment Company Act with respect to its investments in Underlying Funds. While the Investment Manager will attempt to moderate any risks of securities activities of the Underlying Managers, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses. The Investment Manager will not have any control over the Underlying Managers, thus there can be no assurances that an Underlying Manager will manage its Underlying Funds in a manner consistent with the Fund’s investment objective. There may also be certain conflicts of interest relevant to the management of the Fund, arising out of, among other things, activities of the Investment Manager, its affiliates and employees with respect to the management of accounts for other clients as well as the investment of proprietary assets. Prospective investors should review carefully the “PRINCIPAL RISK FACTORS” section of this Memorandum. An investment in the Fund should only be made by investors who understand the risks involved and who are able to withstand the loss of the entire amount invested.

Accordingly, the Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment. Past results of the Investment Manager, its principals, the Fund or the Underlying Managers are not indicative of future results. See “PRINCIPAL RISK FACTORS.”

Summary of Taxation

The Fund has elected to be treated and qualify as a regulated investment company (a “RIC”) for federal income tax purposes. As a RIC, the Fund will generally not be subject to federal corporate income tax, provided that when it is a RIC, it distributes out all of its income and gains each year. See “TAXES.”

The Underlying Funds may be subject to taxes, including withholding taxes, attributable to investments of the Underlying Funds. U.S. investors in the Fund are not expected to be entitled to a foreign tax credit with respect to any of those taxes. See “TAXES.”

FUND FEES AND EXPENSES

The following tables describe the aggregate fees and expenses that the Fund expects to incur and that the Shareholders can expect to bear, either directly or indirectly, through the Fund’s investments.

Founders Class Shares
TRANSACTION EXPENSES:
Maximum Sales Charge (Load) (as a percentage of subscription amount) (1)	None

ANNUAL EXPENSES (AS A PERCENTAGE OF NET ASSETS ATTRIBUTABLE TO SHARES)(2)
Management Fee(3)	0.75%
Other Expenses(4)	0.75%
Acquired Fund Fees and Expenses(5)	1.60%
Total Annual Expenses	3.10%
Less: Amount Paid or Absorbed Under Expense Limitation and Reimbursement Agreement	(0.50%)
Net Annual Expenses(6)	2.60%

(1)	The Founders Class Shares are not currently subject to a sales charge.

(2)	This table summarizes the expenses of the Fund and is designed to help investors understand the costs and expenses they will bear, directly or indirectly, by investing in the Fund. For purposes of determining net assets in fee table calculations, derivatives are valued at market value.

(3)	For its provision of advisory services to the Fund, the Investment Manager receives a Management Fee monthly in arrears calculated at an annual rate of 0.75% of the Fund’s net assets at month end before giving effect to any repurchase of Shares in the Fund effective as of that date. The Management Fee will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders.

(4)	“Other Expenses” (as defined below) represent estimated amounts for the current fiscal year.

(5)	In addition to the Fund’s direct expenses, the Fund indirectly bears a pro-rata share of the expenses of the Underlying Funds. The fees and expenses indicated are estimated amounts for the current fiscal year. In the future, these fees and expenses may be substantially higher or lower than reflected, because certain fees are based on the performance of the Underlying Managers (Underlying Funds), which fluctuate over time. In addition, the Fund’s portfolio changes from time to time, which will result in different Acquired Fund Fees and Expenses.

(6)	The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to assume expenses of the Fund (a “Reimbursement”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.00% of the average month end net assets of the Founders Class Shares (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Other Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.00% for the Founders Class Shares. For a period not to exceed three years from the date on which a Reimbursement is made, the Investment Manager may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of recoupment. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on September 21, 2022. Neither the Fund nor the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After September 21, 2022, either the Fund or the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement upon 30 days’ written notice.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, is an estimate based on anticipated investments in the Fund and anticipated expenses for the current fiscal year of the Fund’s operations, and includes, among other things, professional fees and other expenses that the Fund will bear, including initial and ongoing offering costs and fees and expenses of the Administrator, escrow agent and custodian. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” and “PURCHASING SHARES.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is the same as that required by regulation of the Securities and Exchange Commission (the “SEC”) applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Shares.

EXAMPLE

You Would Pay the Following Expenses Based on a $1,000 Investment in the Fund, Assuming a 5% Annual Return:	1 Year	3 Years	5 Years	10 Years
	$26	$91	$158	$338

The example is based on the annual fees and expenses set out on the table above (except that the example reflects the current expense limit for the one-year period and the first year of each additional period) and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the asset-based fees paid by the Fund.

USE OF PROCEEDS

The proceeds from the sale of Shares, not including the amount of any sales charges and the Fund’s fees and expenses (including, without limitation, offering expenses not paid by the Investment Manager), will be invested by the Fund in accordance with the Fund’s investment objective and strategies as soon as practicable, but in no event later than three months after receipt, consistent with market conditions and the availability of suitable investments. Such proceeds will be invested together with any interest earned in the Fund’s escrow account prior to the closing of the applicable offering. See “PURCHASING SHARES—Purchase Terms.” Delays in investing the Fund’s assets may occur, for example, because of the time required to complete certain transactions, but any such delay will not exceed three months after the receipt of funds.

Pending the investment of the proceeds of any offering or any other available funds pursuant to the Fund’s investment objective and strategies, a portion of such amounts, which may include a substantial portion of the proceeds of an offering, may be invested in short-term debt securities or money market funds. In addition, subject to applicable law, the Fund may maintain a portion of its assets in cash or such short-term securities or money market funds to meet operational needs, for temporary defensive purposes, or to maintain liquidity. The Fund may be prevented from achieving its objective during any period in which the Fund’s assets are not substantially invested in accordance with its principal investment strategies.

INVESTMENT OBJECTIVE AND STRATEGIES

INVESTMENT OBJECTIVES

The Fund’s primary investment objective is to generate meaningful risk adjusted returns over time.

INVESTMENT STRATEGIES AND OVERVIEW OF INVESTMENT PROCESS

The Fund seeks to deliver institutional-caliber alternative investment exposure to individual investors and provide top-tier hedge fund manager access in an investment vehicle specifically designed for investors who otherwise due to minimum account sizes are precluded from investing with the Underlying Managers. With its low correlation to traditional asset classes and muted volatility, the Fund seeks to avoid steep losses both in magnitude and duration. The Fund represents a core alternative portfolio allocation that is designed to stand on its own or provide a complement to existing alternative allocations.  The Fund operates as a “fund of funds” whereby the Fund allocates substantially all of its assets among multiple investment vehicles (“Underlying Funds”) that are managed by a select group of institutional managers (“Underlying Managers”) chosen for their expertise in implementing various strategies. The Underlying Funds will generally be private investment funds that are not registered under the Investment Company Act.

The Fund allocates its assets across multiple Underlying Managers who employ three fund classifications: Return Driver, Stable Return, and Portfolio Hedge. These allocations will vary over time based on analysis of the underlying fund managers and their correlations to one another, and the Investment Manager’s assessment of the overall investment climate, but will typically be within the following expected ranges:

●	Return Driver – 40 to 50% of portfolio
●	Stable Return – 25 to 35% of portfolio

●	Portfolio Hedge – 20 – 25% of portfolio

The Return Driver portion of the portfolio will typically be comprised of long/short equity managers but may include long-only equity or other directional strategies such as credit. The Stable Return component of the portfolio will typically be comprised of multi-strategy, equity market neutral and global macro managers. The Portfolio Hedge component of the portfolio will typically be comprised of commodity trading advisor, tail risk and volatility arbitrage managers.

The Fund may add or delete categories of investment strategies employed in the Fund, and one or more of the strategies described above may not be represented in the Fund at any given time. The Investment Manager believes that, by investing in a diversified range of strategies, the Fund will be less exposed to the risks and volatility that may be associated with investing in any individual strategy. Moreover, by investing through multiple Underlying Managers, the Fund will afford investors access to the specialized skills and expertise of the managers, while at the same time lessening for investors the risks and volatility that may be associated with investing through any single investment manager.

Underlying Managers are permitted to invest in a wide range of instruments and markets on a worldwide basis. However, Underlying Managers have complete discretion to make investments for their respective Underlying Funds consistent with the relevant investment advisory agreements, limited partnership agreements, memorandums and articles of association or other governing documents. Such agreements and governing documents generally allow the Underlying Managers to change the kinds of investments they make and their techniques for making investments if they believe that such changes are appropriate in view of the relevant investment objectives and the then-current or expected market, business or economic conditions.

The Fund will generally allocate more than 80% of its assets to Underlying Managers. However, to manage the Fund’s liquidity, the Fund may also invest in a variety of liquid instruments such as cash, money market mutual funds, obligations of the U.S. Government, its agencies or instrumentalities, certificates of deposit, bankers’ acceptances and other bank obligations, commercial paper or other liquid debt securities.

Investment Process

Optima’s investment approach centers around a top-down macroeconomic, thematic view of each fund combined with bottom-up fundamental research. That research is performed by Optima’s investment and operations team and is supported by the firm’s proprietary manager analysis and research system, OPERAS (Optima Portfolio Evaluation Research & Accounting System).

Optima’s investment process is based on a rigorous team-oriented due diligence and risk management driven investment process comprised of four steps: Asset Allocation, Manager Selection, Portfolio Construction, and Risk Management:

●

Asset Allocation is a top-down process in which the team collectively develops consensus views on different market indices and asset classes to help serve as a framework for Fund positioning in line with the Fund’s investment strategy and objective.

●

Manager Selection is a bottom-up process that involves filtering through the hedge fund universe and is broken down into three stages of thorough due diligence processes. This manager selection process narrows the potential manager list at each stage until a high conviction buy list is designated and approved. The first stage involves idea generation and manager sourcing to identity potential managers. In the second stage, the research and risk management teams conduct thorough qualitative and quantitative due diligence review of the identified managers which involves multiple meetings and the preparation of a lengthy due diligence report which is presented to the investment committee. If the investment committee is in favor of moving forward, at the third stage, which involves operational and portfolio risk review, the investment team evaluates the operational infrastructure, including manager background checks, asset confirmation, review of audited financials and evaluation of the internal controls of the manager.

●

Portfolio Construction combines Asset Allocation with Manager Selection by evaluating which combinations of managers should be utilized. During this process, manager styles, correlations, volatility, upside/downside capture and other metrics are carefully analyzed to determine the appropriate risk/return level based on the specific portfolio’s objective.

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Risk Management involves ongoing communication, via telephone and onsite visits, with managers in addition to monitoring of performance, key fund changes, and risk levels across each portfolio, including leverage, liquidity, value at risk, and sector and geographic exposures to ensure proper balance and diversification.

The Investment Manager is responsible for the day-to-day management and investment of the Fund’s investment portfolio. The Investment Manager on an ongoing basis will (i) evaluate the selected Underlying Funds’ performance, (ii) allocate and reallocate the Fund’s assets among selected Underlying Funds, (iii) select different or additional Underlying Funds from time to time, and (iv) decide whether to redeem or close Underlying Funds or make partial withdrawals from others. The Investment Manager may exercise its discretion to manage a portion of Fund assets directly, and to hedge or to modify the Fund’s exposure to a particular investment or market-related risk created by an Underlying Manager, to invest the Fund’s assets pending allocation to an Underlying Manager, or to establish positions in securities and strategies it deems appropriate for meeting the Fund’s investment objectives.

               Leverage

Underlying Managers may leverage their trading (and in certain cases, at significant levels) through borrowings from banks and other lenders to leverage investments, utilize futures, forwards, swaps and other derivatives to acquire leverage, finance investments through repurchase agreements, total return swaps and options and trade securities and derivatives on margin.

As of the date of this Memorandum, the Fund does not intend to employ leverage in its investment activities, but this may change over time. However, in the future the Fund may leverage the Fund’s investment in the Underlying Funds by borrowing. The Fund will only borrow money for bridge financing purposes, i.e., to make investments prior to the receipt of subscriptions or proceeds from redeemed investments. The Fund does not expect bridge financing to be open more than 120 days. Such borrowing and use of leverage will be limited to 33% of the Fund’s assets, although the Investment Manager intends to maintain the Fund’s margin debt level below this maximum amount. The use of leverage increases risk and generates interest expense, but also may increase the investment return.  For example, when the Fund is leveraged, a small increase or decrease in the value of the Fund’s investments will result in a larger increase or decrease, respectively, in the net asset value of the Fund’s investments than would otherwise be the case.

No Restrictions on Investment Strategies

The foregoing description represents a general summary of the Investment Manager’s current approach to the Fund’s portfolio construction. Over time, markets change and the Investment Manager will seek to capitalize on attractive opportunities wherever they might be. Depending on conditions and trends in securities markets and the economy generally, the Investment Manager may pursue other objectives or employ other strategies or techniques that it considers appropriate and in the best interest of the Fund.

PRINCIPAL RISK FACTORS

All investments carry risks to some degree. The Fund cannot guarantee that its investment objective will be achieved or that its strategy of investing in the Underlying Funds will be successful. An investment in the Fund involves substantial risks, including the risk that the entire amount invested may be lost. The Fund allocates its assets to Underlying Managers and invests in Underlying Funds that invest in and actively trade securities and other financial instruments using a variety of strategies and investment techniques that may involve significant risks. Various other types of risks are also associated with investments in the Fund, including risks relating to the fund of funds structure of the Fund, risks relating to compensation arrangements and risks relating to the limited liquidity of the Shares.

GENERAL RISKS

LIMITED OPERATING HISTORY.  The Fund was organized on May 12, 2021. It had not yet commenced operations as of the date of this Memorandum and has no operating history. The Fund may not succeed in meeting its investment objectives, and its NAV may decrease. As a new fund, there is no assurance that the Fund will grow or maintain economically viable size, which may result in increased Fund expenses or a determination to liquidate the Fund.

REPURCHASE OFFERS; LIMITED LIQUIDITY.  Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Shares at their net asset value (after all applicable fees), in normal market circumstances, the Fund will conduct repurchase offers of approximately between 5% and 25% of the Fund’s net assets generally quarterly on or about March 31, June 30, September 30, and December 31 of each year. Shares are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies. It is possible that the Fund may be unable to repurchase all of the Shares that an investor tenders due to the illiquidity of the Fund investments or if the Shareholders request the Fund to repurchase more Shares than the Fund is then offering to repurchase. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each Shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased. The decision to offer to repurchase Shares is in the complete and absolute discretion of the Board and the Board may, under certain circumstances, elect not to offer to repurchase Shares.

Shares in the Fund provide limited liquidity since Shareholders will not be able to redeem Shares on a daily basis. A Shareholder may not be able to tender its Shares in the Fund promptly after it has made a decision to do so. In addition, with very limited exceptions, Shares are not transferable, and liquidity will be provided only through repurchase offers made quarterly by the Fund. Shares in the Fund are therefore suitable only for investors who can bear the risks associated with the limited liquidity of Shares and should be viewed as a long-term investment.

The Fund’s repurchase policy will have the effect of decreasing the size of the Fund over time from what it otherwise would have been. Such a decrease may therefore force the Fund to sell assets it would not otherwise sell. It may also reduce the investment opportunities available to it and cause its expense ratio to increase.

Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Investment Manager would otherwise want, potentially resulting in losses, and may increase the Fund’s portfolio turnover, subject to such policies as may be established by the Board in an attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Shares.

If a Shareholder tenders all of its Shares (or a portion of its Shares) in connection with a repurchase offer made by the Fund, that tender may not be rescinded by the Shareholder after the date on which the repurchase offer terminates. However, although the amount payable to the Shareholder will be based on the value of the Fund’s assets as of the repurchase date, the value of Shares that are tendered by Shareholders generally will not be determined until approximately thirty (30) days after the repurchase date. Thus, a Shareholder will not know its repurchase price until after it has irrevocably tendered its Shares.

LARGE SHAREHOLDER TRANSACTIONS RISK. Shares of the Fund may be offered to certain other investment companies, large retirement plans and other large investors such as advisory firms that exercise control over a large number of individual investor accounts. As a result, the Fund is subject to the risk that those shareholders may purchase or redeem a large amount of shares of the Fund. To satisfy such large shareholder redemptions, the Fund may have to sell all or a portion of its holdings in Underlying Funds at times when it would not otherwise do so, which may negatively impact the Fund’s NAV and liquidity. In addition, large purchases of Fund shares could adversely affect the Fund’s performance to the extent that the Fund does not immediately invest cash it receives in Underlying Funds and therefore holds more cash than it ordinarily would. Large shareholder activity could also generate increased transaction costs and cause adverse tax consequences.

BORROWING, USE OF LEVERAGE. The Fund will only borrow money for bridge financing purposes, i.e., to make investments prior to the receipt of subscriptions or proceeds from redeemed investments. The Fund does not expect bridge financing to be open more than 120 days. The Fund is subject to the Investment Company Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This means that at any given time the value of the Fund’s total indebtedness may not exceed one-third the value of its total assets (including such indebtedness). The interests of persons with whom the Fund enters into leverage arrangements will not necessarily be aligned with the interests of the Fund’s Shareholders and such persons will have claims on the Fund’s assets that are senior to those of the Fund’s Shareholders. Underlying Funds may leverage their investments by “borrowing.” The use of leverage increases both risk of loss and profit potential. The Underlying Managers may cause the Underlying Funds to use various methods to leverage investments, including (i) borrowing, (ii) swap agreements or other derivative instruments, (iii) use of short sales, or (iv) a combination of these methods. The Fund expects that under normal business conditions Underlying Funds will utilize a combination of the leverage methods described above.

MULTI-MANAGER RISK. Fund performance is dependent upon the success of the Investment Manager in implementing the Fund’s investment strategies in pursuit of its investment objective. To a significant extent, the Fund’s performance will depend on the success of the Investment Manager’s methodology in allocating the Fund’s assets to the Underlying Managers and its selection and oversight of the Underlying Funds The Underlying Funds selected by the Investment Manager may underperform the market generally or other investment vehicles that could have been selected for the Fund. The Underlying Managers’ investment styles may not always be complementary, which could adversely affect the performance of the Fund. Because each Underlying Manager makes investment decisions independently, it is possible that one or more Underlying Managers may, at any time, take positions that may be opposite of positions taken by other Underlying Managers. In such cases, the Fund will indirectly incur brokerage and other transaction costs without accomplishing any net investment results. The Underlying Funds also may be competing with one another for similar positions at the same time, which could have the result of increasing a security’s cost. The multi-manager approach could increase the Fund’s portfolio turnover rates, which may result in higher levels of realized capital gains or losses with respect to the Fund’s portfolio securities, and higher broker commissions and other transaction costs.

Non-Diversified Status. The Fund is a “non-diversified” management investment company.  Thus, there are no percentage limitations imposed by the Investment Company Act on the Fund’s assets that may be invested, directly or indirectly, in the securities of any one issuer. Consequently, if one or more securities are allocated a relatively large percentage of the Fund’s assets, losses suffered by such securities could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of securities. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company.

LEGAL, TAX AND REGULATORY.  Legal, tax and regulatory changes could occur that may materially adversely affect the Fund. For example, the regulatory and tax environment for derivative instruments in which the Fund may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Fund and the ability of the Fund or the Underlying Managers to pursue its trading strategies. Similarly, the regulatory environment for leveraged investors is evolving, and changes in the direct or indirect regulation of leveraged investors may materially adversely affect the ability of the Fund or the Underlying Managers to pursue its investment objectives or strategies. Increased regulatory oversight and other legislation or regulation could result. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Fund and/or limit potential investment strategies that would have otherwise been used by the Fund in order to seek to obtain higher returns.

As of the date of this Memorandum, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably with respect to U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund and its investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Fund or its Underlying Funds invest could have a material effect on the tax consequences to the shareholders. In the event of any such change in law, each shareholder is urged to consult its own tax advisers.

As of the date hereof, there is uncertainty with respect to legislation, regulation and government policy at the federal, state and local levels, notably as respects U.S. trade, tax, healthcare, immigration, foreign and government regulatory policy. To the extent the U.S. Congress or presidential administration implements additional changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, healthcare, tax rates, the U.S. regulatory environment and inflation, among other areas. Until any additional policy changes are finalized, it cannot be known whether the Fund or their investments or future investments may be positively or negatively affected, or the impact of continuing uncertainty. Each prospective investor should also be aware that developments in the tax laws of the United States or other jurisdictions where the Fund or its Underlying Funds invest could have a material effect on the tax consequences to the shareholders. In the event of any such change in law, each Shareholder is urged to consult its own tax advisers.

PORTFOLIO TURNOVER.   The Fund or the Underlying Managers may sell securities without regard to the length of time they have been held to take advantage of new investment opportunities, when the Investment Manager or an Underlying Manager feels either the securities no longer meet its investment criteria or the potential for capital appreciation has lessened, or for other reasons. The Fund’s portfolio turnover rate may vary from year to year. A high portfolio turnover rate (100% or more) increases the Fund’s or an Underlying Manager’s transaction costs (including brokerage commissions and dealer costs), which would adversely impact the Fund’s performance. Higher portfolio turnover may result in the realization of more short-term capital gains than if the Fund had lower portfolio turnover.  The turnover rate will not be a limiting factor, however, if the Investment Manager or the Underlying Managers considers portfolio changes appropriate.

Risk Management; Value-at-Risk Model.  Generally, the Investment Manager will seek to measure, monitor and control aggregate risk in the Fund’s portfolio using mathematical models and other analytical tools and methodologies. Certain of these models, tools and methodologies are proprietary to the Investment Manager and its affiliates, and any of them may be changed, supplemented or eliminated at any time. There can be no assurance that the Investment Manager’s measurement of the aggregate amount of risk assumed by the Fund will be accurate. The models, tools and methodologies used to measure risk do not take into account all contingencies that might affect the value of the Fund’s assets, but rather take into account broad categories of risk, such as exposure to interest rates, volatility, mortgage prepayments and credit spreads. Mathematical models are designed to function within specified parameters set by their designers and operators and include assumptions with respect to the likelihood and relevance of the occurrence of certain events. Actual events may occur that earlier were determined by the designer or operator to be so remotely contingent that the risk they represent should be discounted to zero for purposes of the model.  Similarly, movements in certain categories of risks may exceed the parameters contemplated by the model. Miscalibration by the Investment Manager of the parameters and assumptions built into the model may cause the model to fail to predict actual events. Consequently, losses could exceed the measure of value at risk predicted by these models, tools, and methodologies.

NON-QUALIFICATION AS A REGULATED INVESTMENT COMPANY. If for any taxable year the Fund were to fail to qualify as a regulated investment company under Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended (the “Code”), all of its taxable income would be subject to tax at regular corporate rates without any deduction for distributions. To qualify as a regulated investment company, the Fund must meet three numerical requirements each year regarding (i) the diversification of the assets it holds, (ii) the income it earns, and (iii) the amount of taxable income that it distributes to shareholders. These requirements and certain additional tax risks associated with investments in the Fund are discussed in “TAXES” in this Memorandum.

CYBERSECURITY RISK. Cybersecurity refers to the combination of technologies, processes and procedures established to protect information technology systems and data from unauthorized access, attack or damage. The Fund and its affiliates and third-party service providers are subject to cybersecurity risks. Cybersecurity risks have significantly increased in recent years and the Fund could suffer such losses in the future. The Fund and its affiliates’ and third-party service providers’ computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. In addition, the Fund and the Investment Manager have limited ability to prevent or mitigate cybersecurity incidents affecting third-party service providers. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, computer systems and networks, or otherwise cause interruptions or malfunctions in the Fund’s operations or the operations of their respective affiliates and third-party service providers. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect the Fund’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In addition, the Fund may be required to expend significant additional resources to modify the Fund’s protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks.

SPECIAL RISKS OF FUND OF FUNDS STRUCTURE

NO REGISTRATION. Underlying Funds generally will not be registered as investment companies under the Investment Company Act. Accordingly, the provisions of the Investment Company Act, which, among other things, require investment companies to have securities held in custody at all times in segregated accounts and regulate the relationship between the investment company and its asset management, are not applicable to an investment in the Underlying Funds. In addition, Underlying Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Investment Manager to monitor whether holdings of the Underlying Funds cause the Fund to be above specified levels of ownership in certain investment strategies. Although the Fund expects to receive information from each Underlying Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information. An Underlying Manager may use proprietary investment strategies that are not fully disclosed to its investors and may involve risks under some market conditions that are not anticipated by the Fund. In addition, while many Underlying Managers will register with the SEC and state agencies as a result of developments in certain laws, rules and regulations, some Underlying Managers may still be exempt from registration. In such cases, these Underlying Managers will not be subject to various disclosure requirements and rules that would apply to registered investment advisers. Similarly, while many Underlying Managers will register as commodity pool operators under the Commodity Exchange Act, other Underlying Managers will be exempt from registration and will not be subject to various disclosure requirements and rules that would apply to registered commodity pool operators.

MULTIPLE LEVELS OF FEES AND EXPENSES. Although in many cases investor access to the Underlying Funds may be limited or unavailable, an investor who meets the conditions imposed by an Underlying Fund may be able to invest directly with the Underlying Fund. By investing in Underlying Funds indirectly through the Fund, the investor bears asset-based fees. Moreover, investors in the Fund bear a proportionate share of the fees and expenses of the Fund (including organizational and offering expenses not paid by the Investment Manager, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Underlying Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in an Underlying Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

LACK OF OPERATING HISTORY OF UNDERLYING FUNDS. Certain Underlying Funds may be newly formed entities that have no operating histories. In such cases, the Investment Manager may evaluate the past investment performance of the applicable Underlying Managers or of their personnel. However, this past investment performance may not be indicative of the future results of an investment in an Underlying Fund. Although the Investment Manager and its affiliates and their personnel have experience evaluating the performance of alternative asset managers and providing manager selection and asset allocation services to clients, the Fund’s investment programs should be evaluated on the basis that there can be no assurance that the Investment Manager’s assessments of Underlying Managers, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate. Thus, the Fund may not achieve its investment objective and its NAV may decrease.

UNDERLYING MANAGERS INVEST INDEPENDENTLY. The Underlying Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Underlying Funds do, in fact, hold such positions, the Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. Furthermore, it is possible that from time to time, various Underlying Funds selected by the Investment Manager may be competing with each other for the same positions in one or more markets. In any such situations, the Fund could indirectly incur certain transaction costs without accomplishing any net investment result.

INDUSTRY CONCENTRATION RISK. Underlying Funds generally are not subject to industry concentration restrictions on their investments and, in some cases, may invest 25% or more of the value of their total assets in a single industry or group of related industries. Although the Fund does not believe it is likely to occur given the nature of its investment program, it is possible that, at any given time, the assets of Underlying Funds in which the Fund has invested will, in the aggregate, be invested in a single industry or group of related industries constituting 25% or more of the value of their combined total assets. However, because these circumstances may arise, the Fund is subject to greater investment risk to the extent that a significant portion of its assets may at times be invested, through investments the Fund makes in the Underlying Funds, in the securities of issuers engaged in similar businesses that are likely to be affected by the same market conditions and other industry-specific risk factors. Underlying Funds are not generally required to provide current information regarding their investments to their investors (including the Fund). Thus, the Fund and the Investment Manager may not be able to determine at any given time the extent to which Underlying Funds, in the aggregate, may have invested 25% or more of their combined assets in any particular industry. However, the Fund will not invest 25% or more of its assets in an Underlying Fund that it knows concentrates its assets in a single industry.

LIQUIDITY CONSTRAINTS OF UNDERLYING FUNDS. Since the Fund may make additional investments in or affect withdrawals from an Underlying Fund only at certain times pursuant to limitations set forth in the governing documents of the Underlying Fund, the Fund from time to time may have to invest a greater portion of its assets temporarily in money market securities than it otherwise might wish to invest and may have to borrow money to repurchase Shares. The redemption or withdrawal provisions regarding the Underlying Funds vary from fund to fund. Therefore, the Fund may not be able to withdraw its investment in an Underlying Fund promptly after it has made a decision to do so. Some Underlying Funds may impose early redemption fees while others may not. This may adversely affect the Fund’s investment return or increase the Fund’s expenses and limit the Fund’s ability to make offers to repurchase Shares from Shareholders.

Underlying Funds may be permitted to redeem their interests in-kind. Thus, upon the Fund’s withdrawal of all or a portion of its interest in an Underlying Fund, it may receive securities that are illiquid or difficult to value. See “CALCULATION OF NET ASSET VALUE.” In these circumstances, the Investment Manager does not intend to distribute securities to Shareholders and therefore would seek to dispose of these securities in a manner that is in the best interests of the Fund.

Limitations on the Fund’s ability to withdraw its assets from Underlying Funds may, as a result, limit the Fund’s ability to repurchase Shares. For example, many Underlying Funds may impose lock-up periods prior to allowing withdrawals, which can be two years or longer from the date of the Fund’s investment. After expiration of the lock-up period, withdrawals may be permitted only on a limited basis, such as semi-annually or annually. Because the primary source of funds to repurchase Shares will be withdrawals from Underlying Funds, the application of these lock-ups and other withdrawal limitations, such as gates or suspension provisions, will significantly limit the Fund’s ability to tender its Shares for repurchase.

VALUATION OF UNDERLYING FUNDS. The valuation of the Fund’s investments in Underlying Funds is ordinarily determined based upon valuations calculated by the Administrator, in accordance with valuation procedures approved by the Board and based on information provided by the Underlying Funds or their respective administrators. Although the Investment Manager reviews the valuation procedures used by all Underlying Managers, neither the Investment Manager nor the Administrator can confirm or review the accuracy of valuations provided by Underlying Funds or their administrators. An Underlying Manager may face a conflict of interest in valuing such securities since their values will affect the Underlying Manager’s compensation.

If an Underlying Manager’s valuations are consistently delayed or inaccurate, the Investment Manager generally will consider whether the Underlying Fund continues to be an appropriate investment for the Fund. The Fund may be unable to sell interests in such an Underlying Fund quickly, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, such interests would continue to be valued without the benefit of the Underlying Manager’s valuations, and the Investment Manager may determine to discount the value of the interests or value them at zero, if deemed to be the fair value of such holding. Revisions to the Fund’s gain and loss calculations will be an ongoing process, and no appreciation or depreciation figure can be considered final until the annual audits of Underlying Funds are completed. Promoting transparency and receiving necessary information from Underlying Funds may possibly be an impediment to monitoring the performance of Underlying Funds on a regular basis.

HIGH PORTFOLIO TURNOVER. The Fund’s activities involve investment in the Underlying Funds, which may invest on the basis of short-term market considerations. The turnover rate within the Underlying Funds may be significant, potentially involving negative tax implications and substantial brokerage commissions, and fees. The Fund will have no control over this turnover. It is anticipated that the Fund’s income and gains, if any, will be primarily derived from ordinary income. In addition, the withdrawal of the Fund from an Underlying Fund could involve expenses to the Fund under the terms of the Fund’s investment.

INDEMNIFICATION OF UNDERLYING FUNDS. The Underlying Managers often have broad indemnification rights and limitations on liability. The Fund may also agree to indemnify certain of the Underlying Funds and, subject to certain limitations imposed by the Investment Company Act and the Securities Act, their Underlying Managers from any liability, damage, cost, or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the shares of the Underlying Funds.

INVESTMENTS IN NON-VOTING SECURITIES. In order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions, the Fund intends to own less than 5% of the voting securities of each Underlying Fund. This limitation on owning voting securities is intended to ensure that an Underlying Fund is not deemed an “affiliated person” of the Fund for purposes of the Investment Company Act, which may, among other things, potentially impose limits on transactions with the Underlying Funds, both by the Fund and other clients of the Investment Manager. To limit its voting interest in certain Underlying Funds, the Fund may enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Underlying Fund. Other accounts managed by the Investment Manager may also waive their voting rights in a particular Underlying Fund (for example, to facilitate investment in small Underlying Funds determined to be attractive by the Investment Manager). Subject to the oversight of the Board, the Investment Manager will decide whether to waive such voting rights and, in making these decisions, will consider the amounts (if any) invested by the Fund and its other clients in the particular Underlying Fund. Rights may not be waived or contractually limited for an Underlying Fund that does not provide an ongoing ability for follow-on investment, such as an Underlying Fund having a single initial funding, closing or commitment, after which no new investment typically would occur. These voting waiver arrangements may increase the ability of the Fund and other clients of the Investment Manager to invest in certain Underlying Funds. However, to the extent the Fund contractually forgoes the right to vote the securities of an Underlying Fund, the Fund will not be able to vote on matters that require the approval of the interest holders of the Underlying Fund, including matters adverse to the Fund’s interests.

Although the Fund may hold non-voting interests, the Investment Company Act and the rules and regulations thereunder may nevertheless require the Fund to limit its position in any one Underlying Fund in accordance with applicable regulatory requirements, as may be determined by the Fund in consultation with counsel. These restrictions could change from time to time as applicable rules or interpretations thereof are modified. There are also other statutory tests of affiliation (such as on the basis of control), and, therefore, the prohibitions of the Investment Company Act with respect to affiliated transactions could apply in some situations where the Fund owns less than 5% of the voting securities of an Underlying Fund. In these circumstances, transactions between the Fund and an Underlying Fund may, among other things, potentially be subject to the prohibitions relating to affiliates of Section 17 of the Investment Company Act notwithstanding that the Fund has entered into a voting waiver arrangement.

CONTROL OVER UNDERLYING MANAGERS. The Fund will invest in Underlying Funds that it believes will generally, and in the aggregate, be managed in a manner consistent with the Fund’s investment objective and strategy. The Investment Manager will not have any control over the Underlying Managers, thus there can be no assurances that an Underlying Manager will manage its Underlying Funds in a manner consistent with the Fund’s investment objective.

INVESTMENT-RELATED RISKS

GENERAL INVESTMENT-RELATED RISKS

GENERAL ECONOMIC AND MARKET CONDITIONS.  The success of the Fund’s investment program may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of investments held by the Fund. Unexpected volatility or illiquidity could impair the Fund’s profitability or result in losses.

The Fund and Underlying Funds may invest directly or indirectly from time to time in European companies and assets, including investments located in the United Kingdom (“UK”). In June 2016, the UK approved a referendum to leave the European Union (“EU”). The withdrawal, known colloquially as "Brexit", was agreed to and ratified by the UK Parliament, and the UK left the EU on January 31, 2020. The UK began a transition period in which to negotiate a new trading relationship for goods and services that ended on December 31, 2020. On January 1, 2021, the UK left the EU Single Market and Customs Union, as well as all EU policies and international agreements. On December 24, 2020, the UK and EU agreed to a trade deal with no tariffs or quotas on products, regulatory and customs cooperation mechanisms as well as provisions ensuring a level playing field for open and fair competition. In March 2021, the UK and EU put in place a regulatory dialogue on financial systems based on a separate memorandum of understanding. Since the referendum, there have been periods of significant volatility in the global stock markets and currency exchange rates, as well as challenging market conditions in the UK. At this time, the impact that the trade deal and any future agreements on services, particularly financial services, will have on the Fund and Underlying Funds cannot be predicted, and it is possible that the new terms may adversely affect the Fund.

HIGHLY VOLATILE MARKETS.  The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forwards, futures and other derivative contracts in which the Fund may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. The Fund is also subject to the risk of the failure of any exchanges on which its positions trade or of the clearinghouses for those exchanges.

Concentration and Non-Diversification of Investments. The Fund intends to invest in a limited number of Underlying Funds that have overlapping or similar strategies. This risk of concentration is heightened by the fact that, to the extent the Investment Manager decides to reallocate the Fund’s capital among existing or new investments, such a reallocation might not be feasible for several months until withdrawals and contributions are permitted by the Underlying Funds.

Trading of Other Market Participants. The Fund’s trading activities (through the Underlying Funds) and, therefore, its profitability, are affected by the trading activities of other market participants. In particular, other market participants may develop (or have already developed) statistical models or trading strategies that have similarities to those used by the Underlying Funds, which could in turn lead to correlation in trading between the Fund and those other market participants. Any such correlation can negatively impact the profitability of the Underlying Fund’s models, particularly when any of these market participants unwind, or partially unwind, their portfolios, as happens from time to time, including during periods of market turmoil.

Failure to Obtain Prompt Executions of UNDERLYING FUNDS’ Orders. The success of the Underlying Funds’ trading strategies depends on their ability to implement the trading signals generated by their models through prompt executions of orders. If the Fund (through the Underlying Funds) is unable to obtain prompt executions at desired prices, the Fund’s performance may be adversely affected.

Epidemics and Pandemics.  Many countries have been susceptible to epidemics, such as severe acute respiratory syndrome, avian flu, H1N1/09 flu and, currently, an infectious respiratory illness caused by a novel strain of coronavirus (known as COVID-19), which the World Health Organization has declared to be a pandemic. The epidemic or pandemic outbreak of an infectious disease in a country or region of the world or globally, together with any resulting restrictions on travel, transportation, or production of goods or quarantines imposed, could have a negative impact on the national, regional, or global economy and business activity in any of the countries in which the Fund may invest and thereby adversely affect the performance of the Fund’s investments. While the economic impact of the ongoing global outbreak of the COVID-19 is presently uncertain, such outbreak and any future outbreak of an infectious disease or any other serious public health concern in a country, region, or globally could materially harm the Fund’s investments.

Specifically, a continued escalation in COVID-19 outbreak could see a continual decline in global economic growth (some economists have warned that global economic growth could be cut by more than half and that countries and the global economy could be plunged into recession). In addition, COVID-19 has led to significant volatility in the global financial markets and COVID-19 and any future outbreak of an infectious disease or any other serious public health concern may lead to additional volatility and illiquidity of the Fund’s investments. Additionally, COVID-19 could lead to the imposition of emergency or extraordinary regulatory restrictions on markets and trading activities, which could materially harm the Fund’s investments. Although vaccines for COVID-19 are becoming more widely available, the duration of the COVID-19 outbreak and its full impacts are also unknown and the pace of recovery may vary from market to market, resulting in a high degree of uncertainty for potentially extended periods of time, especially in certain sectors in which the Fund may make investments. Furthermore, COVID-19 and any future outbreak of an infectious disease or any other serious public health concern may lead to significant interruption in normal business activity of the Investment Manager and the Fund’s other service providers, which could negatively affect the performance of the Fund. See also “FINANCIAL MARKET DISLOCATION” below.

Financial Market Dislocation.  U.S. and other financial markets around the world and their participants, including the Underlying Funds and the financial intermediaries through which the Underlying Funds clear or execute their transactions and other financial institutions with which the Underlying Funds have contractual relationships in connection with the financial instruments they trade, can be adversely affected by unusual market turmoil such as the upheaval in the global financial markets that occurred in 2008 and subsequent years including in 2020 during the ongoing COVID-19 pandemic. The occurrence of such upheavals is unpredictable, as are the market, legal, regulatory, reputational, and other consequences they might have, but if they do occur, they are likely to have an adverse effect on the business of the Underlying Funds (and, in turn, the Fund; restrict the ability of the Underlying Funds to acquire, sell, or liquidate financial instruments at favorable times and/or prices and, therefore, restrict the ability of the Fund to generate cash to fulfill redemption requests; restrict the Underlying Fund’s investment and trading activities; and therefore impede the Underlying Fund’s (and, in turn, the Fund’s) ability to achieve its investment objectives.

PRICE VOLATILITY OF Financial Instruments. The prices of financial instruments and derivatives thereon are subject to unpredictable changes, which can be rapid and substantial. Such changes may result from, among other things, changing supply and demand relationships, changes in interest rates and stock-loan availability, currency fluctuations, and government, trade, fiscal, and economic policies, and other world events, including, without limitation, the outbreak of epidemics or pandemics, natural disasters, terrorist attacks or military conflicts. Governments from time to time intervene, directly and through regulation, in certain markets, often with the intent to influence prices directly. For example, in response to market conditions resulting from the COVID-19 pandemic, various international regulators have recently imposed limits or prohibitions on engaging in short sales, which in turn can impede the Underlying Funds from being able to fully execute their trading strategies. Additionally, governments can for example close their markets or limit their hours of trading. See, e.g., “Financial Market Dislocation May Have Negative Investment and Trading Consequences” and “Epidemics and Pandemics Present Additional Risks” above and “Applicable Law and Governmental Actions Can Adversely Affect the Fund” below.

FINANCIAL CONDITION OF Financial Intermediaries. The Underlying Fund’s financial intermediaries may encounter financial difficulties that could impair the Underlying Fund’s operational capabilities or capital positions. Events in the financial markets during and after the 2008 global financial crisis have demonstrated that the creditworthiness of even established financial institutions can change rapidly for the worse. In the event that one of the Underlying Fund’s financial intermediaries becomes insolvent or bankrupt, the Underlying Fund (and, in turn, the Fund) may be subject to various risks of loss, the nature of which will vary depending on the role played by the financial intermediary with respect to the Underlying Fund, which may include, without limitation, acting as a prime broker, a futures commission merchant, and/or a swap counterparty. The adverse consequences for the Underlying Fund of the financial deterioration of a financial intermediary may be more severe if the Underlying Fund has multiple relationships with the financial intermediary, in which the financial intermediary is acting in one or more of the capacities described above. This risk is magnified to the extent that the Underlying Fund deals with a financial intermediary and one or more of its affiliates, with multiple affiliates acting in different capacities vis-a-vis the Underlying Fund. An additional layer of complexity is added if the various relationships involve multiple products with different insolvency treatments or service providers and counterparties in non-U.S. jurisdictions.  Multiple relationships can make it more difficult for the Underlying Fund to recover assets from or assert claims against the financial intermediary and its affiliates, particularly when the Underlying Fund has granted cross-liens on its assets to the financial intermediary and its affiliates or has permitted its assets to be custodied by affiliates or agents of its financial intermediaries, or the affiliated financial intermediaries all have the ability to net or set off obligations due to the Underlying Fund. Similarly, opportunities for the Underlying Fund to net and set off obligations may be limited when the obligations are owed to and from different legal entities in the financial intermediary group.

When a financial intermediary acts in the capacity of a securities or futures broker or custodian and such financial intermediary becomes insolvent or bankrupt, there can be no guarantee that the assets of the financial intermediary (including, if relevant, customer property held pursuant to applicable law) will be sufficient to satisfy all creditor claims, including those of the Underlying Funds. Even if the Underlying Funds do not lose the assets on deposit with such financial intermediary, the Underlying Fund could incur market losses as a result of financial difficulties at such institutions (including but not limited to situations in which the Underlying Fund may be unable to gain access to the assets of the Underlying Fund and/or execute transactions through its financial intermediaries). In addition, non-U.S. financial intermediaries with which the Underlying Fund may deal may be subject to bankruptcy or other regulatory regimes different from those applicable to U.S. financial intermediaries, and in doing business with such non-U.S. financial intermediaries, the Underlying Fund may not be afforded certain of the protective measures provided by U.S. laws and regulations (e.g., the U.S. Bankruptcy Code and the U.S. Securities Investor Protection Act of 1970).

Long Holding Periods.  The Underlying Fund’s portfolio may be exposed for long periods of time to market risks with respect to particular positions held. Given that market movements may be more difficult to predict over the long term than in the short term, these long holding periods may exacerbate the potential risk of loss.

Applicable Law and Governmental Actions. Changes in existing law and governmental regulations with respect to the Fund, the financial instruments in which it invests and trades, the taxation of its revenue, or the markets in which it operates can adversely affect the Fund’s returns and/or its ability to conduct its business as described in this Memorandum. For example, in response to volatile markets, a number of European regulators have recently imposed limits or prohibitions on engaging in short sales, which in turn can impede the Underlying Funds from being able to fully execute their trading strategies. Adverse effects also could result from new or changed interpretations of existing laws and regulations that might make the Fund or the Underlying Funds targets of regulatory suits or proceedings. Such changes and developments are beyond the Fund’s or Underlying Funds’ control, and can occur relatively quickly. However, governmental changes also may be viewed positively by investors because they may provide additional investor protections.

Instances of such changes and developments have proliferated since the 2008 global financial crisis as lawmakers and regulators around the globe have adopted and promulgated laws and regulations that provide additional oversight of financial markets. These include more stringent registration and disclosure requirements and other heightened oversight requirements for private investment funds and their advisers; additional or increased restrictions with respect to certain trading techniques and related financial instruments (e.g., short sale restrictions, clearing and trading of OTC derivatives, and enhanced speculative position limits); potential changes in the tax treatment of U.S. and non-U.S. investment vehicles and their advisers; the creation of a single systemic risk regulator with regulatory oversight and authority over substantially the entire U.S. financial system; and other substantial changes to the broader legal and regulatory framework in which such funds operate. Many of these changes are found in the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). While many provisions of the Dodd-Frank Act have become effective, some important implementing rules and regulations (including many rules and regulations relating to security-based derivatives) have not yet been finalized or become effective, so the full impact of those provisions on the Fund is not yet known. The regulation of private investment vehicles and their transactions also is subject to future modification by further legislative, executive, or regulatory action as well as judicial review. The cost and degree of difficulty in complying with changed laws and regulations have been exacerbated in some cases by a lack of cross-border cooperation that results in the regulation of the same conduct in different ways in different jurisdictions.

In addition, federal, state, local, or foreign regulations may impose reporting or other disclosure requirements requiring information relating to, among other things, type of security, position size, or issuers in particular industries. These requirements may impose an additional, potentially onerous, administrative burden on the Underlying Funds and/or may require the disclosure of confidential information about the Underlying Funds. This could lead the Underlying Funds to initiate certain types of holding limits in its trading and/or to reduce the size of certain of their positions, which actions it would not take absent the need to comply with these regulations.

Additionally, on October 28, 2020, the SEC adopted Rule 18f-4 under the Investment Company Act relating to a registered investment company’s use of derivatives and related instruments. Rule 18f-4 under the Investment Company Act may require the Fund to observe more stringent asset coverage and related requirements than were previously imposed by the Investment Company Act, which could adversely affect the value or performance of the Fund. Limits or restrictions applicable to the counterparties or issuers, as applicable, with which the Fund may engage in derivative transactions could also limit or prevent the Fund from using certain instruments.

RISKS OF SECURITIES ACTIVITIES OF THE FUND AND UNDERLYING MANAGERS.  The Fund and the Underlying Managers will invest and trade in a variety of different securities, and utilize a variety of investment instruments and techniques. Each security and each instrument and technique involves the risk of loss of capital. While the Investment Manager will attempt to moderate these risks, there can be no assurance that the Fund’s investment activities will be successful or that the Shareholders will not suffer losses.

ALTERNATIVE INVESTMENTS RISK. Alternative investments provide limited liquidity and include, among other things, the risks inherent in investing in securities, futures, commodities and derivatives, using leverage and engaging in short sales. An investment in alternative investment products is speculative, involves substantial risks, and should not constitute a complete investment program.

ASSET ALLOCATION RISK. The Fund’s investment performance depends, at least in part, on how its assets are allocated and reallocated among asset classes and strategies. Such allocation could result in the Fund holding asset classes or investments that perform poorly or underperform other asset classes, strategies or available investments.

               COUNTERPARTY CREDIT RISK. Many of the markets in which the Fund effects its transactions are “over the counter” or “inter-dealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange based” markets. To the extent the Fund invests in swaps, derivative or synthetic instruments, or other over the counter transactions, on these markets, the Fund is assuming a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those associated with transactions effected on an exchange, which generally are backed by clearing organization guarantees, daily marking to market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes the Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Fund to suffer a loss. Such counterparty risk is accentuated in the case of contracts with longer maturities where events may intervene to prevent settlement, or where the Fund has concentrated its transactions with a single or small group of counterparties. The Fund is not restricted from dealing with any particular counterparty or from concentrating its investments with one counterparty. The ability of the Fund to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties’ financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Fund.

FRAUD RISK. Of paramount concern in loan investments is the possibility of material misrepresentation or omission on the part of the borrower or loan seller. Such inaccuracy or incompleteness may adversely affect the valuation of the collateral underlying the loans or may adversely affect the ability of the Fund to perfect or effectuate a lien on the collateral securing the loan. The Fund will rely upon the accuracy and completeness of representations made by borrowers to the extent reasonable, but cannot guarantee such accuracy or completeness.

Investment Strategy-SPECIFIC INVESTMENT-RELATED RISKS

In addition to the risks generally described in this Memorandum and the SAI, the following are some of the specific risks associated with the styles of investing which may be utilized by one or more Underlying Managers and the types of investments in which the Fund anticipates the Underlying Funds will include in their portfolio holdings:

Merger Arbitrage and Special Situations. Merger arbitrage and special situation strategies involve the purchase and sale of securities of companies involved in corporate reorganizations and business combinations, such as mergers, exchange offers, cash tender offers, spin-offs, leveraged buy-outs, restructurings and liquidations. Such strategies require an assessment of the likelihood of consummation of the proposed transaction, and an evaluation of the potential profits involved. If the event fails to occur or it does not have the effect foreseen, losses can result. For example, the adoption of new business strategies or completion of asset dispositions or debt reduction programs by a company may not be valued as highly by the market as the Investment Manager and/or Underlying Managers of Underlying Funds had anticipated, resulting in losses. In addition, a company may announce a plan of restructuring which promises to enhance value and fail to implement it, resulting in losses to investors. In liquidations and other forms of corporate reorganization, the risk exists that the reorganization either will be unsuccessful, will be delayed or will result in a distribution of cash or a new security, the value of which will be less than the purchase price to the Fund of the security in respect of which such distribution was made. The consummation of mergers and tender and exchange offers can be prevented or delayed by a variety of factors, including: (i) opposition of the management or stockholders of the target company, which will often result in litigation to enjoin the proposed transaction; (ii) intervention of a federal or state regulatory agency; (iii) efforts by the target company to pursue a “defensive” strategy, including a merger with, or a friendly tender offer by, a company other than the offeror; (iv) in the case of a merger, failure to obtain the necessary stockholder approvals; (v) market conditions resulting in material changes in securities prices; (vi) compliance with any applicable federal or state securities laws; and (vii) inability to obtain adequate financing.

A major stock market correction may result in the widening of arbitrage spreads generally and in the termination of some merger and acquisition (“M&A”) transactions. In the event of such a correction, to the extent the portfolios contain stock-for-stock transactions, short positions held by the Fund in acquiring companies are anticipated to provide a significant but not complete offset to the potential losses on long positions held by the Fund in target companies. A major stock market correction may also adversely affect the number and frequency of publicly announced M&A transactions available for investment by the Fund.

EQUITY SECURITIES. The Fund’s investments may include long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. The Fund also may invest in depositary receipts relating to non-U.S. securities, which are subject to the risks affecting investments in foreign issuers discussed under “NON-U.S. INVESTMENTS” below. Issuers of unsponsored depositary receipts are not obligated to disclose material information in the United States, and therefore, there may be less information available regarding such issuers. Equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced.

BONDS AND OTHER FIXED INCOME SECURITIES. The Fund may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. The Fund will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; U.S. government securities or debt securities issued or guaranteed by a non-U.S. government; municipal securities; and mortgage-backed and asset backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

LOW CREDIT QUALITY SECURITIES. The Fund is permitted to invest in particularly risky investments that also may offer the potential for correspondingly high returns. As a result, the Fund may lose all or substantially all of its investment in any particular instance. There is no minimum credit standard as a prerequisite to an investment in any security. Debt securities may be less than investment grade and may be considered to be “junk bonds” or be distressed or “special situations” with heightened risk of loss and/or liquidity. “Junk bonds” are considered by the rating agencies to be predominately speculative and may involve major risk exposures such as: (i) vulnerability to economic downturns and changes in interest rates; (ii) sensitivity to adverse economic changes and corporate developments; (iii) redemption or call provisions that may be exercised at inopportune times; and (iv) difficulty in accurately valuing or disposing of such securities. Such securities may rank junior to other outstanding securities and obligations of the issuer, all or a significant portion of whose debt securities may be secured by substantially all of the issuer’s assets. Moreover, the Fund may invest in securities that are not protected by financial covenants or limitations on additional indebtedness.

Derivative Instruments.  The Fund may use options, swaps, futures contracts, forward agreements and other derivatives contracts. The Fund’s derivative investments have risks, including the imperfect correlation between the value of such instruments and the underlying asset, rate or index, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying asset, rate or index; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative contract and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying security. Certain of the derivative investments in which the Fund may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Investment Manager and/or portfolio managers of Underlying Funds to predict pertinent market movements, which cannot be assured. In addition, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to the Fund’s derivative investments would not be available to the Fund for other investment purposes, which may result in lost opportunities for gain.

The derivative instruments and techniques that the Fund may principally use include:

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Futures. A futures contract is a standardized agreement to buy or sell a specific quantity of an underlying instrument at a specific price at a specific future time. The value of a futures contract tends to increase and decrease in tandem with the value of the underlying instrument. Depending on the terms of the particular contract, futures contracts are settled through either physical delivery of the underlying instrument on the settlement date or by payment of a cash settlement amount on the settlement date. A decision as to whether, when and how to use futures involves the exercise of skill and judgment and even a well-conceived futures transaction may be unsuccessful because of market behavior or unexpected events. In addition to the derivatives risks discussed above, the prices of futures can be highly volatile, using futures can lower total return, and the potential loss from futures can exceed the Fund’s initial investment in such contracts.

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Options. If the Fund buys an option, it buys a legal contract giving it the right to buy or sell a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium paid by the Fund. If the Fund sells an option, it sells to another person the right to buy from or sell to the Fund a specific amount of the underlying instrument or futures contract on the underlying instrument at an agreed-upon price typically in exchange for a premium received by the Fund. A decision as to whether, when and how to use options involves the exercise of skill and judgment and even a well-conceived option transaction may be unsuccessful because of market behavior or unexpected events. The prices of options can be highly volatile and the use of options can lower total returns.

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Swaps. A swap contract is an agreement between two parties pursuant to which the parties exchange payments at specified dates on the basis of a specified notional amount, with the payments calculated by reference to specified securities, indexes, reference rates, currencies or other instruments. Most swap agreements provide that when the period payment dates for both parties are the same, the payments are made on a net basis (i.e., the two payment streams are netted out, with only the net amount paid by one party to the other). The Fund’s obligations or rights under a swap contract entered into on a net basis will generally be equal only to the net amount to be paid or received under the agreement, based on the relative values of the positions held by each counterparty. Swap agreements are particularly subject to counterparty credit, liquidity, valuation, correlation and leverage risk. Certain standardized swaps are now subject to mandatory central clearing requirements and others are now required to be exchange-traded. While central clearing and exchange-trading are intended to reduce counterparty and liquidity risk, they do not make swap transactions risk-free. Swaps could result in losses if interest rate or foreign currency exchange rates or credit quality changes are not correctly anticipated by the Fund or if the reference index, security or investments do not perform as expected. The Fund’s use of swaps may include those based on the credit of an underlying security, commonly referred to as “credit default swaps.” Where the Fund is the buyer of a credit default swap contract, it would be entitled to receive the par (or other agreed-upon) value of a referenced debt obligation from the counterparty to the contract only in the event of a default or similar event by a third party on the debt obligation. If no default occurs, the Fund would have paid to the counterparty a periodic stream of payments over the term of the contract and received no benefit from the contract. When the Fund is the seller of a credit default swap contract, it receives the stream of payments but is obligated to pay an amount equal to the par (or other agreed-upon) value of a referenced debt obligation upon the default or similar event of that obligation. The use of credit default swaps can result in losses if the Fund’s assumptions regarding the creditworthiness of the underlying obligation prove to be incorrect. The Fund will “cover” its swap positions by segregating an amount of cash and/or liquid securities as required by the Investment Company Act and applicable SEC interpretations and guidance from time to time.

NON-U.S. INVESTMENTS. It is expected that the Fund, either directly or through the Underlying Funds, will invest in securities of non-U.S. companies and countries. While the Fund invests primarily in equity securities of U.S. and Canadian issuers, the Fund may invest directly in other foreign markets, including emerging markets. The Fund may also invest in American Depository Receipts (“ADRs”). ADRs are receipts that represent interests in foreign securities held on deposit by U.S. banks. Foreign obligations have risks not typically involved in domestic investments. Foreign investing can result in higher transaction and operating costs for the Fund. Foreign issuers are not subject to the same accounting and disclosure requirements to which U.S. issuers are subject and consequently, less information may be available to investors in companies located in such countries than is available to investors in companies located in the United States. The value of foreign investments may be affected by reduced levels of governmental exchange control regulations; foreign withholding taxes; reduced liquidity in foreign markets; fluctuations in the rate of exchange between currencies and costs associated with currency conversions; the potential difficulty in repatriating funds; expropriation or nationalization of a company’s assets; delays in settlement of transactions; other jurisdictions imposing restrictions on investments; changes in governmental economic or monetary policies in the United States or abroad; or other political and economic factors. In addition, there may be difficulty in obtaining or enforcing a court judgment abroad.

Securities of issuers in emerging and developing markets present risks not found in securities of issuers in more developed markets. Securities of issuers in emerging and developing markets may be more difficult to sell at acceptable prices and their prices may be more volatile than securities of issuers in more developed markets. Settlements of securities trades in emerging and developing markets may be subject to greater delays than in other markets so that the Fund might not receive the proceeds of a sale of a security on a timely basis. Emerging markets generally have less developed trading markets and exchanges, and legal and accounting systems.

FOREIGN CURRENCY TRANSACTIONS. The Fund may engage in foreign currency transactions for a variety of purposes, including “locking in” the U.S. dollar price of a security between trade and settlement date, or hedging the U.S. dollar value of securities held in the Fund. The Fund may also engage in foreign currency transactions for non-hedging purposes to generate returns.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve the Fund agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. The Fund would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Fund has contracted to receive in the exchange. The Investment Manager’s and/or portfolio manager of Underlying Funds’ success in these transactions will depend principally on their ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

The Fund may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Investment Manager and/or Underlying Managers of Underlying Funds anticipate purchasing or selling a non-U.S. security. This technique would allow the Investment Manager and/or Underlying Managers of Underlying Funds to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an existing holding of non-U.S. securities. Imperfect correlation may exist, however, between the non-U.S. securities holdings of the Fund, and the forward contracts entered into with respect to those holdings. In addition, forward contracts may be used for non-hedging purposes, such as when the Investment Manager or an Underlying Manager of an Underlying Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the applicable investment portfolio. The Fund is not required to hedge all or any portion of their exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

SMALL CAPITALIZATION ISSUERS. The Fund may invest in smaller capitalization companies, including micro-cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

DISTRESSED SECURITIES. Certain of the companies in whose securities the Fund may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic factors affecting a particular industry or specific developments within the companies. Such investments can result in significant or even total losses. In addition, the markets for distressed investment assets are frequently illiquid.

In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied) or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund of the security in respect to which such distribution was made.

In certain transactions, the Fund may not be “hedged” against market fluctuations, or, in liquidation situations, may not accurately value the assets of the company being liquidated. This can result in losses, even if the proposed transaction is consummated.

PURCHASING INITIAL PUBLIC OFFERINGS. The Fund may purchase securities of companies in initial public offerings (“IPOs”) or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some IPOs may make it more difficult for the Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in IPOs are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income. Further, when the Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund.

ILLIQUID PORTFOLIO INVESTMENTS. The Fund may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities tend to be volatile and the Fund may not be able to sell them when the Investment Manager or an Underlying Manager of an Underlying Fund desires to do so or to realize what the Investment Manager or an Underlying Manager of an Underlying Fund perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over the counter markets. Restricted securities may sell at prices that are lower than similar securities that are not subject to restrictions on resale.

PAYMENT IN KIND FOR REPURCHASED SHARES. The Fund does not expect to distribute securities as payment for repurchased Shares except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not requesting that their Shares be repurchased. In the event that the Fund makes such a distribution of securities as payment for Shares, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs to dispose of such securities.

Securities Believed to Be Undervalued or Incorrectly Valued. Securities that the Investment Manager and/or Underlying Managers of Underlying Funds believe are fundamentally undervalued or incorrectly valued may not ultimately be valued in the capital markets at prices and/or within the time frame the Investment Manager and/or Underlying Managers of Underlying Funds anticipate. As a result, the Fund may lose all or substantially all of its investment in such a security.

Interest Rate Risk. The Fund is subject to the risks of changes in interest rates. A decline in interest rates could reduce the amount of current income the Fund is able to achieve from interest on fixed-income securities, convertible debt and the proceeds of short sales. An increase in interest rates could reduce the value of any fixed income securities and convertible securities owned by the Fund.  To the extent that the cash flow from a fixed income security is known in advance, the present value (i.e., discounted value) of that cash flow decreases as interest rates increase; to the extent that the cash flow is contingent, the dollar value of the payment may be linked to then prevailing interest rates. Moreover, the value of many fixed income securities depends on the shape of the yield curve, not just on a single interest rate. Thus, for example, a callable cash flow, the coupons of which depend on a short rate such as three-month LIBOR, may shorten (i.e., be called away) if the long rate decreases. In this way, such securities are exposed to the difference between long rates and short rates. The Fund may also invest in floating rate securities. The value of these investments is closely tied to the absolute levels of such rates, or the market’s perception of anticipated changes in those rates. This introduces additional risk factors related to the movements in specific interest rates that may be difficult or impossible to hedge, and that also interact in a complex fashion with prepayment risks. Although government financial regulators, such as the U.S. Federal Reserve, have taken steps to maintain historically low interest rates, they may raise rates at any time.

EXTENSION RISK. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

PREPAYMENT RISK.  When interest rates decline, fixed income securities with stated interest rates may have their principal paid earlier than expected. This may result in the Fund having to reinvest that money at lower prevailing interest rates, which can reduce the returns of the Fund.

RATING AGENCIES RISK. Rating agencies may fail to make timely changes in credit ratings and an issuer’s current financial condition may be better or worse than a rating indicates. In addition, rating agencies are subject to an inherent conflict of interest because they are often compensated by the same issuers whose securities they grade.

General Credit Risks. The value of any underlying collateral, the creditworthiness of the borrower and the priority of the lien are each of great importance. Neither the Investment Manager nor the Underlying Managers of Underlying Funds can guarantee the adequacy of the protection of the Fund’s interests, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, neither the Investment Manager nor the Underlying Managers of Underlying Funds can assure that claims may not be asserted that might interfere with enforcement of the rights of the holder(s) of the relevant debt. In the event of a foreclosure, the liquidation proceeds upon sale of such asset may not satisfy the entire outstanding balance of principal and interest on the loan, resulting in a loss to the Fund. Any costs or delays involved in the effectuation of a foreclosure of the loan or a liquidation of the underlying property will further reduce the proceeds and thus increase the loss.

Credit Default Swaps. The Fund may enter into credit default swaps. Under these instruments, the Fund will usually have a contractual relationship only with the counterparty of such credit default swaps and not the issuer of the obligation (the “Reference Obligation”) subject to the credit default swap (the “Reference Obligor”). The Fund will have no direct rights or recourse against the Reference Obligor with respect to the terms of the Reference Obligation nor any rights of set-off against the Reference Obligor, nor any voting rights with respect to the Reference Obligation. The Fund will not directly benefit from the collateral supporting the Reference Obligation and will not have the benefit of the remedies that would normally be available to a holder of such Reference Obligation. In addition, in the event of the insolvency of the credit default swap counterparty, the Fund will be treated as a general creditor of such counterparty and will not have any claim with respect to the Reference Obligation.  Consequently, the Fund will be subject to the credit risk of the counterparty and in the event the Fund will be selling credit default swaps, the Fund will also be subject to the credit risk of the Reference Obligor. As a result, concentrations of credit default swaps in any one counterparty expose the Fund to risk with respect to defaults by such counterparty.

COLLATERALIZED LOAN OBLIGATIONS (“CLOS”) AND COLLATERALIZED DEBT OBLIGATIONS (“CDOS”). CLOs and CDOs are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities. In addition to the typical risks associated with fixed-income securities and asset-backed securities, CDOs carry other risks including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the risk that the collateral may default, decline in value or quality, or be downgraded by a rating agency; (iii) the Fund may invest in tranches of CDOs that are subordinate to other tranches, diminishing the likelihood of payment; (iv) the structure and complexity of the transaction and the legal documents could lead to disputes among investors regarding the characterization of proceeds; (v) risk of forced “fire sale” liquidation due to technical defaults such as coverage test failures; and (vi) the CDO’s manager may perform poorly.

STRUCTURED PRODUCTS. The CLOs and other CDOs in which the Fund may invest are structured products. Holders of structured products bear risks of the underlying assets and are subject to counterparty risk.

The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of assets underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter-term financing to purchase longer-term securities, the issuer may be forced to sell its securities at below-market prices if it experiences difficulty in obtaining short-term financing, which may adversely affect the value of the structured products owned by the Fund.

Certain structured products may be thinly traded or have a limited trading market. Structured products are typically privately offered and sold. As a result, investments in structured products may be characterized by the Fund as illiquid securities. In addition to the general risks associated with fixed-income securities discussed herein, structured products carry additional risks, including, but not limited to: (i) the possibility that distributions from collateral securities will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) the possibility that the investments in structured products are subordinate to other classes or tranches thereof; and (iv) the complex structure of the security may not be fully understood at the time of investment and may produce disputes with the issuer or unexpected investment results.

MORTGAGE-BACKED AND ASSET-BACKED SECURITIES RISKS. The price paid by the Fund for asset-backed securities, including CLOs, the yield the Fund expects to receive from such securities and the average life of such securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. The value of these securities may be significantly affected by changes in interest rates, the market’s perception of issuers, and the creditworthiness of the parties involved. The ability of the Fund to successfully utilize these instruments may depend on the ability of the Fund’s Investment Manager to forecast interest rates and other economic factors correctly. These securities may have a structure that makes their reaction to interest rate changes and other factors difficult to predict, making their value highly volatile.

In addition to the risks associated with other asset-backed securities as described above, mortgage-backed securities are subject to the general risks associated with investing in real estate securities; that is, they may lose value if the value of the underlying real estate to which a pool of mortgages relates declines. Mortgage-backed securities may be issued by governments or their agencies and instrumentalities, such as, in the United States, Ginnie Mae, Fannie Mae and Freddie Mac. They may also be issued by private issuers but represent an interest in or are collateralized by pass-through securities issued or guaranteed by a government or one of its agencies or instrumentalities. In addition, mortgage-backed securities may be issued by private issuers and be collateralized by securities without a government guarantee. Such securities usually have some form of private credit enhancement.

Pools created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments. Notwithstanding that such pools may be supported by various forms of private insurance or guarantees, there can be no assurance that the private insurers or guarantors will be able to meet their obligations under the insurance policies or guarantee arrangements. The Fund may invest in private mortgage pass-through securities without such insurance or guarantees. Any mortgage-backed securities that are issued by private issuers are likely to have some exposure to subprime loans as well as to the mortgage and credit markets generally. In addition, such securities are not subject to the underwriting requirements for the underlying mortgages that would generally apply to securities that have a government or government-sponsored entity guarantee, thereby increasing their credit risk. The risk of non-payment is greater for mortgage-related securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic downturn, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.

ADDITIONAL RISKS OF ASSET-BACKED SECURITIES, CDOS AND CLOS. Asset-backed securities and CDOs are created by the grouping of certain governmental, government related and private loans, receivables and other non-mortgage lender assets/collateral into pools. A sponsoring organization establishes a special purpose vehicle to hold the assets/collateral and issue securities. Interests in these pools are sold as individual securities.  Payments of principal and interest are passed through to investors and are typically supported by some form of credit enhancement, such as a letter of credit, surety bond, limited guaranty or senior/subordination. Payments from the asset pools may be divided into several different tranches of debt securities, offering investors various maturity and credit risk characteristics. Some tranches entitled to receive regular installments of principal and interest, other tranches entitled to receive regular installments of interest, with principal payable at maturity or upon specified call dates, and other tranches only entitled to receive payments of principal and accrued interest at maturity or upon specified call dates. Different tranches of securities will bear different interest rates, which may be fixed or floating.

Investors in asset-backed securities and CDOs bear the credit risk of the assets/collateral. Tranches are categorized as senior, mezzanine, and subordinated/equity, according to their degree of credit risk. If there are defaults or the CDO’s collateral otherwise underperforms, scheduled payments to senior tranches take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches.  Senior and mezzanine tranches are typically rated, with the former receiving S&P Global Ratings (“S&P”) ratings of A to AAA and the latter receiving ratings of B to BBB. The ratings reflect both the credit quality of underlying collateral as well as how much protection a given tranche is afforded by tranches that are subordinate to it.

Because the loans held in the pool often may be prepaid without penalty or premium, asset-backed securities and CDOs can be subject to higher prepayment risks than most other types of debt instruments. Prepayments may result in a capital loss to the Fund to the extent that the prepaid securities purchased at a market discount from their stated principal amount will accelerate the recognition of interest income by the Fund, which would be taxed as ordinary income when distributed to the shareholders.

The credit characteristics of asset-backed securities and CDOs also differ in a number of respects from those of traditional debt securities. The credit quality of most asset-backed securities and CDOs depends primarily upon the credit quality of the assets/collateral underlying such securities, how well the entity issuing the securities is insulated from the credit risk of the originator or any other affiliated entities, and the amount and quality of any credit enhancement to such securities.

Short Positions. Short positions may comprise a significant portion of the Fund’s overall portfolio. In short selling, the Fund will sell securities it does not own by borrowing such securities from a third party, such as a broker-dealer. The Fund is required to pay to the lender amounts equal to any dividend which accrues during the period of the loan. To borrow a security, the Fund also may be required to pay a premium, which would increase the cost of the security sold. Short positions may be held for both profit opportunities and for hedging purposes. The Investment Manager and/or the Underlying Managers of Underlying Funds may from time to time engage in short sales for the Fund in an approach known as “pairs trading,” where the Fund combines a long position in a particular security with a short position in a similar security in the same or related industry or sector. Pairs trading may be undertaken for speculative and/or hedging purposes and may be weighted toward either the long or short side of the position. The Investment Manager and/or the Underlying Managers of Underlying Funds may from time to time also make short sales “against the box”, where the Fund retains a long position in the same security. Short sales that are not “against the box” involve a form of investment leverage, and the amount of the Fund’s loss on a short sale is potentially unlimited. At any particular time, the Fund’s portfolio overall may be “net long” (i.e., the value of long positions, at cost, will be greater than the net exposure on short positions) or “net short” (net exposure on short positions will be greater than the value of long positions).

Repurchase and Reverse Repurchase Agreements. The Fund may enter into repurchase and reverse repurchase agreements. When the Fund enters into a repurchase agreement, it “sells” securities to a broker-dealer or financial institution, and agrees to repurchase such securities on a mutually agreed date for the price paid by the broker-dealer or financial institution, plus interest at a negotiated rate. In a reverse repurchase transaction, the Fund “buys” securities issued from a broker-dealer or financial institution, subject to the obligation of the broker-dealer or financial institution to repurchase such securities at the price paid by the Fund, plus interest at a negotiated rate. The use of repurchase and reverse repurchase agreements by the Fund involves certain risks. For example, if the seller of securities to the Fund under a reverse repurchase agreement defaults on its obligation to repurchase the underlying securities, as a result of its bankruptcy or otherwise, the Fund will seek to dispose of such securities, which action could involve costs or delays. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, the Fund’s ability to dispose of the underlying securities may be restricted. It is possible, in a bankruptcy or liquidation scenario, that the Fund may not be able to substantiate its interest in the underlying securities. Finally, if a seller defaults on its obligation to repurchase securities under a reverse repurchase agreement, the Fund may suffer a loss to the extent that it is forced to liquidate its position in the market, and proceeds from the sale of the underlying securities are less than the repurchase price agreed to by the defaulting seller. Similar elements of risk arise in the event of the bankruptcy or insolvency of the buyer.

Bank Debt Transactions. Special risks associated with investments in bank loans and participations include (i) the possible invalidation of an investment transaction as a fraudulent conveyance under relevant creditors’ rights laws, (ii) so-called lender-liability claims by the issuer of the obligations, (iii) environmental liabilities that may arise with respect to collateral securing the obligations, and (iv) limitations on the ability of the Fund to directly enforce its rights with respect to participations. Successful claims in respect of such matters may reduce the cash flow and/or market value of the investment.

In addition to the special risks generally associated with investments in bank loans described above, the Fund’s investments in second-lien and unsecured bank loans will entail additional risks, including (i) the subordination of the Fund’s claims to a senior lien in terms of the coverage and recovery from the collateral and (ii) with respect to second-lien loans, the prohibition of or limitation on the right to foreclose on a second-lien or exercise other rights as a second-lien holder, and with respect to unsecured loans, the absence of any collateral on which the Fund may foreclose to satisfy its claim in whole or in part. In certain cases, therefore, no recovery may be available from a defaulted second-lien loan. The Fund’s investments in bank loans of below investment grade companies also entail specific risks associated with investments in non-investment grade securities.

RIGHTS AND WARRANTS. The Fund may invest in rights and warrants. Rights (sometimes referred to as “subscription rights”) and warrants may be purchased separately or may be received as part of a distribution in respect of, or may be attached to, other securities that the Fund has purchased. Rights and warrants are securities that give the holder the right, but not the obligation, to purchase equity securities of the company issuing the rights or warrants, or a related company, at a fixed price either on a date certain or during a set period. Typically, rights have a relatively short term (e.g., two to four weeks), whereas warrants can have much longer terms. At the time of issue, the cost of a right or warrant is substantially less than the cost of the underlying security itself.

Particularly in the case of warrants, price movements in the underlying security are generally magnified in the price movements of the warrant. This effect would enable the Fund to gain exposure to the underlying security with a relatively low capital investment but increases the Fund’s risk in the event of a decline in the value of the underlying security and can result in a complete loss of the amount invested in the warrant. In addition, the price of a warrant tends to be more volatile than, and may not correlate exactly to, the price of the underlying security. If the market price of the underlying security is below the exercise price of the warrant on its expiration date, the warrant will generally expire without value. The equity security underlying a warrant is authorized at the time the warrant is issued or is issued together with the warrant, which may result in losses to the Fund. Investing in warrants can provide a greater potential for profit or loss than an equivalent investment in the underlying security, and, thus, can be a speculative investment. The value of a warrant may decline because of a decline in the value of the underlying security, the passage of time, changes in interest rates or in the dividend or other policies of the company whose equity underlies the warrant or a change in the perception as to the future price of the underlying security, or any combination thereof. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any rights in the assets of the issuer.

CONVERTIBLE SECURITIES RISK. Convertible securities have characteristics of both equity and fixed-income securities. The value of a convertible security tends to move with the market value of the underlying stock, but may also be affected by interest rates, credit quality of the issuer and any call provisions. In particular, when interest rates rise, fixed-income securities will decline in value. Convertible securities frequently have speculative characteristics and may be acquired without regard to minimum quality ratings.  Lower quality convertible securities, also known as “junk bonds,” involve greater risk of default or price changes due to the issuer’s creditworthiness.  The market prices of these securities may fluctuate more than those of higher quality securities and may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates. Securities in the lowest quality category may present the risk of default, or may be in default.

UNDERLYING FUND RISK. The Fund will incur higher and duplicative expenses, including advisory fees, when it invests in shares of closed-end funds, exchange-traded funds (“ETFs”) and other Underlying Funds. There is also the risk that the Fund may suffer losses due to the investment practices of the Underlying Funds (such as the use of derivatives). The ETFs in which the Fund invests that attempt to track an index may not be able to replicate exactly the performance of the indices they track, due to transactions costs and other expenses of the ETFs. The shares of closed-end funds frequently trade at a discount to their net asset value. There can be no assurance that the market discount on shares of any closed-end fund purchased by the Fund will ever decrease, and it is possible that the discount may increase.

U.S. GOVERNMENT SECURITIES. Some obligations issued or guaranteed by U.S. government agencies, instrumentalities or U.S. government sponsored enterprises (“GSEs”), including, for example, pass-through certificates issued by Ginnie Mae, are supported by the full faith and credit of the U.S. Treasury. Other obligations issued by or guaranteed by federal agencies or GSEs, such as securities issued by Fannie Mae or Freddie Mac, are supported by the discretionary authority of the U.S. government to purchase certain obligations of the federal agency or GSE, while other obligations issued by or guaranteed by federal agencies or GSEs, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the U.S. Treasury. The maximum potential liability of the issuers of some U.S. Government securities held by the Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

Complexity of Quantitative Trading Strategies; Reliance on Technology. Many of the investments that the Investment Manager and/or Underlying Managers of Underlying Funds are expected to trade on behalf of the Fund, and many of the trading strategies that the Investment Manager and/or Underlying Managers of Underlying Funds are expected to execute on behalf of the Fund, are highly complex. In certain cases, the successful application of a particular trading strategy may require relatively sophisticated mathematical calculations and relatively complex computer programs.

* * *

LIMITS OF RISK DISCLOSURES. The above discussions of the various risks, and the related discussion of risks in the SAI, that are associated with the Fund, the Shares and the Underlying Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum, the SAI and the Declaration of Trust and consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

In view of the risks noted above, the Fund should be considered a speculative investment and prospective investors should invest in the Fund only if they can sustain a complete loss of their investment.

No guarantee or representation is made that the investment program of the Fund will be successful or that the Fund will achieve its investment objective.

MANAGEMENT OF THE FUND

THE BOARD OF TRUSTEES.  The Board has overall responsibility for the management and supervision of the business operations of the Fund on behalf of the Shareholders. A majority of the Board is and will be persons who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (the “Independent Trustees”). To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the applicable fund, any committee of such board, or service providers.   See “BOARD OF TRUSTEES AND OFFICERS” in the Fund’s SAI for the identities of the Trustees and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the election and membership of the Board.

THE INVESTMENT MANAGER. Optima Asset Management LLC serves as the investment adviser of the Fund and will be responsible for determining and implementing the Fund’s overall investment strategy, and for the day-to-day management and investment of the Fund’s investment portfolio. The Investment Manager is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. The Investment Manager is a wholly-owned subsidiary of FWM Holdings LLC which is also the parent of other registered investment advisers, which are affiliates of Optima. FWM Holdings LLC is an indirect wholly-owned subsidiary of Stanhope capital Group SA. As of February 22, 2021, the Investment Manager and all of its affiliates had assets under management of approximately $25.8 billion.

The Investment Manager and its affiliates may serve as investment managers to other funds that have investment programs which are similar to the investment program of the Fund, and the Investment Manager or one of their affiliates may in the future serve as the investment manager or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the investment program of the Fund. See “CONFLICTS OF INTEREST.”

PORTFOLIO MANAGER.  The personnel of the Investment Manager who has primary responsibility for management of the Fund (the “Portfolio Manager”) is Mr. Yehuda Spindler.

Yehuda Spindler, Managing Director, Sector Head, Research.  Mr. Yehuda Spindler serves as portfolio manager for the Fund since its inception. Mr. Spindler joined Optima in 2006 and is responsible for managing directional hedge fund strategies across long-only, hedged equity, event driven/credit and multi-strategy managers. Additionally, he serves as the Portfolio Manager of several commingled and separate-account Optima products and is a member of the Portfolio Management Committee which is responsible for approving managers across all strategies within the Firm.   Prior to joining Optima, Mr. Spindler was a Senior Analyst at Sage Investors L.P., a multi-family office serving ultra-high net worth clients where he was responsible for performing due diligence on investment opportunities ranging from public-equity investments to private real estate transactions. Prior to that, he spent three years at Deloitte & Touche in New York as a Senior Auditor within the Assurance & Advisory division where he planned and executed audit engagement procedures for a number of Fortune 500 companies. Mr. Spindler also assisted with financial statement analytical testing, financial reporting, trade processing, and internal control recommendations. Mr. Spindler is currently a member of the Orthodox Union Investment Committee (a not-for-profit educational, outreach and social service organization). He graduated cum laude from the Sy Syms School of Business, Yeshiva University, New York.

Mr. Spindler is supported by the Research Departments of the Investment Manager and its affiliate, Forbes Family Trust, including the following persons:

Andrew Mehalko, Director of Investments and Co-CIO of Forbes Family Trust.    Most recently, Andrew was the Founder and Chief Investment Officer of AM Global Family Investment Office. Prior to AM Global, Andrew served as Chief Investment Officer, Chairman of the Investment Committee, and a member of the Operating Committee for GenSpring Family Offices for 12 years. Under his investment leadership, GenSpring grew from $450 million of assets under advisement to over $20 billion, becoming the #1 ranked Registered Investment Advisor – according to Forbes (2011), Investment News (2011) and Financial Planning Magazine (2012). Andrew was responsible, as a firm owner and member of the management team, for the development and management of the discretionary investment management philosophy and process. Andrew is a Chartered Financial Analyst, a former member of the Investment Committee Board for the University of North Carolina Greensboro Endowment Investment Fund and is a member of The Economic Club of New York. Andrew received a Bachelor’s degree in Finance from the University of North Carolina Greensboro and completed course work in the Behavioral Finance seminar at Harvard University and the Investment Management Workshop at Harvard University Business School. He holds the FINRA Series 65 security registration.

Gabriel Chénard-Poirier, Senior Vice President. Mr. Chénard-Poirier joined Optima in 2011 and serves as Senior Vice President in the Research Department and as Sector Head of Diversified Strategies, which encompasses macro, equity market neutral and international equity mandates. He started his career at Optima as an analyst focusing on long short equity managers, gaining exposure to both international and U.S. domestic hedge funds. In August 2015, Mr. Chénard-Poirier transitioned to the global macro team, covering both discretionary trading and systematic strategies, including equity market neutral managers. In April 2018, while maintaining coverage of equity market neutral strategies, his role was expanded to include U.S.-focused long short equity managers. He became Sector Head of Diversified Strategies in April 2019. Mr. Chénard-Poirier graduated summa cum laude from Babson College where he received a B.S. in Business Administration with concentrations in Finance and Mathematics.

The SAI provides additional information about the portfolio manager’s compensation, other accounts managed by the portfolio manager and the portfolio manager’s ownership of shares in the Fund.

THE INVESTMENT MANAGEMENT AGREEMENT.  The Investment Management Agreement between the Investment Manager and the Fund became effective as of September 21, 2021, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund, or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. See “VOTING.” The Investment Management Agreement will terminate automatically if assigned (as defined in the Investment Company Act), and is terminable at any time without penalty upon sixty (60) days’ written notice to the Fund by either the Board or the Investment Manager. A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first annual or semi-annual report to Shareholders.

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Investment Manager and any partner, director, officer or employee of the Investment Manager, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund, of the Investment Manager or any partner, director, officer or employee of the Investment Manager, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

A discussion regarding the basis for the Board’s approval of the Investment Management Agreement will be available in the Fund’s first semi-annual report to Shareholders.

INVESTMENT MANAGEMENT FEE

The Fund pays to the Investment Manager an investment management fee (the “Investment Management Fee”) in consideration of the advisory and other services provided by the Investment Manager to the Fund. Pursuant to the Investment Management Agreement, the Fund pays the Investment Manager a monthly Investment Management Fee in arrears, calculated at an annual rate of 0.75% of the Fund’s net assets at month end, subject to certain adjustments. The Investment Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date, and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. Net assets means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Manager for any month, net assets will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Investment Manager for that month. The Investment Management Fee will be due and payable within five (5) days after the Administrator has calculated the month end net assets of the Fund.

PLACEMENT AGENT

UMB Distribution Services, LLC (the “Placement Agent”) is the placement agent of the Shares of the Fund and is located at 235 W. Galena St., Milwaukee, WI 53212. The Placement Agent is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Under a Wholesaling and Placement Agent Agreement (“Placement Agent Agreement”) with the Fund, the Placement Agent acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Placement Agent continually distributes Shares of the Fund on a best efforts basis. The Placement Agent has no obligation to sell any specific quantity of Shares. The Placement Agent and its officers have no role in determining the investment policies of or which securities are to be purchased or sold by the Fund.

The Placement Agent may enter into agreements with selected broker-dealers, banks or other financial intermediaries for distribution of Shares of the Fund. With respect to certain financial intermediaries and related fund “supermarket” platform arrangements, the Fund and/or the Investment Manager, rather than the Placement Agent, typically enter into such agreements.

These financial intermediaries may charge a fee for their services and may receive Shareholder service or other fees from parties other than the Placement Agent. These financial intermediaries may otherwise act as processing agents and are responsible for promptly transmitting purchase, repurchase and other requests to the Fund.

Investors who purchase Shares through financial intermediaries will be subject to the procedures of those intermediaries through which they purchase Shares, which may include charges, investment minimums, cutoff times and other restrictions in addition to, or different from, those listed herein. Information concerning any charges or services will be provided to customers by the financial intermediary through which they purchase Shares. Investors purchasing Shares of the Fund through financial intermediaries should acquaint themselves with their financial intermediary’s procedures and should read the Memorandum in conjunction with any materials and information provided by their financial intermediary. The financial intermediary, and not its customers, will be the Shareholder of record, although customers may have the right to vote Shares depending upon their arrangement with the intermediary. The Placement Agent does not receive compensation from the Fund for its distribution services. The Investment Manager pays the Placement Agent a fee for certain placement agent-related services.

Pursuant to the Placement Agent Agreement, the Placement Agent is solely responsible for its costs and expenses incurred in connection with its qualification as a broker-dealer under state or federal laws. The Placement Agent Agreement also provides that the Fund will indemnify the Placement Agent and its affiliates and certain other persons against certain liabilities. Specifically, the Placement Agent Agreement provides that the Fund and the Investment Manager will indemnify, defend and hold the Placement Agent, its employees, agents, directors and officers and any person who controls the Placement Agent free and harmless from and against any and all claims arising out of or based upon (i) any material action (or omission to act) of the Placement Agent or its agents taken in connection with the Placement Agent Agreement; provided that such action (or omission to act) is taken without willful misfeasance, gross negligence or reckless disregard by the Placement Agent of its duties and obligations under the Placement Agent Agreement; (ii) any untrue or alleged untrue statement of a material fact contained in the Memorandum or related offering materials or any omission or alleged omission to state a material fact required to be stated in the Memorandum or related offering materials or necessary to make the statements in any Memorandum or related offering materials not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund or the Investment Manager in connection with the preparation of the Memorandum or related offering materials by or on behalf of the Placement Agent; (iii) any material breach of the agreements, representations, warranties and covenants by the Fund and the Investment Manager in the Placement Agent Agreement; or (iv) the reliance on or use by the Placement Agent or its agents or subcontractors of information, records, documents or services which have been prepared, maintained or performed by the Fund or the Investment Manager.

The Investment Manager and/or its affiliates may make payments to selected affiliated or unaffiliated third parties (including the parties who have entered into selling agreements with the Placement Agent) from time to time in connection with the distribution of Shares and/or the servicing of Shareholders and/or the Fund. These payments will be made out of the Investment Manager’s and/or affiliates’ own assets and will not represent an additional charge to the Fund. The amount of such payments may be significant in amount and the prospect of receiving any such payments may provide such third parties or their employees with an incentive to favor sales of Shares of the Fund over other investment options. Contact your financial intermediary for details about revenue sharing payments it receives or may receive.

ADMINISTRATION

The Fund has retained the Administrator, UMB Fund Services, Inc., whose principal business address is 235 West Galena Street, Milwaukee, WI 53212, to provide administrative services, and to assist with operational needs. The Administrator provides such services to the Fund pursuant to an administration agreement between the Fund and the Administrator (the “Administration Agreement”). The Administrator is responsible directly or through its agents for, among other things, providing the following services to each of the Fund; (1) maintaining a list of Shareholders and generally performing all actions related to the issuance and repurchase of Shares of the Fund, if any, including delivery of trade confirmations and capital statements; (2) providing certain administrative, clerical and bookkeeping services; (3) providing transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund in accordance with U.S. generally accepted accounting principles and procedures defined in consultation with the Investment Manager; (5) overseeing the preparation of semi-annual and annual financial statements of the Fund in accordance with U.S. generally accepted accounting principles, quarterly reports of the operations of the Fund and information required for tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. The Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Administrator, including its affiliates or affiliates of the Investment Manager.

In consideration for these services, the Fund pays the Administrator a minimum monthly administration fee based on the average monthly net asset value of the Fund, subject to a minimum annual fee, as well as certain other fixed, per-account or transactional fees (the “Administration Fee”). The Administration Fee is paid to the Administrator out of the assets of the Fund and therefore decreases the net profits or increases the net losses of the Fund. The Administrator is also reimbursed by the Fund for out-of-pocket expenses relating to services provided to the Fund, and receives a fee for transfer agency services. The Administration Fee and the other terms of the Administration Agreement may change from time to time as may be agreed to by the Fund and the Administrator.

The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Administrator will not be liable to the Fund for any error of judgment, for any mistake of law or for any loss suffered by the Fund in connection with matters to which the Administration Agreement relates. The Administration Agreement also provides for indemnification by the Fund of the Administrator, its employees, agents, officers, directors, shareholders, affiliates and nominees against any liability or expense to which the person may be liable that arises in connection with the actions or omissions of the Administrator, so long as the liability or expense is not incurred by reason of the Administrator’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

CUSTODIAN

UMB Bank, N.A. (the “Custodian”), an affiliate of the Administrator, serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106.

FUND EXPENSES

The Fund will pay all of its expenses, or reimburse the Investment Manager or its affiliates, to the extent they have previously paid such expenses on behalf of the Fund. The expenses of the Fund include, but are not limited to, any fees and expenses in connection with the offering and issuance of Shares; all fees and expenses reasonably incurred in connection with the operation of the Fund; all fees and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, and enforcing the Fund’s rights in respect of such investments; quotation or valuation expenses; the Investment Management Fee and the Administration Fee; brokerage commissions; interest and fees on any borrowings by the Fund; professional fees; research expenses (including, without limitation, expenses of consultants who perform fund manager due diligence research); fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Shares; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions with any custodian or other agent engaged by the Fund; bank services fees; costs and expenses relating to any amendment of the Agreement and Declaration of Trust or other organizational documents of the Fund; expenses of preparing, amending, printing, and distributing the Memorandum and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Shareholders, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Shareholders’ meetings, including the solicitation of proxies in connection therewith; expenses of corporate data processing and related services; shareholder recordkeeping and account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the members of the Board who are not employees of the Investment Manager or its affiliates; insurance premiums; Extraordinary Expenses (as defined below); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.  The Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

As an investor in the Underlying Funds, the Fund will indirectly bear asset-based fees charged by the Underlying Managers, which range from 0.35% to 3.00% of the NAV allocated to the Underlying Funds. In addition, the Underlying Managers of the Underlying Funds are entitled to a percentage of the income generated by an Underlying Fund, which ranges from 0% to 25% of profits. Such fees are in addition to the fees that are charged by the Investment Manager to the Fund and allocated to the Fund, and are included as Acquired Fund Fees and Expenses in the fee table under “FUND FEES AND EXPENSES.” An investor in the Fund bears a proportionate share of the expenses of the Underlying Fund.

“Extraordinary Expenses” means all expenses incurred by the Fund outside of the ordinary course of its business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the rights against any person or entity; costs and expenses for indemnification or contribution payable to any person or entity; expenses of a reorganization, restructuring or merger, as applicable; expenses of holding, or soliciting proxies for, a meeting of shareholders (except to the extent relating to items customarily addressed at an annual meeting of a registered closed-end management investment company); and the expenses of engaging a new administrator, custodian or transfer agent.

The Investment Manager will bear all of its expenses and costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of investments. In addition, the Investment Manager is responsible for the payment of the compensation and expenses of those officers of the Fund affiliated with the Investment Manager, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund will bear directly certain ongoing offering costs associated with any periodic offers of Shares which will be expensed as they are incurred. Offering costs cannot be deducted by the Fund or the Shareholders. The Fund’s organizational expenses will be expensed as incurred in accordance with U.S. Generally Accepted Accounting Principles.

The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to assume expenses of the Fund (a “Reimbursement”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.00% of the average month end net assets of Founders Class Shares, respectively (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.00% for the Founders Class. For a period not to exceed three years from the date on which a Reimbursement is made, the Investment Manager may recoup amounts waived or assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of recoupment. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on September 21, 2022. None of the Fund, the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the initial term. After September 21, 2022, any of the Fund, the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement upon 30 days’ written notice.

The Fund’s fees and expenses will decrease the net profits or increase the net losses of the Fund that are credited to Shareholders.

VOTING

Each Shareholder will have the right to cast a number of votes, based on the value of such Shareholder’s Shares, at any meeting of Shareholders called by the Board. Except for the exercise of such voting privileges, Shareholders will not be entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund. Each share is entitled to one vote per share. Shareholders of the Fund shall have power to vote only: (a) for the election of one or more Trustees in order to comply with the provisions of the 1940 Act (including Section 16(a) thereof); (b) with respect to any contract entered into pursuant to Article V of the Fund’s Declaration of Trust to the extent required by the 1940 Act; (c) with respect to termination of the Fund or a Class thereof to the extent required by applicable law; and (d) with respect to such additional matters relating to the Fund as may be required by the Fund’s Declaration of Trust, the By-laws of the Fund or any registration of the Fund as an investment company under the 1940 Act with the Commission (or any successor agency) or as the Trustees may consider necessary or desirable.

CONFLICTS OF INTEREST

The Fund may be subject to a number of actual and potential conflicts of interest.

The Investment Manager and its affiliates engage in financial advisory activities that are independent from, and may from time to time conflict with, those of the Fund. In the future, there might arise instances where the interests of such affiliates conflict with the interests of the Fund. The Investment Manager and its affiliates may provide services to, invest in, advise, sponsor and/or act as investment manager to investment vehicles and other persons or entities (including prospective investors in the Fund) which may have structures, investment objectives and/or policies that are similar to (or different than) those of the Fund; which may compete with the Fund for investment opportunities; and which may, subject to applicable law, co-invest with the Fund in certain transactions. The Fund will not participate in any transactions that are prohibited under Section 17(d) of the Investment Company Act unless and until the Fund obtains an exemptive order from the SEC that would permit the Fund to engage in such transactions. In addition, the Investment Manager, its affiliates and their respective clients may themselves invest in securities that would be appropriate for the Fund. By acquiring Shares, each Shareholder will be deemed to have acknowledged the existence of any such actual and potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

Although the Investment Manager and its affiliates will seek to allocate investment opportunities among the Fund and their other clients in a fair and reasonable manner, there can be no assurance that an investment opportunity which comes to the attention of the Investment Manager and its affiliates will be appropriate for the Fund or will be referred to the Fund. The Investment Manager and its affiliates are not obligated to refer any investment opportunity to the Fund.

The directors, partners, trustees, managers, Shareholders, officers and employees of the Investment Manager and their affiliates may buy and sell securities or other investments for their own accounts (including through funds managed by the Investment Manager or its affiliates). As a result of differing trading and investment strategies or constraints, investments may be made by directors, partners, trustees, managers, Shareholders, officers and employees that are the same, different from or made at different times than investments made for the Fund. To reduce the possibility that the Fund will be materially adversely affected by the personal trading described above, each of the Fund and the Investment Manager have adopted codes of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of the Fund. The Codes of Ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Codes of Ethics are also available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by email at publicinfo@sec.gov or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

OUTSTANDING SECURITIES

As of the date of this Memorandum, there were no outstanding Shares of the Fund.

TENDER OFFERS/OFFERS TO REPURCHASE

A substantial portion of the Fund’s investments are illiquid. For this reason, the Fund is structured as a closed-end fund, which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. As a result, if investors decide to invest in the Fund, they will have very limited opportunity to sell their Shares.

At the discretion of the Board and provided that it is in the best interests of the Fund and the Shareholders to do so, the Fund intends to provide a limited degree of liquidity to the Shareholders by conducting repurchase offers generally quarterly with a Valuation Date (as defined below) on or about March 31, June 30, September 30 and December 31 of each year.

The Board will consider the following factors, among others, in making its determination for the Fund to make each repurchase offer:

●	the recommendation of the Investment Manager;

●	whether any Shareholders have requested to tender Shares or portions thereof to the Fund;

●	the liquidity of the Fund’s assets (including fees and costs associated with withdrawing from investments);

●	the investment plans and working capital requirements of the Fund;

●	the relative economies of scale with respect to the size of the Fund;

●	the history of the Fund in repurchasing Shares or portions thereof;

●	the availability of information as to the value of the Fund’s assets;

●	the economic condition of the securities markets and the economy generally as well as political, national or international developments or current affairs; and

●	the anticipated tax consequences to the Fund of any proposed repurchases of Shares or portions thereof.

Each repurchase offer ordinarily will be limited to the repurchase of approximately between 5% and 25% of the Fund’s Shares but the Board will set an amount based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity. A Shareholder whose Shares (or a portion thereof) are repurchased by the Fund will not be entitled to a return of any sales charge that was charged in connection with the Shareholder’s purchase of the Shares.

Shares will be repurchased at their NAV determined as of approximately March 31, June 30, September 30 and December 31, as applicable (each such date, a “Valuation Date”). Shareholders tendering Shares for repurchase will be asked to give written notice of their intent to do so by the date specified in the notice describing the terms of the applicable repurchase offer, which date will be approximately 95 days prior to the Valuation Date. Shareholders who tender may not have all of the tendered Shares repurchased by the Fund. If over-subscriptions occur, the Fund may elect to repurchase less than the full amount that a Shareholder requests to be repurchased. In such an event, the Fund may repurchase only a pro rata portion of the amount tendered by each Shareholder.

The decision to offer to repurchase Shares is in the complete and absolute discretion of the Board, which may, under certain circumstances, elect not to offer to repurchase Shares. In certain circumstances, the Board may require a Shareholder to tender its Shares.

A Shareholder who tenders for repurchase only a portion of his Shares in the Fund will be required to maintain a minimum account balance of $10,000. If a Shareholder tenders a portion of his Shares and the repurchase of that portion would cause the Shareholder’s account balance to fall below this required minimum of $10,000, the Fund reserves the right to reduce the portion of the Shares to be purchased from the Shareholders so that the required minimum balance is maintained. Such minimum capital account balance requirement may also be waived by the Board in its sole discretion, subject to applicable federal securities laws The Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, at NAV in accordance with the Declaration of Trust and Section 23 of the Investment Company Act and Rule 23c-2 thereunder.

TENDER/REPURCHASE PROCEDURES

Due to liquidity restraints associated with the Fund’s investments in Underlying Funds it is presently expected that, under the procedures applicable to the repurchase of Shares, Shares will be valued as of the applicable Valuation Date. The Fund will generally pay the value of the Shares repurchased (or as discussed below, 95% of such value if all Shares owned by a Shareholder are repurchased) within approximately 45 days after the Valuation Date. This amount will be subject to adjustment within 45 days after completion of the annual audit of the Fund’s financial statements for the fiscal year in which the repurchase is effected. Shares may be repurchased prior to Underlying Fund audits. To mitigate any effects of this, if all Shares owned by a Shareholder are repurchased, the Shareholder will receive an initial payment equal to 95% of the estimated value of the Shares (after adjusting for fees, expenses, reserves or other allocations or redemption charges) within approximately 45 days after the Valuation Date, subject to audit adjustment, and the balance due will be determined and paid within 45 days after completion of the Fund’s annual audit.

Under these procedures, Shareholders will have to decide whether to tender their Shares for repurchase without the benefit of having current information regarding the value of the Shares as of the Valuation Date. The Shareholder may inquire of the Fund, at the telephone number indicated within this Memorandum, as to the value of the Shares last determined. In addition, there will be a substantial period of time between the date as of which the Shareholders must tender the Shares and the date they can expect to receive payment for their Shares from the Fund. However, promptly after the expiration of a repurchase offer, Shareholders whose Shares are accepted for repurchase may be given non-interest bearing, non-transferable promissory notes by the Fund representing the Fund’s obligation to pay for repurchased Shares. Any promissory notes will be held by the Administrator and can be provided upon request by calling UMB Fund Services, Inc. at 1-877-775-7756. Payments for repurchased Shares may be delayed under circumstances where the Fund has determined to redeem its interest in Underlying Funds to make such payments, but has experienced delays in receiving payments from the Underlying Funds.

Repurchase of Shares by the Fund are subject to certain regulatory requirements imposed by SEC rules. Notwithstanding the foregoing, the Fund may postpone payment of the repurchase price and may suspend repurchases during any period or at any time.

In accordance with the terms and conditions of the Declaration of Trust, the Fund may cause a mandatory repurchase or redemption of all or some of the Shares of a Shareholder, or any person acquiring Shares from or through a Shareholder, in the event that the Board determines or has reason to believe, in its sole discretion, that: (i) its Shares have been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Shareholder; (ii) ownership of the Shares by such Shareholder or other person will cause the Fund to be in violation of, or subject the Fund or the Investment Manager to additional registration or regulation under the securities, commodities, or other laws of the United States or any other jurisdiction; (iii) continued ownership of the Shares by such Shareholders may be harmful or injurious to the business or reputation of the Fund or the Investment Manager, or may subject the Fund or any Shareholders to an undue risk of adverse tax or other fiscal consequences; (iv) any representation or warranty made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true, or the Shareholder has breached any covenant made by it in connection with the acquisition of Shares; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Shares in circumstances where the Board determines that doing so is in the best interests of the Fund in a manner as will not discriminate unfairly against any Shareholder. Any mandatory repurchase or redemption of Shares will be in accordance with Rule 23c-2 under the Investment Company Act.

TRANSFERS OF SHARES

No person shall become a substituted Shareholder of the Fund without the consent of the Fund, which consent may be withheld in its sole discretion. Shares held by Shareholders may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder; or (ii) under other limited circumstances, with the consent of the Board (which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “INVESTOR QUALIFICATIONS.” Notice of a proposed transfer of Shares must also be accompanied by a properly completed investor application in respect of the proposed transferee. In connection with any request to transfer Shares, the Fund may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of Shares by a Shareholder (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Shares, the balance of the account of each of the transferee and transferor is less than $25,000. Each transferring Shareholder and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring Shares by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Shareholder will be entitled to the distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the Declaration of Trust and to tender the Shares for repurchase by the Fund, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the Declaration of Trust. If a Shareholder transfers Shares with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Fund as a Shareholder.

By subscribing for Shares, each Shareholder agrees to indemnify and hold harmless the Fund, the Board, the Investment Manager, each other Shareholder, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of the Declaration of Trust or any misrepresentation made by that Shareholder in connection with any such transfer.

ANTI-MONEY LAUNDERING

If the Fund, the Investment Manager or any governmental agency believes that the Fund has sold Shares to, or is otherwise holding assets of, any person or entity that is acting, directly or indirectly, in violation of U.S., international or other anti-money laundering laws, rules, regulations, treaties or other restrictions, or on behalf of any suspected terrorist or terrorist organization, suspected drug trafficker, or senior foreign political figure(s) suspected of engaging in corruption, the Fund, the Investment Manager or such governmental agency may freeze the assets of such person or entity invested in the Fund or suspend the repurchase of Shares. The Fund may also be required to, or deem it necessary or advisable to, remit or transfer those assets to a governmental agency, in some cases without prior notice to the investor.

CALCULATION OF NET ASSET VALUE

GENERAL

The Fund calculates its NAV as of the close of business on the last day of each month and at such other times as the Board may determine, including in connection with repurchases of Shares, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board. Shareholders will receive the estimated NAV of the Fund, free of charge upon request.

The Valuation Committee will oversee the valuation of the Fund’s investments on behalf of the Fund. The Board has approved valuation procedures for the Fund (the “Valuation Procedures”). The Valuation Procedures provide that the Fund will value its investments in direct investments and Underlying Funds at fair value.

In accordance with the Valuation Procedures, fair value as of each month-end or other applicable accounting periods, as applicable, ordinarily will be the value determined as of such date by each Underlying Fund in accordance with the Underlying Fund’s valuation policies and reported at the time of the Fund’s valuation. As a general matter, the fair value of the Fund’s interest in an Underlying Fund will represent the amount that the Fund could reasonably expect to receive from the Underlying Fund if the Fund’s interest was redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Fund believes to be reliable. In the event that the Underlying Fund does not report a month-end value to the Fund on a timely basis, the Fund will determine the fair value of such Underlying Fund based on the most recent final or estimated value reported by the Underlying Fund, as well as any other relevant information available at the time the Fund values its portfolio. Using the nomenclature of the hedge fund industry, any values reported as “estimated” or “final” values are expected to reasonably reflect market values of securities when available or fair value as of the Fund’s valuation date. A substantial amount of time may elapse between the occurrence of an event necessitating the pricing of Fund assets and the receipt of valuation information from the Underlying Manager of an Underlying Fund.

Prior to the Fund investing in any Underlying Fund, the Investment Manager will conduct a due diligence review of the valuation methodologies utilized by the Underlying Fund, which as a general matter will utilize market values when available, and otherwise will utilize principles of fair value that the Investment Manager reasonably believes to be consistent, in all material respects, with those used by the Fund in valuing its own investments. Although the Valuation Procedures provide that the Investment Manager will review the valuations provided by the Underlying Managers to the Underlying Funds, none of the Board or the Investment Manager will be able to confirm independently the accuracy of valuations provided by such Underlying Managers, which may be unaudited.

The Fund’s Valuation Procedures require the Investment Manager to take reasonable steps in light of all relevant circumstances to value the Fund’s portfolio. The Investment Manager will consider such information, and may conclude in certain circumstances that the information provided by an Underlying Manager does not represent the fair value of the Fund’s interests in the Underlying Fund. Although redemptions of interests in Underlying Funds are subject to advance notice requirements, Underlying Funds will typically make available NAV information to holders which will represent the price at which, even in the absence of redemption activity, the Underlying Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Underlying Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board, the Investment Manager will consider whether it is appropriate, in light of all relevant circumstances, to value such interests at the NAV as reported by the Underlying Manager at the time of valuation, or whether to adjust such value to reflect a premium or discount to NAV. In accordance with U.S. generally accepted accounting principles and industry practice, the Fund may not always apply a discount in cases where there is no contemporaneous redemption activity in a particular Underlying Fund. In other cases, as when an Underlying Fund imposes extraordinary restrictions on redemptions, when other extraordinary circumstances exist, or when there have been no recent transactions in Underlying Fund interests, the Fund may determine that it is appropriate to apply a discount to the NAV of the Underlying Fund. Any such decision will be made in good faith, and subject to the review and supervision of the Board.

The valuations reported by the Underlying Managers, upon which the Fund calculates its month-end NAV and the NAV of each Share, may be subject to later adjustment or revision, based on information reasonably available at that time. For example, any “estimated” values from Underlying Funds may be revised and fiscal year-end NAV calculations of the Underlying Funds may be audited by their independent auditors and may be revised as a result of such audits. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the NAV of the Fund at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares in the Fund repurchased at a NAV calculated prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Shareholders under certain circumstances. As a result, to the extent that such subsequently adjusted valuations from the Underlying Managers or revisions to the NAV of an Underlying Fund adversely affect the Fund’s NAV, the outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a NAV higher than the adjusted amount. Conversely, any increases in the NAV resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a NAV lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.

The Valuation Procedures provide that, where deemed appropriate by the Investment Manager and consistent with the Investment Company Act, investments in Underlying Funds may be valued at cost. Cost will be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Fund is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Fund’s investment will be revalued in a manner that the Investment Manager, in accordance with the Valuation Procedures, determines in good faith best reflects approximate market value. The Board will be responsible for ensuring that the Valuation Procedures utilized by the Investment Manager are fair to the Fund and consistent with applicable regulatory guidelines.

To the extent the Fund invests in securities or other instruments that are not investments in Underlying Funds, the Fund will generally value such assets as described below. Securities traded (1) on one or more of the U.S. national securities exchanges or the OTC Bulletin Board will be valued at their last sales price, and (2) on NASDAQ will be valued at the NASDAQ Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on NASDAQ for which the NOCP is not available will be valued at the mean between the closing bid and asked prices in this market. Securities traded on a foreign securities exchange generally will be valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. If an event occurs between the close of the foreign exchange and the computation of the Fund’s NAV that would materially affect the value of the security, the value of such a security will be adjusted to its fair value. Except as specified above, the value of a security, derivative, or synthetic security that is not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or combinations of these. The Investment Manager will monitor the value assigned to each security by the pricing service to determine if they believe the value assigned to a security is correct. If the Investment Manager believes that the value received from the pricing service is incorrect, then the value of the security will be its fair value as determined in accordance with the Valuation Procedures.

Debt securities will be valued in accordance with the Valuation Procedures, which generally provide for using a third-party pricing system, agent, or dealer selected by the Investment Manager, which may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading Shares. The Board will monitor periodically the reasonableness of valuations provided by any such pricing service. Debt securities with remaining maturities of 60 days or less, absent unusual circumstances, will be valued at amortized cost, so long as such valuations are determined by the Board to represent fair value.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service. Trading in foreign securities generally is completed, and the values of such securities are determined, prior to the close of securities markets in the United States. Foreign exchange rates are also determined prior to such close. On occasion, the values of securities and exchange rates may be affected by events occurring between the time as of which determination of such values or exchange rates are made and the time as of which the NAV of the Fund is determined. When such events materially affect the values of securities held by the Fund or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith in accordance with procedures approved by the Board.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Investment Manager and/or the Board, in consultation with the Administrator, will reevaluate the Fund’s fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Although the Valuation Procedures approved by the Board and the Fund provide that the Investment Manager will review the valuations provided by the Administrator (via the Underlying Managers or their administrators), neither the Investment Manager nor the Administrator will be able to confirm independently the accuracy of any valuations provided thereby.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net assets if the judgments of the Board and/or the Investment Manager (in reliance on the Underlying Funds and/or their administrators) regarding appropriate valuations should prove incorrect. The Fund may desire to dispose of an interest in an Underlying Fund, but be unable to dispose of such interest, and could therefore be obligated to continue to hold the interests for an extended period of time. In such a case, the Administrator, upon consultation with the Investment Manager, may continue to value the interests in accordance with the Valuation Procedures, without the benefit of the Underlying Manager’s or its administrator’s valuations, and may, if so instructed by the Investment Manager, in its sole discretion, discount the value of the interests, if applicable, in accordance with the Valuation Procedures.

SUSPENSION OF CALCULATION OF NET ASSET VALUE

As noted above, the Fund calculates its NAV as of the close of business on the last day of each month. However, there may be circumstances where it may not be practicable to determine an NAV, such as during any period when the principal stock exchanges for securities in which Underlying Funds have invested their assets are closed other than for weekends and customary holidays (or when trading on such exchanges is restricted or suspended). In such circumstances, the Board (after consultation with the Investment Manager) may suspend the calculation of NAV. The Fund will not accept subscriptions for Shares if the calculation of NAV is suspended, and the suspension may require the termination of a pending repurchase offer by the Fund (or the postponement of the Valuation Date for a repurchase offer). Notwithstanding a suspension of the calculation of NAV, the Fund will be required to determine the value of its assets and report NAV in its semi-annual and annual reports to Shareholders, and in its reports on Form N-Q filed with the SEC after the end of the first and third quarters of the Fund’s fiscal year. The Fund will resume calculation of NAV after the Board (in consultation with the Investment Manager) determines that conditions no longer require suspension of the calculation of NAV.

DIVIDEND REINVESTMENT PLAN

The Fund has a dividend reinvestment plan (the “DRIP”). Unless a Shareholder elects to receive cash by contacting the Fund’s Administrator, UMB Fund Services, Inc. at 1-877-775-7756 or 235 West Galena Street, Milwaukee, WI 53212, all dividends and/or capital gains distributions declared on Shares will be automatically reinvested in additional Shares, including fractional shares if any, at the Fund’s then current NAV. Shareholders who elect not to participate in the DRIP will receive all dividends and capital gains distributions in cash paid by check mailed directly to the shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee) by the Administrator as dividend disbursing agent. Participation in the DRIP is completely voluntary and may be terminated or resumed at any time without penalty by notice if received and processed by the Administrator prior to the dividend record date; otherwise such termination or resumption will be effective with respect to any subsequently declared dividend or other distribution. Such notice will be effective with respect to a particular dividend or other distribution (together, a “Dividend”). Some brokers or dealers may automatically elect to receive cash on behalf of Shareholders who hold their Shares in the broker or dealer’s name and may re-invest that cash in additional Shares, including fractional shares if any. Reinvested Dividends will increase the Fund’s assets on which the Investment Management Fee is payable to the Investment Manager.

Whenever the Fund declares a dividend and/or capital gain payable in cash, non-participants in the DRIP will receive cash and participants in the DRIP will receive the equivalent in Shares. The Shares will be acquired by the Administrator for the DRIP participants’ accounts through receipt of additional unissued but authorized Shares from the Fund (“Newly Issued Shares”).

The Administrator maintains all Shareholders’ accounts in the DRIP and furnishes written confirmation of all transactions in the accounts, including information needed by Shareholders for tax records. Shares in the account of each DRIP participant will be held by the Administrator on behalf of the DRIP participant, and each Shareholder proxy will include those Shares purchased or received pursuant to the DRIP. The Administrator will forward all proxy solicitation materials to participants and vote proxies for Shares held under the DRIP in accordance with the instructions of the participants.

Beneficial owners of Shares who hold their Shares in the name of a broker or dealer should contact the broker or nominee to determine whether and how they may participate in, or opt out of, the DRIP. In the case of Shareholders such as banks, brokers or dealers that hold shares for others who are the beneficial owners, the Administrator will administer the DRIP on the basis of the number of Shares certified from time to time by the record shareholder’s name and held for the account of beneficial owners who participate in the DRIP.

There will be no brokerage charges with respect to Shares issued directly by the Fund. The automatic reinvestment of dividends and/or capital gains in Shares under the DRIP will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such dividends and/or capital gains, even though such participants have not received any cash with which to pay the resulting tax. See “TAXES – TAXATION OF THE FUND – Distributions to Shareholders” below.

The Fund reserves the right to amend or terminate the DRIP. There is no direct service charge to participants with regard to purchases in the DRIP; however, the Fund reserves the right to amend the DRIP to include a service charge payable by the participants.

Shareholders should contact the Fund’s Administrator, UMB Fund Services, Inc. at 1-877-775-7756 or 235 West Galena Street, Milwaukee, WI 53212 to make elections to receive income dividends and/or capital distributions in cash; to terminate their participation in the program; and for any other inquiries related to the DRIP.

TAXES

INTRODUCTION

The following is a summary of certain material federal income tax consequences of acquiring, holding and disposing of Shares. Because the federal income tax consequences of investing in the Fund may vary from Shareholder to Shareholder depending on each Shareholder’s unique federal income tax circumstances, this summary does not attempt to discuss all of the federal income tax consequences of such an investment. Among other things, except in certain limited cases, this summary does not purport to deal with persons in special situations (such as financial institutions, non U.S. persons, insurance companies, entities exempt from federal income tax, regulated investment companies, dealers in commodities and securities and pass through entities). Further, to the limited extent this summary discusses possible foreign, state and local income tax consequences; it does so in a very general manner. Finally, this summary does not purport to discuss federal tax consequences (such as estate and gift tax consequences other than those arising under the federal income tax laws). You are therefore urged to consult your tax advisers to determine the federal, state, local and foreign tax consequences of acquiring, holding and disposing of Shares.

The following summary is based upon the Code as well as administrative regulations and rulings and judicial decisions thereunder, as of the date hereof, all of which are subject to change at any time (possibly on a retroactive basis). Accordingly, no assurance can be given that the tax consequences to the Fund or its Shareholder will continue to be as described herein.

The Fund has not sought or obtained a ruling from the Internal Revenue Service (the “IRS”) (or any other federal, state, local or foreign governmental agency) or an opinion of legal counsel as to any specific federal, state, local or foreign tax matter that may affect it. Accordingly, although this summary is considered to be a correct interpretation of applicable law, no assurance can be given that a court or taxing authority will agree with such interpretation or with the tax positions taken by the Fund.

Except where specifically noted, this summary relates solely to U.S. Shareholders. A U.S. Shareholder for purposes of this discussion is a person who is a citizen or a resident alien of the U.S., a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S. or any political subdivision thereof, an estate whose income is subject to U.S. federal income tax regardless of its source or a trust if: (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

TAXATION OF THE FUND

The below is a summary of certain U.S. federal income tax considerations relevant under current law, which is subject to change. Except where otherwise specifically indicated, the discussion relates to investors who are individual U.S. citizens or residents. You should consult your own tax adviser regarding tax considerations relevant to your specific situation, including federal, state, local and non-U.S. taxes.

The Fund intends to qualify as a RIC under federal income tax law. As a RIC, the Fund will generally not be subject to federal corporate income taxes, provided that it distributes out to Shareholders their taxable income and gain each year. To qualify for treatment as a RIC, the Fund must meet three important tests each year.

First, the Fund must derive with respect to each taxable year at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, other income derived with respect to its business of investing in stock, securities or currencies, or net income derived from interests in qualified publicly traded partnerships.

Second, generally, at the close of each quarter of its taxable year, at least 50% of the value of the Fund’s assets must consist of cash and cash items, U.S. government securities, securities of other RICs, and securities of other issuers (as to which the Fund has not invested more than 5% of the value of its total assets in securities of the issuer and as to which the Fund does not hold more than 10% of the outstanding voting securities of the issuer), and no more than 25% of the value of the Fund’s total assets may be invested in the securities of (1) any one issuer (other than U.S. government securities and securities of other regulated investment companies), (2) two or more issuers that the Fund controls and which are engaged in the same or similar trades or businesses, or (3) one or more qualified publicly traded partnerships.

Third, the Fund must distribute an amount equal to at least the sum of 90% of its investment company taxable income (net investment income and the excess of net short-term capital gain over net long-term capital loss) and 90% of its tax-exempt income, if any, for the year.

The Fund intends to comply with this distribution requirement. If the Fund were to fail to make sufficient distributions, it could be liable for corporate income tax and for excise tax in respect of the shortfall or, if the shortfall is large enough, the Fund could be disqualified as a RIC. If for any taxable year the Fund were not to qualify as a RIC, all its taxable income would be subject to tax at regular corporate rates without any deduction for distributions to Shareholders. In that event, taxable Shareholders would recognize dividend income on distributions to the extent of the Fund’s current and accumulated earnings and profits, and corporate Shareholders could be eligible for the dividends-received deduction.

The Code imposes a nondeductible 4% excise tax on RICs that fail to distribute each year an amount equal to specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). The Fund intends to make sufficient distributions or deemed distributions each year to avoid liability for this excise tax.

Certain of the Fund’s investments will require the Fund to recognize taxable income in a taxable year in excess of the cash generated on those investments during that year. In particular, the Fund expects to invest in debt obligations that will be treated as having “market discount” and/or original issue discount (“OID”) for U.S. federal income tax purposes. Additionally, some of the CLOs in which the Fund invests may constitute passive foreign investment companies, or under certain circumstances, controlled foreign corporations.  Because the Fund may be required to recognize income in respect of these investments before, or without receiving, cash representing such income, the Fund may have difficulty satisfying the annual distribution requirements applicable to RICs and avoiding Fund-level U.S. federal income and/or excise taxes. Accordingly, the Fund may be required to sell assets, including at potentially disadvantageous times or prices, raise additional debt or equity capital, make taxable distributions of its shares or debt securities, or reduce new investments, to obtain the cash needed to make these income distributions. If the Fund liquidates assets to raise cash, the Fund may realize gain or loss on such liquidations; in the event the Fund realizes net capital gains from such liquidation transactions, the Fund shareholders may receive larger capital gain distributions than they would in the absence of such transactions.

The Fund may invest a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for the Fund. U.S. federal income tax rules are not entirely clear about issues such as when the Fund may cease to accrue interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund to the extent necessary to seek to ensure that it distributes sufficient income that it does not become subject to U.S. federal income or excise tax.

Distributions To Shareholders. The Fund contemplates declaring as dividends each year all or substantially all of its taxable income. In general, distributions will be taxable to you for federal, state and local income tax purposes unless you are a tax-exempt entity, including qualified retirement plans or individual retirement accounts.  Distributions are taxable whether they are received in cash or reinvested in Fund Shares under the DRIP. Each Shareholder whose Shares are registered in its own name will automatically be a participant under the Fund’s dividend reinvestment program and have all income dividends and/or capital gains distributions automatically reinvested in Shares priced at the then-current net asset value unless such Shareholder, at any time, specifically elects to receive income dividends and/or capital gains distributions in cash. A Shareholder receiving Shares under the DRIP instead of cash distributions may still owe taxes and, because Fund Shares are generally illiquid, may need other sources of funds to pay any taxes due. A Shareholder may thus recognize income and gains taxable for federal, state and local income tax purposes and not receive any cash distributions to pay any resulting taxes. Fund distributions attributable to short-term capital gains and net investment income will generally be taxable to you as ordinary income, except as discussed below.

Fund distributions, if any, that are attributable to “qualified dividend income” or “long-term capital gains” earned by the Fund would be taxable to non-corporate Shareholders at reduced rates. Shareholders must have owned the Fund Shares for at least sixty-one (61) days during the one hundred twenty-one (121) day period beginning sixty (60) days before the ex-dividend date to benefit from the lower rates on qualified dividend income.  However, U.S. individuals with modified adjusted gross income exceeding $200,000 ($250,000 for married couples filing jointly) and trusts and estates with income above specified levels are subject to a 3.8% tax on their net investment income, which includes interest, dividends and capital gains.

Shareholders are generally taxed on any dividends from the Fund in the year they are actually distributed. Dividends declared in October, November or December of a year, and paid in January of the following year, will generally be treated for federal income tax purposes as having been paid to Shareholders on December 31st of the year in which the dividend was declared.

If you purchase shares just before a distribution, the purchase price will reflect the amount of the upcoming distribution, but you will be taxed on the entire amount of the distribution received, even though, as an economic matter, the distribution simply constitutes a return of capital. This is known as “buying into a dividend.”

Expenses. As long as the Fund is not continuously offered pursuant to a public offering, regularly traded on an established securities market or does not have at least five hundred (500) shareholders at all times during the taxable year, certain expenses incurred by the Fund that if paid by an individual would be deductible only as “miscellaneous itemized deductions” are generally not deductible by the Fund. Instead each shareholder will be treated as if it received a dividend in an amount equal to its allocable share of the Fund’s expenses and then having paid such expenses itself. Non-corporate taxpayers, however, will not be allowed to deduct any miscellaneous itemized deductions for any taxable year beginning after December 31, 2017, and before January 1, 2026. For taxable years beginning after January 1, 2026, non-corporate taxpayers will generally be able to treat those expenses as itemized deductions and must be aggregated with certain other “miscellaneous itemized deductions” and may be deducted only to the extent such aggregate expenses exceed 2% of such taxpayer’s adjusted gross income. Additionally itemized deductions will be reduced as a taxpayer’s income exceeds certain thresholds. Finally, such expenses are generally not deductible in computing the alternative minimum tax for non-corporate taxpayers.

Certain Withholding Taxes. The Fund may be subject to taxes, including foreign withholding taxes, attributable to investments of the Fund. If at the close of the Fund’s taxable year more than 50% of the value of its assets consists of foreign stock or securities, the Fund will be eligible to elect, for federal income tax purposes, to treat certain foreign taxes paid by it, including generally any withholding and other foreign income taxes, as paid by its Shareholders. If the Fund so elects, the pro rata amount of such foreign taxes paid by the Fund will be included in its Shareholders’ income and each such Shareholder will be entitled either (1) to credit that proportional amount of taxes against U.S. Federal income tax liability as a foreign tax credit or (2) to take that amount as an itemized deduction. The Fund does not expect to be able to make such election.

Sales, Exchanges And Redemptions. You will recognize taxable gain or loss on a sale, exchange or redemption of your shares in an amount equal to the difference between your tax basis in the shares and the amount you receive for them. Generally, this gain or loss will be long-term or short-term depending on whether your holding period exceeds twelve (12) months. Additionally, any loss realized on a disposition of shares of the Fund may be disallowed under “wash sale” rules to the extent the shares disposed of are replaced with other shares of the Fund within a period of sixty-one (61) days beginning thirty (30) days before and ending thirty (30) days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Fund. If disallowed, the loss will be reflected in an upward adjustment to the basis of the shares acquired.

The Fund is required to compute and report the cost basis share sold or exchanged. The Fund has elected to use the First In, First Out (“FIFO”) method, unless you instruct the Fund to select a different method, or choose to specifically identify your shares at the time of each sale or exchange. If your account is held by your broker or other advisor, they may select a different method. In these cases, please contact the holder of your shares to obtain information with respect to the available methods and elections for your account. You should carefully review the cost basis information provided by the Fund and make any additional basis, holding period or other adjustments that are required when reporting these amounts on your federal and state income tax returns.

IRAs and Other Tax Qualified Plans. In general, dividends received and gain or loss realized with respect to shares held in an IRA or other tax qualified plan are not currently taxable unless the Fund Shares were acquired with borrowed funds.

Pursuant to the Regulations directed at tax shelter activity, taxpayers are required to disclose to the IRS certain information on Form 8886 if they participate in a “reportable transaction.” A transaction may be a “reportable transaction” based upon any of several indicia with respect to a shareholder, including the recognition of a loss in excess of certain thresholds (for individuals, $2 million in one year or $4 million in any combination of years). Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment in Fund Shares.

U.S. Tax Treatment Of Foreign Shareholders.  Nonresident aliens, foreign corporations and other foreign investors in the Fund will generally be exempt from U.S. federal income tax on Fund distributions attributable to net capital gains. However, the Fund does not expect to make significant distributions that will be designated as net capital gains. The exemption may not apply, however, if the investment in the Fund is connected to a trade or business of the foreign investor in the United States or if the foreign investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

Fund distributions attributable to other categories of Fund income, such as interest, and dividends from companies whose securities are held by the Fund, will generally be subject to a 30% withholding tax when paid to foreign shareholders. However, the Fund may be able to designate a portion of the distributions made as interest related dividends or short term capital gain dividends which are generally exempt from this withholding tax. The withholding tax may, however, be reduced (and, in some cases, eliminated) under an applicable tax treaty between the United States and a shareholder’s country of residence or incorporation, provided that the shareholder furnishes the Fund with a properly completed Form W-8BEN to establish entitlement for these treaty benefits.

A foreign investor will generally not be subject to U.S. tax on gains realized on sales or exchanges of Fund shares unless the investment in the Fund is connected to a trade or business of the investor in the United States or if the investor is present in the United States for one hundred eighty-three (183) days or more in a year and certain other conditions are met.

In addition, the Fund will be required to withhold 30% tax on certain payments to foreign entities that do not meet specified information reporting requirements under the Foreign Account Tax Compliance Act.

All foreign investors should consult their own tax advisors regarding the tax consequences of an investment in the Fund in their country of residence.

State and Local Taxes.  In addition to the U.S. federal income tax consequences summarized above, you may be subject to state and local taxes on distributions and redemptions. State income taxes may not apply, however, to the portions of the Fund’s distributions, if any, that are attributable to interest on U.S. government securities.

Information Reporting And Backup Withholding. Under applicable “backup withholding” requirements, the Fund may be required in certain cases to withhold and remit to the IRS a percentage of taxable dividends or gross proceeds realized upon sale payable to Shareholders who have failed to provide a correct tax identification number in the manner required, or who are subject to withholding by the IRS for failure to properly include on their return payments of taxable interest or dividends, or who have failed to certify to the Fund that they are not subject to backup withholding when required to do so or that they are “exempt recipients.” The amount of any backup withholding from a payment to a Shareholder will be allowed as a credit against the Shareholder’s U.S. federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is timely furnished to the IRS.

OTHER TAX MATTERS

The preceding is a summary of some of the tax rules and considerations affecting Shareholders and the Fund’s operations, and does not purport to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, state and local taxes, estate and inheritance taxes, and intangible taxes that may be imposed by various jurisdictions. The Fund also may be subject to state, local, and foreign taxes that could reduce cash distributions to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Each prospective Shareholder is urged to consult with his or her tax adviser with respect to any investment in the Fund.

ERISA AND CODE CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangements subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”), certain individual retirement accounts (“IRAs”), or certain Keogh plans, should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, the avoidance of prohibited transactions, and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor regulations provide that a fiduciary of the ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, whether the investment is designed reasonably to further the ERISA Plan’s purposes, the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment, the income taxes (if any) attributable to the investment, and the projected return of the investment relative to the ERISA Plan’s funding objectives. Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with ERISA’s fiduciary responsibilities and the foregoing considerations. If a fiduciary with respect to any such ERISA Plan breaches such responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach. Non-ERISA-covered IRAs and Keogh plans and other arrangements not subject to ERISA, but subject to the prohibited transaction rules of section 4975 of the Code (“Code Plans”; together with ERISA Plans, “Plans”), should determine whether an investment in the Fund will violate those rules.

Because the Fund will be registered as an investment company under the Investment Company Act, the underlying assets of the Fund will not be considered “plan assets” of the Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility rules and ERISA and the Code’s prohibited transaction rules. Thus, the Investment Manager will not be a fiduciary within the meaning of ERISA and the Code with respect to the assets of any Plan that becomes a Shareholder of the Fund, solely as a result of the Plan’s investment in the Fund.

Certain prospective Plan investors may currently maintain relationships with the Investment Manager or one or more Underlying Managers of the Underlying Funds in which the Fund invests, or with other entities that are affiliated with the Investment Manager. Each of such persons may be deemed to be a party in interest to, a disqualified person of, and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the Code prohibit Plan assets from being used for the benefit of a party in interest or disqualified person and also prohibit a fiduciary from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. Plan fiduciaries will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that they are duly authorized to make such investment decisions, and that they have not relied on any advice or recommendation of such affiliated persons as to any decision to invest in the Fund, to the extent that any such advice or recommendation would be prohibited under ERISA or the Code.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by the future publication or the future applicability of final regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

DESCRIPTION OF SHARES

The Fund is authorized to offer one class of Shares designated as Founders Class Shares. The Fund may offer other classes of Shares as well in the future. The Fund has applied for and expects to receive an exemptive order from the SEC with respect to the multi-class structure and the imposition of certain fees on classes of Shares. There is no assurance that the Fund will be granted the exemptive order. From time to time, the Board may create and offer additional classes of Shares, or may vary the characteristics of the Founders Class Shares described herein, including without limitation, in the following respects: (1) the amount of fees permitted by a distribution and/or service plan as to such class; (2) voting rights with respect to a distribution and/or service plan as to such class; (3) different class designations; (4) the impact of any class expenses directly attributable to a particular class of Shares; (5) differences in any dividends and net asset values resulting from differences in fees under a distribution and/or service plan or in class expenses; (6) the addition of sales charges; (7) any conversion features, as permitted under the Investment Company Act. The Fund’s Shares are not liable to further calls or assessments and do not have any preemptive rights.

INVESTOR QUALIFICATIONS

Each prospective investor in the Fund will be required to certify that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act. The criteria for qualifying as an “accredited investor” are set forth in the investor application that must be completed by each prospective investor. Investors who meet such qualifications are referred to in this Memorandum as “Eligible Investors.” Existing Shareholders who request to purchase additional Shares (other than in connection with the DRIP) will be required to qualify as “Eligible Investors” and to complete an additional investor application prior to the additional purchase.

PURCHASING SHARES

PURCHASE TERMS

Founders Class Shares are not subject to any initial sales charge.

The minimum initial investment in Founders Class Shares is $50,000. The minimum subsequent investment amount is $10,000. However, the following groups of investors are eligible to purchase Founders Class Shares without any initial minimum investment requirement:

●	defined benefit plans, endowments and foundations, investment companies, and other institutional investors not specifically enumerated;

●

accounts and programs offered by certain financial intermediaries, such as registered investment advisers, broker-dealers, bank trust departments, provided that the minimum aggregate value of such accounts is $25,000 or that in the Fund’s opinion there is adequate intent to reach such aggregate value within 12 months;

●	principals and employees of the Investment Manager the Underlying Managers or their respective affiliates and their immediate family members.

The Fund, in its sole discretion, may accept investments below the above specified minimums.

Shares are offered to investors who purchase the Shares directly through the Placement Agent or through financial intermediaries and custodial platforms with whom the Placement Agent has entered into written agreements authorizing them to sell Shares of the Fund. Some intermediaries may impose different or additional eligibility requirements or investment minimums, and may charge additional fees to investors.

The Shares will initially be issued at $10.00 per share and thereafter the purchase price for each class of Shares will be based on the NAV per Share of that Class as of the date such Shares are purchased.

Shares will generally be offered for purchase as of the first business day of each calendar month, except that Shares may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate offerings of Shares at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Shares will be payable in cash. Orders will be priced at the appropriate price next computed after the order is received by the Administrator. The Fund reserves the right, in its sole discretion, to accept or reject any subscription to purchase Shares in the Fund at any time. In the event that cleared funds and/or a properly completed investor application are not received from a prospective investor prior to the cut-off times pertaining to a particular offering, the Fund may hold the relevant funds and investor application for processing in the next offering.

In general, an investment will be accepted if a completed investor application and funds are received in good order. The Fund reserves the right to reject, in its sole discretion, any request to purchase Shares in the Fund at any time.

TERM, DISSOLUTION AND LIQUIDATION

The Fund may be dissolved upon approval of a majority of the Trustees. Upon the liquidation of the Fund, its assets will be distributed first to satisfy (whether by payment or the making of a reasonable provision for payment) the debts, liabilities and obligations of the Fund, including actual or anticipated liquidation expenses, other than debts, liabilities or obligations to Shareholders, and then to the Shareholders proportionately in accordance with the amount of Shares that they own. Assets may be distributed in-kind on a proportionate basis if the Board or liquidator determines that the distribution of assets in-kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

REPORTS TO SHAREHOLDERS

The Fund will furnish to Shareholders as soon as practicable after the end of each of its taxable years such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Fund anticipates sending Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Shareholders also will be sent reports regarding the Fund’s operations each quarter.

FISCAL YEAR

The Fund’s fiscal year is the 12-month period ending on June 30. The Fund’s taxable year is the 12-month period ending on September 30.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

The Board has selected Cohen & Company, Ltd. located at 151 North Franklin Street, Suite 575, Chicago, IL 60606, as the independent registered public accounting firm of the Fund.

Faegre Drinker Biddle & Reath, LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees.

INQUIRIES

Inquiries concerning the Fund and Shares (including procedures for purchasing Shares) should be directed to the Fund’s Administrator, UMB Fund Services, Inc. at 235 West Galena Street, Milwaukee, WI 53212 or by calling the Fund toll free at 1-877-775-7756.

THE OPTIMA DYNAMIC ALTERNATIVES fund c/o UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212 1-877-775-7756
Investment Manager Optima Asset Management LLC 10 East 53rd Street New York, NY 10022	Transfer Agent / Administrator UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212
Custodian Bank UMB Bank, N.A. 1010 Grand Boulevard Kansas City, MO 64106	Placement Agent UMB Distribution Services, LLC 235 West Galena Street Milwaukee, WI 53212
Independent Registered Public Accounting Firm Cohen & Company, Ltd. 151 North Franklin St, Suite 575 Chicago, IL 60606	Fund Counsel Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103-6996

STATEMENT OF ADDITIONAL INFORMATION

THE OPTIMA DYNAMIC ALTERNATIVES FUND

Founders Class Shares

Dated November 4, 2021

c/o UMB Fund Services, Inc.

235 West Galena Street

Milwaukee, WI 53212

1-877-775-7756

This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Confidential Private Placement Memorandum (the “Memorandum”) of The Optima Dynamic Alternatives Fund (the “Fund”) dated November 4, 2021, as it may be further amended or supplemented from time to time. This SAI is incorporated by reference in its entirety into the Memorandum. A copy of the Memorandum may be obtained without charge by contacting the Fund at the telephone number or address set forth above.

This SAI is not an offer to sell shares of beneficial interest (“Shares”) of the Fund and is not soliciting an offer to buy Shares in any state where the offer or sale is not permitted.

Capitalized terms not otherwise defined herein have the same meaning set forth in the Memorandum.

Shares are distributed by UMB Distribution Services, LLC (“Placement Agent”) to institutions and financial intermediaries who may distribute Shares to clients and customers (including affiliates and correspondents) of the Fund’s investment manager, and to clients and customers of other organizations. The Memorandum, which is dated November 4, 2021, provides basic information investors should know before investing. This SAI is intended to provide additional information regarding the activities and operations of the Fund and should be read in conjunction with the Memorandum.

GENERAL INFORMATION

The Optima Dynamic Alternatives Fund (the “Fund”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company.

INVESTMENT POLICIES AND PRACTICES

The primary investment objective of the Fund, as well as the principal investment strategies of the Fund and the principal risks associated with such investment strategies, are set forth in the Fund’s Memorandum. Certain additional information regarding the investment program of the Fund is set forth below.

FUNDAMENTAL POLICIES

The Fund’s fundamental policies, which are listed below, may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund. No other policy is a fundamental policy of the Fund, except as expressly stated. At the present time the Shares are the only outstanding voting securities of the Fund. As defined by the Investment Company Act, the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Shareholders of the Fund, duly called, (i) of 67% or more of the Shares represented at such meeting, if the holders of more than 50% of the outstanding Shares are present in person or represented by proxy or (ii) of more than 50% of the outstanding Shares, whichever is less. Within the limits of the fundamental policies of the Fund, the management of the Fund has reserved freedom of action. The Fund may not:

(1)	Issue any senior security, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the Securities and Exchange Commission (the “SEC”) or any other applicable authority.

(2)

Borrow money, except to the extent permitted by Section 18 of the Investment Company Act, as interpreted, modified, or otherwise permitted by the SEC or any other applicable authority. This investment restriction does not apply to borrowings from affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority. The Fund may borrow for investment and other purposes, such as for satisfying repurchase offers or to otherwise provide the Fund with liquidity.

(3)

Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the disposition of its portfolio securities.

(4)

Make loans, except as permitted under the Investment Company Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time. This investment restriction does not apply to loans to affiliated investment companies or other affiliated persons of the Fund to the extent permitted by the Investment Company Act, the SEC or any other applicable authority.

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(5)

Purchase, hold or deal in real estate, except that the Fund may invest in securities that are secured by real estate, including, without limitation, mortgage-related securities, or that are issued by companies or partnerships that invest or deal in real estate or real estate investment trusts, and may hold and dispose of real estate acquired by the Fund as a result of the ownership of securities or other permitted investments.

(6)

Invest in commodities and commodity contracts, except that the Fund (i) may purchase and sell non-U.S. currencies, options, swaps, futures and forward contracts, including those related to indexes, options and options on indexes, as well as other financial instruments and contracts that are commodities or commodity contracts, (ii) may also purchase or sell commodities if acquired as a result of ownership of securities or other instruments, (iii) may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts, and (iv) may make such investments as otherwise permitted by the Investment Company Act.

(7)

Invest 25% or more of the value of its total assets in the securities of issuers that the Fund’s investment advisor determines are engaged in any single industry, except that U.S. government securities and repurchase agreements collateralized by U.S. government securities may be purchased without limitation. The Fund may invest in Underlying Funds that may concentrate their assets in one or more industries. The Fund will not invest 25% or more of its assets in an Underlying Fund that it knows concentrates its assets in a single industry.

With respect to these investment restrictions and other policies described in this SAI or the Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

The investment objective of the Fund is not a fundamental policy of the Fund and may be changed by the Board of Trustees of the Fund (the “Board”) without the vote of a majority (as defined by the Investment Company Act) of the Fund’s outstanding Shares.

ADDITIONAL INFORMATION ON INVESTMENT TECHNIQUES OF THE FUND AND RELATED RISKS

           As discussed in the Memorandum, the Fund’s primary investment objective is to generate meaningful risk adjusted returns over time. The Fund operates as a “fund of funds” that intends to allocate its assets, in percentages determined at the discretion of the Investment Manager, primarily among a range of investment vehicles (“Underlying Funds”) that are managed by a select group of experienced institutional managers (“Underlying Managers”) identified for their expertise in implementing various hedge fund strategies. The Underlying Funds will generally be private investment funds that are not registered under the Investment Company Act. This section provides additional information about various types of investments and investment techniques that may be employed by Underlying Funds in which the Fund invests, or by the Fund. Any decision to invest in the Fund should take into account that all such investments will be subject to related risks, which can be substantial.

Agriculture and Timber Companies

The Fund may invest its assets in securities issued by companies in the agriculture industry or private funds that invest in such securities. Companies involved in the agriculture industry and farming-related activities may be affected by certain legislative or regulatory developments related to food safety, the environment, taxes and other governmental policies. Companies involved in the agriculture industry and farming-related activities may be subject to the risk of liability for environmental damage, depletion of resources and mandated expenditures for safety and pollution control devices. An increased competitive landscape, caused by increased availability of food and other agricultural commodities, economic recession or labor difficulties, may lead to a decrease in demand for products and services provided by companies involved in agriculture and farming-related activities. Furthermore, agricultural and farming-related activities are subject to risks associated with cyclicality of revenues and earnings, economic recession, currency fluctuations, changing consumer tastes, extensive competition, consolidation and excess capacity. Generally, companies involved in the agriculture industry and farming-related activities are affected by the economic health of consumers. As a result, a weak economy and its effect on consumer spending could adversely affect such companies.

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Timber companies may be affected by numerous factors, including events occurring in nature and international politics. For example, the volume and value of timber that can be harvested from timberlands may be limited by natural disasters and other events such as fire, volcanic eruptions, insect infestation, disease, ice storms, wind storms, flooding, other weather conditions and other causes. In periods of poor logging conditions, timber companies may harvest less timber than expected. Timber companies are subject to many federal, state and local environmental and health and safety laws and regulations. In addition, rising interest rates and general economic conditions may affect the demand for timber products.

Asset-Backed (Including Mortgage-Backed) Securities

To the extent described in the Memorandum, the Fund may purchase asset-backed securities, which are securities backed by mortgages, real estate debt, consumer loans, senior living debt, installment contracts, small business loans, credit card receivables, municipal securities or other financial assets. The investment characteristics of asset-backed securities differ from those of traditional fixed-income securities. Asset-backed securities represent interests in “pools” of assets in which payments of both interest and principal on the securities are made periodically, thus in effect “passing through” such payments made by the individual borrowers on the assets that underlie the securities, net of any fees paid to the issuer or guarantor of the securities. The average life of asset-backed securities varies with the maturities of the underlying instruments, and the average life of a mortgage-backed instrument, in particular, is likely to be substantially less than the original maturity of the mortgage pools underlying the securities as a result of mortgage prepayments. For this and other reasons, an asset-backed security normally is subject to both call risk and extension risk, and an asset-backed security’s stated maturity may be shortened. In addition, the security’s total return may be difficult to predict precisely. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities.

If an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments will decrease, yield to maturity. In calculating the average weighted maturity of the Fund’s fixed income investments, the maturity of asset-backed securities will be based on estimates of average life. Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore, prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments.

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Asset-backed securities acquired by the Fund may include collateralized mortgage obligations (“CMOs”). CMOs provide the holder with a specified interest in the cash flow of a pool of underlying mortgages or other mortgage-backed securities. Issuers of CMOs ordinarily elect to be taxed as pass-through entities known as real estate mortgage investment conduits (“REMICs”). CMOs are issued in multiple classes, each with a specified fixed or floating interest rate and a final distribution date. The relative payment rights of the various CMO classes may be structured in a variety of ways, and normally are considered derivative securities. In some cases, CMOs may be highly leveraged and very speculative. The Funds will not purchase “residual” CMO interests, which normally exhibit greater price volatility.

Business Development Companies

The Fund may invest in business development companies (“BDCs”). A BDC is regulated under the Investment Company Act, but may carry risks similar to those of a private equity fund or a venture capital fund. Certain BDCs are not publicly traded and are illiquid investments. It may not be possible to redeem shares of non-publicly-traded BDCs without paying a substantial penalty. Publicly-traded BDCs usually trade at a discount to their net asset value (“NAV”) because they invest in unlisted securities and have limited access to capital markets. BDC investments may take the form of equity, preferred stock, or debt issuance. Leverage provided by BDC debt often serves to increase a BDC’s yield, but subjects the BDC to increased risks, including the increased volatility and the possibility that the BDC’s common share income will fall if the dividend rate of the preferred shares or interest rate on borrowings rises. BDCs value a significant portion of their investments at fair value, which is determined under procedures approved by the BDC’s board of directors. Such fair valuation of securities may create increased uncertainty with respect to the value of the BDC’s investments.

Convertible Securities

Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit lower volatility than the underlying common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Investors could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt. Lower quality convertible securities, also known as “junk bonds,” involve greater risk of default or price changes due to the issuer’s creditworthiness. The market prices of these securities may fluctuate more than those of higher quality securities and may decline significantly in periods of general economic difficulty, which may follow periods of rising interest rates. Securities in the lowest quality category may present the risk of default, or may be in default.

Contingent Convertible Securities. Contingent convertible securities are subject additional risk factors in addition to those related to convertible securities. If an event occurs that triggers the conversion to equity or writing down of the security, the Fund may lose the principal amount invested on a permanent or temporary basis or the contingent convertible security may be converted to equity. Coupon payments on contingent convertible securities may be discretionary and may be cancelled by the issuer. Holders of contingent convertible securities may suffer a loss of capital when comparable equity holders do not.

Hybrid Securities

The Fund may invest in hybrid securities. A hybrid security is a type of security that also has equity and debt characteristics. Like equities, which have no final maturity, a hybrid security may be callable at the option of the issuer on a date specified at issue. Additionally, like common equities, which may stop paying dividends at virtually any time without violating any contractual terms or conditions, hybrids typically allow for issuers to withhold payment of interest until a later date or to suspend coupon payments entirely without triggering an event of default. Hybrid securities are normally at the bottom of an issuer’s debt capital structure because holders of an issuer’s hybrid securities are structurally subordinated to the issuer’s senior creditors. In bankruptcy, hybrid security holders should only get paid after all senior creditors of the issuer have been paid out before any disbursements are made to the issuer’s equity holders. Accordingly, hybrid securities may be more sensitive to economic changes than more senior debt securities. Such securities may also be viewed as more equity-like by the market when the issuer or its parent company experiences financial difficulties.

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Infrastructure Companies

The Fund considers a company to be engaged in the infrastructure business if it derives at least 50% of its revenues or earnings from, or devotes at least 50% of its assets to, infrastructure-related activities. The Fund defines infrastructure as the systems and networks of energy, transportation, utilities, communication and other services required for the normal function of society. Infrastructure companies are involved in, among other things: (1) the generation, transmission and distribution of electric energy; (2) the storage, transportation and distribution of natural resources, such as natural gas, used to produce energy; (3) alternative energy sources; (4) the building, operation and maintenance of highways, toll roads, tunnels, bridges and parking lots; (5) the building, operation and maintenance of airports and ports, railroads and mass transit systems; (6) telecommunications, including wireless and cable networks; (7) water treatment and distribution; and (8) other public services such as health care and education.

Investments in infrastructure-related companies have greater exposure to the potential adverse economic, regulatory, political and other changes affecting such entities. Infrastructure-related companies are subject to a variety of factors that may adversely affect their business or operations including high interest costs in connection with capital construction programs, costs associated with compliance with and changes in environmental and other regulations, difficulty in raising capital in adequate amounts on reasonable terms in periods of high inflation and unsettled capital markets, the effects of surplus capacity, increased competition from other providers of services in a developing deregulatory environment, uncertainties concerning the availability of fuel at reasonable prices, the effects of energy conservation policies and other factors. Additionally, infrastructure-related entities may be subject to regulation by various governmental authorities and may also be affected by governmental regulation of rates charged to customers, government budgetary constraints, service interruption due to environmental, operational or other mishaps and the imposition of special tariffs and changes in tax laws, regulatory policies and accounting standards. Other factors that may affect the operations of infrastructure-related companies include innovations in technology that could render the way in which a company delivers a product or service obsolete, significant changes to the number of ultimate end-users of a company’s products, increased susceptibility to terrorist acts or political actions, risks of environmental damage due to a company’s operations or an accident, and general changes in market sentiment towards infrastructure and utilities assets.

Life Settlement Investments

The Fund may invest in life settlements, which are sales to third parties, such as the Fund, of existing life insurance contracts for more than their cash surrender value but less than the net benefits to be paid under the policies. When the Fund acquires such a contract, it pays the policy premiums in return for the expected receipt of the net benefit as the beneficiary under the policy. Investments in these contracts involve certain risks, including liquidity risk, credit risk of the insurance company, and inaccurate estimations of life expectancy of the insured individuals (viators). These policies are considered illiquid in that they are bought and sold in a secondary market through life settlement agents. Also, in the event of a bankruptcy of the insurance carrier for a policy, the Fund may receive reduced or no benefits under the contract. The Fund seeks to minimize credit risk by investing in policies issued by a diverse range of highly-rated insurance carriers. Furthermore, the Fund may encounter losses on its investments if there is an inaccurate estimation of the life expectancies of viators. The Fund intends to reduce this life expectancy risk by investing only in contracts where the life expectancy was reviewed by an experienced actuary, as well as by diversifying its investments across viators of varying ages and medical profiles. In addition, it is unclear whether the income from life settlements is qualifying income for purposes of the Internal Revenue Service 90% gross income test the Fund must satisfy each year to qualify as a RIC. The Fund intends to monitor its investments to ensure that the Fund remains qualified as a RIC.

Marketplace Loans and Pass-Throughs

The Fund may make marketplace lending investments through a combination of: (i) investing in loans to consumers, small- and mid-sized companies (“SMEs”) and other borrowers, including borrowers of student loans, originated through online platforms (or an affiliate) that provide a marketplace for lending (“Marketplace Loans”) through purchases of whole loans (either individually or in aggregations); (ii) investing in notes or other pass-through obligations issued by a marketplace lending platform (or an affiliate) representing the right to receive the principal and interest payments on a Marketplace Loan (or fractional portions thereof) originated through the platform (“Pass-Through Notes”); (iii) purchasing asset-backed securities representing ownership in a pool of Marketplace Loans; (iv) investing in private investment funds that purchase Marketplace Loans, (v) acquiring an equity interest in a marketplace lending platform (or an affiliate); and (vi) providing loans, credit lines or other extensions of credit to a marketplace lending platform (or an affiliate) (collectively, “Marketplace Lending Instruments”). Marketplace Lending Instruments are generally not rated by the nationally recognized statistical rating organizations (“NRSROs”). Such unrated instruments, however, are considered to be comparable in quality to securities falling into any of the ratings categories used by such NRSROs to classify “junk” bonds. Accordingly, the Fund’s unrated Marketplace Lending Instrument investments constitute highly risky and speculative investments similar to investments in “junk” bonds.

A portion of the Marketplace Loans in which the Fund may invest will not be secured by any collateral, will not be guaranteed or insured by a third party and will not be backed by any governmental authority. Accordingly, the platforms and any third-party collection agencies will be limited in their ability to collect on defaulted Marketplace Loans. With respect to Marketplace Loans secured by collateral, there can be no assurance that the liquidation of any such collateral would satisfy a borrower’s obligation in the event of a default under its Marketplace Loan.

Furthermore, Marketplace Loans may not contain any cross-default or similar provisions. A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. The effect of this can be to allow other creditors to move more quickly to claim any assets of the borrower. To the extent a Marketplace Loan does not contain a cross-default provision, the loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations, unless there are relevant independent grounds for a default on the loan. In addition, the Marketplace Loan will not be referred to a third-party collection agency for collection because of a borrower’s default on debt obligations other than the Marketplace Loan. If a borrower first defaults on debt obligations other than the Marketplace Loan, the creditors to such other debt obligations may seize the borrower’s assets or pursue other legal action against the borrower, which may adversely impact the ability to recoup any principal and interest payments on the Marketplace Loan if the borrower subsequently defaults on the loan. In addition, an operator of a platform is generally not required to repurchase Marketplace Loans from a lender except under very narrow circumstances, such as in cases of verifiable identity fraud by the borrower or as may otherwise be negotiated by the Fund when purchasing whole loans.

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Borrowers may seek protection under federal bankruptcy law or similar laws. If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on hold and prevent further collection action absent bankruptcy court approval. Whether any payment will ultimately be made or received on a Marketplace Loan after bankruptcy status is declared depends on the borrower’s particular financial situation and the determination of the court. It is possible that the borrower’s liability on the Marketplace Loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured Marketplace Loan, unsecured creditors will receive only a fraction of any amount outstanding on their loan, if anything at all.

As Pass-Through Notes are pass-through obligations of the operators of the lending platforms, and not direct obligations of the borrowers under the underlying Marketplace Loans originated by such platforms, holders of certain Pass-Through Notes are exposed to the credit risk of the operator. An operator that becomes subject to bankruptcy proceedings may be unable to make full and timely payments on its Pass-Through Notes even if the borrowers of the underlying Marketplace Loans timely make all payments due from them. In addition, Pass-Through Notes are non-recourse obligations (except to the extent that the operator actually receives payments from the borrower on the loan). Accordingly, lenders assume all of the borrower credit risk on the loans they fund and are not entitled to recover any deficiency of principal or interest from the operator if the borrower defaults on its payments.

There may be a delay between the time the Fund commits to purchase a Pass-Through Note and the issuance of such note and, during such delay, the funds committed to such an investment will not be available for investment in other Marketplace Lending Instruments. Because the funds committed to an investment in Pass-Through Notes do not earn interest until the issuance of the note, the delay in issuance will have the effect of reducing the effective rate of return on the investment.

Master Limited Partnerships

The Fund may invest up to 25% of its net assets in equity securities of master limited partnerships (“MLPs”) and their affiliates. An MLP generally has two classes of partners, the general partner and the limited partners. The general partner normally controls the MLP through an equity interest plus units that are subordinated to the common (publicly traded)  units for an initial period and then only converting to common if certain financial tests are met. As a motivation for the general partner to successfully manage the MLP and increase cash flows, the terms of most MLPs typically provide that the general partner receives a large portion of the net income as distributions reach higher target levels. As cash flow grows, the general partner receives greater interest in the incremental income compared to the interest of limited partners. The general partner’s incentive compensation typically increases to up to 50% of incremental income. Nevertheless, the aggregate amount distributed to limited partners will increase as MLP distributions reach higher target levels. Given this incentive structure, the general partner has an incentive to streamline operations and undertake acquisitions and growth projects in order to increase distributions to all partners.

MLP common units represent an equity ownership interest in a partnership, providing limited voting rights and entitling the holder to a share of the company’s success through distributions and/or capital appreciation. Unlike shareholders of a corporation, common unit holders do not elect directors annually and generally have the right to vote only on certain significant events, such as mergers, a sale of substantially all of the assets, removal of the general partner or material amendments to the partnership agreement. MLPs are required by their partnership agreements to distribute a large percentage of their current operating earnings. Common unit holders generally have first right to a minimum quarterly distribution prior to distributions to the convertible subordinated unit holders or general partner (including incentive distributions). Common unit holders typically have arrearage rights if the minimum quarterly distribution is not met. In the event of liquidation, MLP common unit holders have first right to the partnership’s remaining assets after bondholders, other debt holders, and preferred unit holders have been paid in full. MLP common units trade on a national securities exchange or over-the-counter. Some limited liability companies (“LLCs”) may be treated as MLPs for federal income tax purposes.

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Similar to MLPs, LLCs typically do not pay federal income tax at the entity level and are required by their operating agreements to distribute a large percentage of their current operating earnings. In contrast to MLPs, LLCs have no general partner and there are no incentives that entitle management or other unit holders to increased percentages of cash distributions as distributions reach higher target levels. In addition, LLC common unit holders typically have voting rights with respect to the LLC, whereas MLP common units have limited voting rights. MLP common units and other equity securities can be affected by macro-economic and other factors affecting the stock market in general, expectations of interest rates, investor sentiment toward MLPs or a MLP’s business sector, changes in a particular issuer’s financial condition, or unfavorable or unanticipated poor performance of a particular issuer (in the case of MLPs, generally measured in terms of distributable cash flow).

Prices of common units of individual MLPs and other equity securities can also be affected by fundamentals unique to the partnership or company, including earnings power and coverage ratios. MLP convertible subordinated units are typically issued by MLPs to founders, corporate general partners of MLPs, entities that sell assets to the MLP, and institutional investors, and may be purchased in direct placements from such persons. The purpose of the convertible subordinated units is to increase the likelihood that during the subordination period there will be available cash to be distributed to common unit holders. Convertible subordinated units generally are not entitled to distributions until holders of common units have received specified minimum quarterly distributions, plus any arrearages, and may receive less in distributions upon liquidation. Convertible subordinated unit holders generally are entitled to a minimum quarterly distribution prior to the payment of incentive distributions to the general partner, but are not entitled to arrearage rights. Therefore, they generally entail greater risk than MLP common units. They are generally convertible automatically into the senior common units of the same issuer at a one-to-one ratio upon the passage of time or their satisfaction of certain financial tests. These units do not trade on a national exchange or over-the-counter, and there is no active market for convertible subordinated units. The value of a convertible security is a function of its worth if converted into the underlying common units. Convertible subordinated units generally have similar voting rights to MLP common units. Because convertible subordinated units generally convert to common units on a one-to-one ratio, the price that the Fund could be expected to pay upon the purchase or to realize upon resale is generally tied to the common unit price less a discount. The size of the discount varies depending on a variety of factors including the likelihood of conversion, and the length of time remaining to conversion, and the size of the block purchased.

MLP I-Shares represent an indirect investment in MLP I-units. I-units are equity securities issued to affiliates of MLPs, typically a limited liability company, that own an interest in and manage the MLP. The issuer has management rights but is not entitled to incentive distributions. The I-Share issuer’s assets consist exclusively of MLP I-units. Distributions by MLPs to I-unit holders are made in the form of additional I-units, generally equal in amount to the cash received by common unit holders of MLPs. Distributions to I-Share holders are made in the form of additional I-Shares, generally    equal in amount to the I-units received by the I-Share issuer. The issuer of the I-Share is taxed as a corporation for federal income tax purposes; however, the MLP does not allocate income or loss to the I-Share issuer. Accordingly, investors receive a Form 1099, are not allocated their proportionate share of income of the MLPs and are not subject to state income tax filing obligations. The price of I-Shares and their volatility tend to be correlated to the price of common units, although the price correlation is not precise.

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Mortgage Servicing Rights

Mortgage servicing rights are the contractual rights to cash flows payable to the actual mortgage servicer of a pool of mortgage loans for their ongoing administrative duties. An investment in mortgage servicing rights is negatively impacted if prepayments are higher than projected (often precipitated by a decline in interest rates), defaults and/or delinquencies are higher than projected, mortgage servicing advances are higher than projected, or a prior mortgage servicing GSE approval is revoked. A mortgage servicer requires approval from a GSE such as Fannie Mae or Freddie Mac before they are allowed to service conforming mortgages. Mortgage servicing rights can also be negatively impacted by changes in state and/or federal regulations.

Municipal Debt

Municipal securities may be subject to credit or default risk, interest rate risk and certain additional risk. The municipal securities comprising the Fund’s investments may include debt obligations issued to obtain funding for various public purposes, including the construction of a wide range of public infrastructure and facilities (including housing), essential social, health and/or public service sector programs and initiatives, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of securities are issued by or on behalf of public authorities, for example, to finance privately owned or operated facilities, including in respect of electric energy or gas, sewage, solid waste disposal and other specialized facilities. In addition, other private activity securities, the proceeds of which are used, for example, for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, but current federal tax laws place substantial limitations on the size of such issues. The interest on the Fund’s investments may bear a fixed rate or be payable at a variable or floating rate. The Fund’s investments in municipal debt may be more sensitive to adverse economic, business or political developments if it invests a significant portion of its assets in the debt securities of similar projects (such as those relating to education, health care, housing, transportation and utilities), industrial development bonds, or in particular types of municipal securities (such as general obligation bonds, private activity bonds and moral obligation bonds).

Real Estate Investment Trusts

The Fund may invest in real estate investment trusts (“REITs”). REITs are pooled investment vehicles, which invest primarily in real estate or real estate related loans. REITs are generally classified as equity REITs, mortgage REITs or a combination of equity and mortgage REITs. Equity REITs invest the majority of their assets directly in real property and derive income primarily from the collection of rents. Equity REITs can also realize capital gains by selling properties that have appreciated in value. Equity REITs may further be categorized by the type of real estate securities they own, such as apartment properties, retail shopping centers, office and industrial properties, hotels, healthcare facilities, manufactured housing and mixed property types. Mortgage REITs invest the majority of their assets in real estate mortgages and derive income from the collection of interest payments. Hybrid REITs combine the characteristics of both equity and mortgage REITs. Like regulated investment companies such as the Fund, REITs are not taxed on income distributed to shareholders provided they comply with certain requirements under the Code. The Fund will indirectly bear its proportionate share of any expenses paid by REITs in which it invests in addition to the expenses paid by the Fund.

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Investing in REITs involves certain unique risks. Equity REITs may be affected by changes in the value of the underlying property owned by such REITs, while mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified (except to the extent the Code requires), and are subject to the risks of financing projects. REITs are subject to heavy cash flow dependency, default by borrowers, self-liquidation, and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code and failing to maintain their exemptions from the 1940 Act. REITs (especially mortgage REITs) are also subject to interest rate risks. Investing in REITs also involves risks similar to those associated with investing in small capitalization companies. That is, they may have limited financial resources, may trade less frequently and in a limited volume and may be subject to abrupt or erratic price movements in comparison to larger capitalization companies. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened.

In addition, the value of such securities may fluctuate in response to the market’s perception of the creditworthiness of the issuers of mortgage-related securities owned by the Fund. Because investments in mortgage-related securities are interest sensitive, the ability of the issuer to reinvest or to reinvest favorably in underlying mortgages may be limited by government regulation or tax policy. For example, action by the Board of Governors of the Federal Reserve System to limit the growth of the nation’s money supply may cause interest rates to rise and thereby reduce the volume of new residential mortgages. Additionally, although mortgages and mortgage-related securities are generally supported by some form of government or private guarantees and/or insurance, there is no assurance that private guarantors or insurers will be able to meet their obligation. REITs (especially mortgage REITs) are also subject to interest rate risks. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. In contrast, as interest rates on adjustable rate mortgage loans are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates, causing the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations.

The REIT investments of the Fund may often not provide complete tax information to the Fund until after the calendar year-end. Consequently, because of the delay, it may be necessary for the Fund to request permission to extend the deadline for issuance of Forms 1099-DIV beyond January 31. Also, under current provisions of the Code, distributions attributable to operating income of REITs in which the Fund invests are not eligible for favorable tax treatment as long- term capital gains and will be taxable to you as ordinary income. To the extent, however, that the Fund designates dividends it pays to its shareholders as “section 199A dividends” such shareholder may be eligible for a 20% deduction with respect to such dividends. The amount of section 199A dividends that the Fund may pay and report to its shareholders is limited to the excess of the ordinary REIT dividends, other than capital gain dividends and portions of REIT dividends designated as qualified dividend income that the Fund receives from REITs for a taxable year over the Fund’s expenses allocable to such dividends.

Reinsurance-Related Securities.

Reinsurance occurs when insurance or reinsurance companies share risk by purchasing insurance policies from other insurers or reinsurers to limit the total loss the original insurer or reinsurer would experience in case of disaster. Reinsurance involves the practice of insurers or reinsurers transferring portions of risk portfolios to other parties by agreement in order to reduce the likelihood of having to pay a large obligation resulting from an insurance claim. The intent of reinsurance is for an insurance or reinsurance company to reduce the risks associated with underwritten policies by spreading risks across alternative institutions. The party seeking reinsurance is known as the ceding party. The party that accepts a portion of the potential obligation in exchange for a share of the insurance premium is known as the reinsurer.

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The Fund may invest in reinsurance-related securities. The principal risk of an investment in a reinsurance-related security is that a triggering event(s) (natural events such as a hurricane, tornado or earthquake or non-natural events such as large aviation disasters) will occur and the Fund will lose all or a portion of the principal it has invested in the security and the right to additional interest payments with respect to the security. If multiple triggering events occur that impact a significant portion of the Fund’s portfolio, the Fund could suffer substantial losses and an investor will lose money. There is no way to accurately predict whether a triggering event will occur and because of this significant uncertainty, reinsurance-related securities carry a high degree of risk.

Catastrophe bonds carry large uncertainties and major risk exposures to adverse conditions. If a trigger event, as defined within the terms of the bond, involves losses or other metrics exceeding a specific magnitude in the geographic region and time period specified therein, the Fund may lose a portion or all of its investments in such security, including accrued interest and/or principal invested in such security. Such losses may be substantial. Because catastrophe bonds cover “catastrophic” events that, if they occur, will result in significant losses, catastrophe bonds carry a high degree of risk of loss and are considered “high yield” or “junk” bonds. The rating, if any, of catastrophe bonds, reflects the rating agency’s calculated probability that a pre-defined trigger event will occur. Thus, lower-rated bonds have a greater likelihood of a triggering event occurring and resulting in a loss to the Fund. Catastrophe bonds are also subject to extension risk. The sponsor of such an investment might have the right to extend the maturity of the bond or note to verify that the trigger event did occur or to process and audit insurance claims.

Event-linked bonds are a type of reinsurance-related security. The Funds may invest in event-linked bonds in one or more of three ways: the Funds may purchase event-linked bonds when initially offered; the Funds may purchase event-linked bonds in the secondary, over-the-counter market; or the Funds may gain indirect exposure to event-linked bonds using derivatives. As the market for event-linked bonds evolves, the Funds expect to participate in that market and to include new types of event-linked bond offerings in their portfolios.

Trigger events are typically defined by three criteria: an event; a geographic area in which the event must occur; and a threshold of economic or physical loss (either actual or modeled) caused by the event, together with a method to measure such loss. In order for a trigger event to be deemed to have occurred, each of the three criteria must be satisfied while the bond is outstanding. The Funds have no limit as to the types of events, geographic areas or thresholds of loss referenced by event-linked bonds in which they can invest. Generally, the event is either a natural or non-natural peril of a kind that results in significant physical or economic loss. Natural perils include disasters such as hurricanes, earthquakes, windstorms, fires and floods. Non-natural perils include disasters resulting from human activity such as commercial and industrial accidents or business interruptions. Some event-linked bonds reference only a single event. Other event-linked bonds may reference multiple events, the occurrence of any one (or other number) of which would satisfy this criteria. Or, an event-linked bond may not specify a particular peril. In these cases, only the geographic area and threshold of physical or economic loss determines whether a trigger event has occurred. For example, certain event-linked bonds, commonly referred to as “mortality” bonds (discussed further below), have trigger events that are deemed to occur if a specific number of deaths occur in an identified geographic area regardless of the peril which caused the loss of life.

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Indemnity triggers. Indemnity triggers are based on losses paid and reserved for by an identified insurance company. Generally the identified company sponsored the special purpose vehicle issuing the event-linked bonds. The trigger event would be considered to have occurred only if that company’s losses on catastrophic insurance claims exceeded a certain threshold of insured claims. If the company’s losses (paid and reserved for) were less than the pre-determined aggregate amount, then the trigger event would not be considered to have occurred and the Funds would be entitled to recover their principal plus accrued but unpaid interest. Indemnity triggers require investors and rating agencies to understand the risks of the insurance and reinsurance policies underwritten by the company, which may be difficult to obtain and ascertain, particularly in the case of complex commercial insurance and reinsurance policies. In addition, event-linked bond investors are dependent upon the company’s ability to estimate and settle catastrophe claims in a manner that would not be disadvantageous to investors’ interests.

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Index triggers. Index triggers are based on pre-defined formulas, which eliminate the risks relating to a company’s insurance claims-handling practices and potential information barriers. However, investors are dependent upon the accuracy of the models and other information received from reporting services used to calculate the loss or metric. Index triggers follow one of the three broad approaches: modeled-loss, industry loss and parametric.

●	Modeled-Loss. Modeled-loss triggers are based upon a catastrophe-modeling firm’s database estimate of a hypothetical company’s losses based on a model policy portfolio.

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Industry Loss. Industry loss triggers are based upon the estimated loss for the insurance industry as a whole from a particular catastrophe. Estimates are derived from a reporting service, such as Property Claim Services.

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Parametric. Parametric triggers are based upon the occurrence of a catastrophic event with certain defined physical parameters (e.g., wind speed of a hurricane, as measured from a pre-determined location, or magnitude of an earthquake, as measured from a pre-determined location).

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Hybrid triggers. Hybrid triggers involve more than one metric of physical or economic loss in a single event-linked bond transaction. For example, after the occurrence of a qualifying U.S. earthquake, a modeled-loss index is used to establish a company’s overall market share, and then applied to the industry-loss index associated with the qualifying event to determine any principal reduction. Hybrid triggers may be more complicated and difficult to understand for investors, and involve the applicable risks associated with the types of triggers described above.

Royalty Trusts

The Fund may invest in royalty trusts. A royalty trust typically controls an operating company which purchases oil and gas properties using the trust’s capital. The royalty trust then receives royalties and/or interest payments from its operating company and distributes them as income to its unitholders. Units of the royalty trust represent an economic interest in the underlying assets of the trust.

The yield generated by a royalty trust is not guaranteed and because developments in the oil, gas and natural resource markets will affect payouts, can be volatile. For example, the yield on an oil royalty trust can be affected by changes in production levels, natural resources, political and military developments, regulatory changes and conservation efforts. In addition, natural resources are depleting assets. Eventually, the income-producing ability of the royalty trust will be exhausted. Generally, higher yielding trusts have less time until depletion of proven reserves. Depending on the U.S. federal income tax classifications of the royalty trusts in which the Fund invests, securities issued by certain royalty trusts (such as royalty trusts, which are grantor trusts for U.S. federal income tax purposes) may not produce qualifying income for purposes of the income requirements of the Code. Additionally, the Fund may be deemed to own the assets of each royalty trust and would need to look to such assets when determining its compliance with the diversification requirements under the Code. The Fund will monitor its investments in royalty trusts with the objective of maintaining its continued qualification as a RIC.

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The Fund may invest in oil royalty trusts that are traded on stock exchanges. Oil royalty trusts are income trusts that own or control oil and gas operating companies. Oil royalty trusts pay out substantially all of the cash flow they receive from the production and sale of underlying crude oil and natural gas reserves to unitholders in the form of monthly dividends (distributions). As a result of distributing the bulk of their cash flow to unitholders, royalty trusts are effectively precluded from internally originating new oil and gas prospects. Therefore, these royalty trusts typically grow through acquisition of producing companies or those with proven reserves of oil and gas, funded through the issuance of additional equity or, where the trust is able, additional debt. Consequently, oil royalty trusts are considered less exposed to the uncertainties faced by a traditional exploration and production corporation. However, they are still exposed to commodity risk and reserve risk, as well as operating risk.

The operations and financial condition of oil royalty trusts, and the amount of distributions or dividends paid on their securities, is dependent on oil prices. Prices for commodities vary and are determined by supply and demand factors, including weather and general economic and political conditions. A decline in oil prices could have a substantial adverse effect on the operations and financial conditions of the trusts. Such trusts are also subject to the risk of an adverse change in the regulations of the natural resource industry and other operational risks relating to the energy sector. In addition, the underlying operating companies held or controlled by the trusts are usually involved in oil exploration; however, such companies may not be successful in holding, discovering, or exploiting adequate commercial quantities of oil, the failure of which will adversely affect their values. Even if successful, oil and gas prices have fluctuated widely during the most recent years and may continue to do so in the future. The combination of global demand growth and depleting reserves, together with current geopolitical instability, will likely continue to support strong crude oil prices over the long term. However, there is no guarantee that these prices will not decline. Declining crude oil prices may cause the Fund to incur losses on its investments. In addition, the demand in and supply to the developing markets could be affected by other factors such as restrictions on imports, increased taxation, and creation of government monopolies, as well as social, economic and political uncertainty and instability. Furthermore, there is no guarantee that non-conventional sources of natural gas will not be discovered which would adversely affect the oil industry.

Moreover, as the underlying oil and gas reserves are produced, the remaining reserves attributable to the royalty trust are depleted. The ability of a royalty trust to replace reserves is therefore fundamental to its ability to maintain distribution levels and unit prices over time. Certain royalty trusts have demonstrated consistent positive reserve growth year-over-year and, as such, certain royalty trusts have been successful to date in this respect and are thus currently trading at unit prices significantly higher than those of five or ten years ago. Oil royalty trusts manage reserve depletion through reserve additions resulting from internal capital development activities and through acquisitions. When the Fund invests in foreign oil royalty trusts, it will also be subject to foreign securities risks.

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Sovereign Debt

Sovereign debt instruments, which are debt obligations issued or guaranteed by a foreign governmental entity, are subject to the risk that the governmental entity may delay or fail to pay interest or repay principal on debt that it has issued or guaranteed, due, for example, to cash flow problems, insufficient foreign currency reserves, political considerations, relationships with other lenders such as commercial banks, the relative size of the governmental entity’s debt position in relation to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multi-lateral agencies. If a govern-mental entity defaults, it may ask for more time in which to pay or for further loans, or it may ask for forgiveness of interest or principal on its existing debt. On the other hand, a governmental entity may be unwilling to renegotiate the terms of its sovereign debt. There may be no established legal process for a U.S. bondholder (such as a portfolio) to enforce its rights against a governmental entity that does not fulfill its obligations, nor are there bankruptcy proceedings through which all or part of the sovereign debt that a governmental entity has not repaid may be collect-ed. Certain countries in Europe currently have large sovereign debts and/or fiscal deficits which has led to significant uncertainties in the market as to whether or not the governments of those countries will be able to pay in full and on time the amounts due in respect of those debts.

Trade Finance

Trade finance consists of the financing of goods or materials during the time it takes to transport the goods from one geographic location to another. There may be political risks (expropriation, confiscation, nationalization, war) in the movement of goods across certain countries. Economic risks exist, which include interest rate risk, changes in tax rates, and currency movements. Counterparty risks of default and fraud as well as custody risks of theft and natural disaster also exist. To the extent the buyer does not follow through on the contractual purchase, the Fund will also bear the price risk of reselling the goods to a new buyer.

U.S. Government Obligations Risk

While U.S. treasury obligations are backed by the “full faith and credit” of the U.S. government, such securities are nonetheless subject to credit risk (i.e., the risk that the U.S. government may be, or be perceived to be, unable or unwilling to honor its financial obligations, such as making payments). Securities issued or guaranteed by federal agencies or authorities and U.S. government-sponsored instrumentalities or enterprises may or may not be backed by the full faith and credit of the U.S. government.

When-Issued, Delayed Delivery and Forward Commitment Securities

To reduce the risk of changes in securities prices and interest rates, the Fund may purchase securities on a forward commitment, when-issued or delayed delivery basis, which means delivery and payment take place a number of days after the date of the commitment to purchase. The payment obligation and the interest rate receivable with respect to such purchases are fixed when the Fund enters into the commitment, but the Fund does not make payment until it receives delivery from the counterparty. After the Fund commits to purchase such securities, but before delivery and settlement, it may sell the securities if it is deemed advisable.

Securities purchased on a forward commitment or when-issued or delayed delivery basis are subject to changes in value, generally changing in the same way, i.e., appreciating when interest rates decline and depreciating when interest rates rise, based upon the public’s perception of the creditworthiness of the issuer and changes, real or anticipated, in the level of interest rates. Securities so purchased may expose the Fund to risks because they may experience such fluctuations prior to their actual delivery. Purchasing securities on a when-issued or delayed delivery basis can involve the additional risk that the yield available in the market when the delivery takes place actually may be higher than that obtained in the transaction itself. Purchasing securities on a forward commitment, when-issued or delayed delivery basis when the Fund is fully or almost fully invested results in a form of leverage and may result in greater potential fluctuation in the value of the net assets of the Fund. In addition, there is a risk that securities purchased on a when-issued or delayed delivery basis may not be delivered and that the purchaser of securities sold by the Fund on a forward basis will not honor its purchase obligation. In such cases, the Fund may incur a loss.

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SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES

Derivatives

Derivatives are securities and other instruments the value or return of which is based on the performance of an underlying asset, index, interest rate or other investment. Derivatives may be volatile and involve various risks, depending upon the derivative and its function in a portfolio. Special risks may apply to instruments that are invested in by the Fund or the Underlying Funds in the future that cannot be determined at this time or until such instruments are developed or invested in by the Fund or the Underlying Funds. Certain swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, and the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty, legal risk and operations risk.

Call and Put Options

There are risks associated with the sale and purchase of call and put options. The seller (writer) of a call option which is covered (e.g., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option. The securities necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices. Purchasing securities to satisfy the exercise of the call option can itself cause the price of the securities to rise further, sometimes by a significant amount, thereby exacerbating the loss. The buyer of a call option assumes the risk of losing its entire premium invested in the call option. The seller (writer) of a put option which is covered (e.g., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above its short sales price plus the premium received for writing the put option, and gives up the opportunity for gain on the short position if the underlying security’s price falls below the exercise price of the option. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The buyer of a put option assumes the risk of losing his entire premium invested in the put option.

Hedging Transactions

The Investment Manager or the Underlying Managers may utilize a variety of financial instruments, such as derivatives, options, interest rate swaps, caps and floors, futures and forward contracts to seek to hedge against declines in the values of their portfolio positions as a result of changes in currency exchange rates, certain changes in the equity markets and market interest rates and other events. Hedging transactions may also limit the opportunity for gain if the value of the hedged portfolio positions should increase. It may not be possible for the Investment Manager or the Underlying Managers to hedge against a change or event at a price sufficient to protect the Fund’s or the Underlying Funds’ assets from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge against certain changes or events at all. While the Investment Manager or the Underlying Managers may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, or the risks of a decline in the equity markets generally or one or more sectors of the equity markets in particular, or the risks posed by the occurrence of certain other events, unanticipated changes in currency or interest rates or increases or smaller than expected decreases in the equity markets or sectors being hedged or the nonoccurrence of other events being hedged against may result in a poorer overall performance for the Fund or the Underlying Funds than if the Investment Manager or Underlying Managers had not engaged in any such hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary. Moreover, for a variety of reasons, the Investment Manager or Underlying Managers may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Investment Manager or the Underlying Managers from achieving the intended hedge or expose the Fund or the Underlying Funds to additional risk of loss.

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Leverage

The Fund or the Underlying Funds may employ leverage through borrowings or derivative instruments, and is likely to directly or indirectly acquire interests in real estate assets with highly leveraged capital structures. If income and appreciation on investments made with borrowed funds are less than the cost of the leverage, the value of the relevant portfolio or investment will decrease. Accordingly, any event that adversely affects the value of the Fund or the Underlying Funds will be magnified to the extent leverage is employed. The cumulative effect of the use of leverage by the Fund or the Underlying Funds in a market that moves adversely to the relevant investments could result in substantial losses, exceeding those that would have been incurred if leverage had not been employed.

Short Selling

The Investment Manager or Underlying Managers may engage in short selling. Short selling involves selling securities that are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows an investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale creates the risk of an unlimited loss, as the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss. For these reasons, short selling is considered a speculative investment practice.

The Fund or the Underlying Funds may also effect short sales “against the box.” These transactions involve selling short securities that are owned (or that the Fund or the Underlying Funds have the right to obtain). When the Fund or the Underlying Funds enter into a short sale against the box, it will set aside securities equivalent in kind and amount to the securities sold short (or securities convertible or exchangeable into such securities) and will hold such securities while the short sale is outstanding. The Fund or the Underlying Funds will incur transaction costs, including interest expenses, in connection with opening, maintaining and closing short sales against the box.

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Distressed Securities

The Fund or the Underlying Funds may invest in debt or equity securities of domestic and foreign issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type may involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and a bankruptcy court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and ask prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (due to, for example, failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Fund or the Underlying Funds of the security in respect to which such distribution was made.

Foreign Currency Transactions

The Fund or the Underlying Funds may engage in foreign currency transactions for a variety of purposes, including “locking in” the U.S. dollar price of a security between trade and settlement date, or hedging the U.S. dollar value of securities held in the Fund or the Underlying Funds. The Fund or the Underlying Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns.

Foreign currency transactions may involve, for example, the purchase of foreign currencies for U.S. dollars or the maintenance of short positions in foreign currencies. Foreign currency transactions may involve the Fund or the Underlying Funds agreeing to exchange an amount of a currency it does not currently own for another currency at a future date. The Fund or the Underlying Funds would typically engage in such a transaction in anticipation of a decline in the value of the currency it sells relative to the currency that the Fund or the Underlying Funds have contracted to receive in the exchange. The Investment Manager’s or the Underlying Managers’ success in these transactions will depend principally on their ability to predict accurately the future exchange rates between foreign currencies and the U.S. dollar.

The Fund or the Underlying Funds may enter into forward contracts for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving an obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used for hedging purposes to protect against uncertainty in the level of future non-U.S. currency exchange rates, such as when the Investment Manager or Underlying Managers anticipate purchasing or selling a non-U.S. security. This technique would allow the Investment Manager or Underlying Managers to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an existing holding of non-U.S. securities. Imperfect correlation may exist, however, between the non-U.S. securities holdings of the Fund or the Underlying Funds, and the forward contracts entered into with respect to those holdings. In addition, forward contracts may be used for non-hedging purposes, such as when the Investment Manager or Underlying Managers anticipate that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the applicable investment portfolio. Generally, the Fund or the Underlying Funds are not subject to a requirement that it hedges all or any portion of its exposure to non-U.S. currency risks, and there can be no assurance that hedging techniques will be successful if used.

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OTHER POTENTIAL RISKS AND ADDITIONAL INVESTMENT INFORMATION

Dependence on the Investment Manager and Underlying Managers

The Fund invests its assets primarily in a number of Underlying Funds, selected by the Investment Manager. The success of the Fund depends upon the ability of the Investment Manager to develop and implement investment strategies that achieve the investment objective of the Fund, and upon the ability of the Underlying Managers to develop and implement strategies that achieve the Underlying Funds’ investment objectives. Shareholders will have no right or power to participate in the management or control of the Fund or the Underlying Funds, and will not have an opportunity to evaluate the specific investments made by the Underlying Funds or the Underlying Managers, or the terms of any such investments.

Compensation Arrangements with the Underlying Managers

Underlying Managers may receive compensation based on the performance of their investments. Such compensation arrangements may create an incentive to make investments that are riskier or more speculative than would be the case if such arrangements were not in effect. In addition, because performance-based compensation is calculated on a basis that includes unrealized appreciation of an Underlying Fund’s assets, such performance-based compensation may be greater than if such compensation were based solely on realized gains.

Business and Regulatory Risks

Legal, tax and regulatory developments that may adversely affect the Fund or the Investment Manager could occur during the term of the Fund.  Securities and other investment markets are subject to comprehensive statutes, regulations and margin requirements enforced by the SEC, other regulators and self-regulatory organizations and exchanges authorized to take extraordinary actions in the event of market emergencies. The regulation of investment transactions and funds that engage in such transactions is an evolving area of law and is subject to modification by government and judicial actions. It is impossible to predict what, if any, changes in regulations may occur, but any regulations which restrict the ability of the Fund to complete investments or the ability of the Fund to employ, or brokers and other counterparties to extend credit in its investments (as well as other regulatory changes that result) could have a material adverse impact on the Fund’s portfolio.

Effect of Investor Withdrawals on an Underlying Manager’s Ability to Influence Corporate Change

From time to time, an Underlying Fund may acquire enough of a company’s shares or other equity to enable its Underlying Manager, either alone or together with the members of any group with which the Underlying Manager is acting, to influence the company to take certain actions, with the intent that such actions will maximize shareholder value. If the investors of such an Underlying Fund request withdrawals representing a substantial portion of the Underlying Fund’s assets during any period when its Underlying Manager (or members of any such group) are seeking to influence any such corporate changes, the Underlying Manager may be compelled to sell some or all of the Underlying Fund’s holdings of the shares or other equity issued by such company in order to fund such investor withdrawal requests. This may adversely impact, or even eliminate, the Underlying Manager’s (or the group’s) ability to influence such changes and, thus, to influence shareholder value, possibly resulting in losses to the Underlying Fund and accordingly, the Fund.

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Counterparty Insolvency

The Fund’s and the Underlying Funds’ assets may be held in one or more funds maintained for the Fund or the Underlying Funds by counterparties, including their prime brokers. There is a risk that any of such counterparties could become insolvent. The insolvency of such counterparties is likely to impair the operational capabilities or the assets of the Underlying Funds and the Fund. If one or more of the Underlying Funds’ counterparties were to become insolvent or the subject of liquidation proceedings in the United States (either under the Securities Investor Protection Act or the United States Bankruptcy Code), there exists the risk that the recovery of the Underlying Funds’ securities and other assets from such prime broker or broker-dealer will be delayed or be of a value less than the value of the securities or assets originally entrusted to such prime broker or broker-dealer.

In addition, the Underlying Funds may use counterparties located in various jurisdictions outside of the United States. Such local counterparties are subject to various laws and regulations in various jurisdictions that are designed to protect their customers in the event of their insolvency. However, the practical effect of these laws and their application to the Underlying Funds’ assets are subject to substantial limitations and uncertainties. Because of the large number of entities and jurisdictions involved and the range of possible factual scenarios involving the insolvency of a counterparty, it is impossible to generalize about the effect of their insolvency on the Underlying Funds and their assets and the Fund. The insolvency of any counterparty would result in a loss to the Fund, which could be material.

Reliance on Key Personnel of the Investment Manager

The Fund’s ability to identify and invest in attractive opportunities is dependent upon the Investment Manager. If one or more key individuals leaves the Investment Manager, the Investment Manager may not be able to hire qualified replacements, or may require an extended time to do so. This could prevent the Fund from achieving its investment objective.

Financial Failure of Intermediaries

There is always the possibility that the institutions, including brokerage firms and banks, with which the Fund does business, or to which securities have been entrusted for custodial purposes, will encounter financial difficulties that may impair their operational capabilities or result in losses to the Fund.

Enforceability of Claims Against Underlying Funds

The Fund has no assurances that it will be able to: (1) effect service of process within the U.S. on foreign Underlying Funds; (2) enforce judgments obtained in U.S. courts against foreign Underlying Funds based upon the civil liability provisions of the U.S. federal securities laws; (3) enforce, in an appropriate foreign court, judgments of U.S. courts based upon the civil liability provisions of the U.S. federal securities laws; or (4) bring an original action in an appropriate foreign court to enforce liabilities against an Underlying Fund or other person based upon the U.S. federal securities laws. It is unclear whether Shareholders would ever be able to bring claims directly against the Underlying Funds, domestic or foreign, or whether all such claims must be brought by the Board on behalf of Shareholders.

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Cyber Security Risk

The Fund and its service providers may be prone to operational and information security risks resulting from breaches in cyber security. A breach in cyber security refers to both intentional and unintentional events that may cause the Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Breaches in cyber security include, among other behaviors, stealing or corrupting data maintained online or digitally, denial of service attacks on websites, the unauthorized release of confidential information or various other forms of cyber-attacks. Cyber security breaches affecting the Fund, the Investment Manager, financial intermediaries and other third-party service providers may adversely impact the Fund. For instance, cyber security breaches may interfere with the processing of Shareholder transactions, impact the Fund’s ability to calculate its NAV, cause the release of private Shareholder information or confidential business information, impede investment activities, subject the Fund to regulatory fines or financial losses and/or cause reputational damage. The Fund may also incur additional costs for cyber security risk management purposes. Similar types of cyber security risks are also present for Underlying Funds and for the issuers of securities in which the Fund or an Underlying Fund may invest, which could result in material adverse consequences for the Underlying Funds or such issuers and may cause the Fund to lose value.

LIBOR Transition

The Fund’s investments, payment obligations and financing terms may be based on floating rates, such as LIBOR. LIBOR is used extensively in the U.S. and globally as a “benchmark” or “reference rate” for various commercial and financial contracts, including corporate and municipal bonds, bank loans, asset-backed and mortgage-related securities, interest rate swaps and other derivatives. On July 27, 2017, the head of the UK Financial Conduct Authority (“FCA”) announced a desire to phase out the use of LIBOR by the end of 2021. The FCA and ICE Benchmark Administrator have since announced that most LIBOR settings will no longer be published after December 31, 2021 and a majority of U.S. dollar LIBOR settings will cease publication after June 30, 2023. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing SOFR that is intended to replace U.S. dollar LIBOR. Proposals for alternative reference rates for other currencies have also been announced or have already begun publication. Uncertainty related to the liquidity impact of the change in rates, and how to appropriately adjust these rates at the time of transition, poses risks for the Funds. The effect of any changes to, or discontinuation of, LIBOR on the Funds will depend on, among other things, (1) existing fallback or termination provisions in individual contracts and (2) whether, how, and when industry participants develop and adopt new reference rates and fallbacks for both legacy and new instruments and contracts. The expected discontinuation of LIBOR could have a significant impact on the financial markets in general and may also present heightened risk to market participants, including public companies, investment advisers, investment companies, and broker-dealers. The risks associated with this discontinuation and transition will be exacerbated if the work necessary to effect an orderly transition to an alternative reference rate is not completed in a timely manner. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Funds until new reference rates and fallbacks for both legacy and new instruments and contracts are commercially accepted and market practices become settled.

Payment in Kind for Repurchased Shares

The Fund does not expect to distribute securities as payment for repurchased Shares except in unusual circumstances, such as in the unlikely event that making a cash payment would result in a material adverse effect on the Fund or on Shareholders not requesting that their Shares be repurchased. In the event that the Fund makes such a distribution of securities as payment for Shares, Shareholders will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs to dispose of such securities.

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BOARD OF TRUSTEES AND OFFICERS OF THE FUND

The business operations of the Fund are managed and supervised under the direction of the Board, subject to the laws of the State of Delaware and the Fund’s Agreement and Declaration of Trust. The Board has overall responsibility for the management and supervision of the business affairs of the Fund on behalf of its Shareholders, including the authority to establish policies regarding the management, conduct and operation of its business. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the board of directors of a registered investment company organized as a corporation. The officers of the Fund conduct and supervise the daily business operations of the Fund.

The members of the Board (each, a “Trustee”) are not required to contribute to the capital of the Fund or to hold Shares. A majority of Trustees of the Board are not “interested persons” (as defined in the Investment Company Act) of the Fund (collectively, the “Independent Trustees”). Any Trustee who is not an Independent Trustee is an interested trustee (“Interested Trustee”).

The identity of Trustees of the Board and officers of the Fund, and their brief biographical information, including their addresses, their year of birth and descriptions of their principal occupations during the past five years is set forth below.

The Trustees serve on the Board for terms of indefinite duration. A Trustee’s position in that capacity will terminate if the Trustee is removed or resigns or, among other events, upon the Trustee’s death, incapacity, retirement or bankruptcy. A Trustee may resign upon written notice to the other Trustees of the Fund, and may be removed either by (i) the vote of at least two-thirds of the Trustees of the Fund not subject to the removal vote or (ii) the vote of Shareholders of the Fund holding not less than two-thirds of the total number of votes eligible to be cast by all Shareholders of the Fund. In the event of any vacancy in the position of a Trustee, the remaining Trustees of the Fund may appoint an individual to serve as a Trustee so long as immediately after the appointment at least two-thirds of the Trustees of the Fund then serving have been elected by the Shareholders of the Fund. The Board may call a meeting of the Fund’s Shareholders to fill any vacancy in the position of a Trustee of the Fund, and must do so if the Trustees who were elected by the Shareholders of the Fund cease to constitute a majority of the Trustees then serving on the Board.

INDEPENDENT TRUSTEES

Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
David G. Lee Year of Birth: 1952 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Chairman and Trustee	Since Inception	Retired (since 2012); President and Director, Client Opinions, Inc. (market research firm) (2003-2012); Chief Operating Officer, Brandywine Global Investment Management (1998-2002).	11	None

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Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Robert Seyferth Year of Birth: 1952 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee	Since Inception	Retired (since 2009); Chief Procurement Officer/Senior Managing Director, Bear Stearns/JP Morgan Chase (financial services firm) (1993-2009).	11	None
Gray E. Shugrue Year of Birth: 1954 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee	Since Inception	Managing Director, Veritable LP (investment advisory firm) (2016-Present); Founder/President, Ascendant Capital Partners, LP (private equity firm) (2001– 2015).	7	Trustee, Quaker Investment Trust (5 portfolios) (registered investment company)

*

The fund complex consists of the Fund, AFA Multi-Manager Credit Fund, Agility Multi-Asset Income Fund, Corbin Multi-Strategy Fund, LLC, Keystone Private Income Fund, Infinity Long/Short Equity Fund, LLC, The Relative Value Fund, Infinity Core Alternative Fund, Aspiriant Risk-Managed Real Asset Fund and Aspiriant Risk-Managed Capital Appreciation Fund and Variant Alternative Income Fund.

INTERESTED TRUSTEE AND OFFICERS

Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Terrance P. Gallagher** Year of Birth: 1958 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Trustee	Since Inception	Executive Vice President and Director of Fund Accounting, Administration and Tax; UMB Fund Services, Inc. (2007 – present); President, Investment Managers Series Trust II (registered investment company) (2013- Present); Treasurer, American Independence Funds Trust (registered investment company) (2016-2018); Treasurer, Commonwealth International Series Trust (registered investment company) (2010-2015).	11	Trustee, Investment Managers Series Trust II (19 portfolios) (registered investment company).

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Name, Address and Year of Birth	Positions(s) Held with the Fund	Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Geoffrey Lewis Year of Birth: 1961 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	President	Since Inception	Chief Financial Officer, Optima Asset Management LLC (2019-Present); Chief Financial Officer, Optima Fund Management LLC (1989-2019).	N/A	N/A
Frank Rocchio Year of Birth: 1963 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Treasurer	Since Inception	Controller, Optima Asset Management LLC (2019-Present); Controller, Optima Fund Management LLC (1993-2019).	N/A	N/A
Ann Maurer Year of Birth: 1972 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Secretary	Since Inception

Senior Vice President, Client Services, Inc. (financial services firm) (September 2017 - Present); Vice President, Senior Client Service Manager (January 2013 - September 2017); Assistant Vice President, Client Relations Manager (2002 - January 2013).

				N/A	N/A
Bernadette Murphy Year of Birth: 1964 c/o UMB Fund Services, Inc. 235 W. Galena St. Milwaukee, WI 53212	Chief Compliance Officer	Since Inception

Director, Vigilant Compliance, LLC (investment management solutions firm) (2018-Present); Director of Compliance and operations, B. Riley Capital Management, LLC (investment advisory firm) (2017-2018); Chief Compliance Officer, Dialectic Capital Management, LP (investment advisory firm) (2008-2018).

				N/A	N/A

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*	The fund complex consists of the Fund, AFA Multi-Manager Credit Fund, Agility Multi-Asset Income Fund, Corbin Multi-Strategy Fund, LLC, Keystone Private Income Fund, Infinity Long/Short Equity Fund, LLC, The Relative Value Fund, Infinity Core Alternative Fund, Aspiriant Risk-Managed Real Asset Fund and Aspiriant Risk-Managed Capital Appreciation Fund and Variant Alternative Income Fund.

**	Mr. Gallagher is deemed to be an interested person of the Fund because of his affiliation with the Fund’s Administrator.

The Board believes that each of the Trustees’ experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that each Trustee should serve in such capacity. Among the attributes common to all Trustees is the ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the Investment Manager, the Fund’s other service providers, counsel and the independent registered public accounting firm, and to exercise effective business judgment in the performance of their duties as Trustees. A Trustee’s ability to perform his or her duties effectively may have been attained through the Trustee’s business, consulting, and public service; experience as a board member of non-profit entities or other organizations; education or professional training; and/or other life experiences. In addition to these shared characteristics, set forth below is a brief discussion of the specific experience, qualifications, attributes or skills of each Trustee.

David G. Lee. Mr. Lee has been a Trustee since the Fund’s inception. He has more than 27 years of experience in the financial services industry.

Robert Seyferth. Mr. Seyferth has been a Trustee since the Fund’s inception. Mr. Seyferth has more than 32 years of business and accounting experience.

Gary E. Shugrue. Mr. Shugrue has been a Trustee since the Fund’s inception. Mr. Shugrue has more than 32 years of experience in the financial service industry.

Terrance P. Gallagher. Mr. Gallagher has been a Trustee since the Fund’s inception. Mr. Gallagher has more than 41 years of experience in the financial service industry.

Specific details regarding each Trustee’s principal occupations during the past five years are included in the table above.

Leadership Structure and Oversight Responsibilities

Overall responsibility for oversight of the Fund rests with the Board. The Fund has engaged the Investment Manager to manage the Fund on a day-to-day basis. The Board is responsible for overseeing the Investment Manager, and other service providers in the operations of the Fund in accordance with the provisions of the Investment Company Act, applicable provisions of state and other laws and the Fund’s Agreement and Declaration of Trust. The Board is currently composed of three members, two of whom are Independent Trustees. The Board will hold regularly scheduled meetings four times each year. In addition, the Board may hold special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have also engaged independent legal counsel to assist them in performing their oversight responsibility. The Independent Trustees will meet with their independent legal counsel in person prior to and/or during each quarterly in-person board meeting. As described below, the Board has established a Valuation Committee, an Audit Committee and a Nominating Committee, and may establish ad hoc committees or working groups from time to time to assist the Board in fulfilling its oversight responsibilities.

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The Board has appointed David Lee, an Independent Trustee, to serve in the role of Chairman. The Chairman’s role is to preside at all meetings of the Board and to act as liaison with the Investment Manager, other service providers, counsel and other Trustees generally between meetings. The Chairman serves as a key point person for dealings between management and the Trustees. The Chairman may also perform such other functions as may be delegated by the Board from time to time. The Board has not appointed a lead independent trustee. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight.

The Fund is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Risk oversight forms part of the Board’s general oversight of the Fund and will be addressed as part of various Board and committee activities. Day-to-day risk management functions are subsumed within the responsibilities of the Investment Manager and other service providers (depending on the nature of the risk), which carry out the Fund’s investment management and business affairs. The Investment Manager and other service providers employ a variety of processes, procedures and controls to identify various events or circumstances that give rise to risks, to lessen the probability of their occurrence and/or to mitigate the effects of such events or circumstances if they do occur. Each of the Investment Manager and other service providers has its own independent interests in risk management, and their policies and methods of risk management will depend on their functions and business models. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board will require senior officers of the Fund, including the President, Treasurer and Chief Compliance Officer and the Investment Manager, to report to the full Board on a variety of matters at regular and special meetings of the Board, including matters relating to risk management. The Board and the Audit Committee will also receive regular reports from the Fund’s independent registered public accounting firm on internal control and financial reporting matters. The Board will also receive reports from certain of the Fund’s other primary service providers on a periodic or regular basis, including the Fund’s custodian, placement agent and administrator. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Committees of the Board of Trustees

Audit Committee

The Board has formed an Audit Committee that is responsible for overseeing the Fund’s accounting and financial reporting policies and practices, its internal controls, and, as appropriate, the internal controls of certain service providers; overseeing the quality and objectivity of the Fund’s financial statements and the independent audit of those financial statements; and acting as a liaison between the Fund’s independent auditors and the full Board. In performing its responsibilities, the Audit Committee will select and recommend annually to the entire Board a firm of independent certified public accountants to audit the books and records of the Fund for the ensuing year, and will review with the firm the scope and results of each audit. The Audit Committee will consist of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Audit Committee did not hold any meetings during the last year.

Nominating Committee

The Board has formed a Nominating Committee that is responsible for selecting and nominating persons to serve as Trustees of the Fund. The Nominating Committee is responsible for both nominating candidates to be appointed by the Board to fill vacancies and for nominating candidates to be presented to Shareholders for election. In performing its responsibilities, the Nominating Committee will consider candidates recommended by management of the Fund and by Shareholders and evaluate them both in a similar manner, as long as the recommendation submitted by a Shareholder includes at a minimum: the name, address and telephone number of the recommending Shareholder and information concerning the Shareholder’s interests in the Fund in sufficient detail to establish that the Shareholder held Shares on the relevant record date; and the name, address and telephone number of the recommended nominee and information concerning the recommended nominee’s education, professional experience, and other information that might assist the Nominating Committee in evaluating the recommended nominee’s qualifications to serve as a trustee. The Nominating Committee may solicit candidates to serve as trustees from any source it deems appropriate. With the Board’s prior approval, the Nominating Committee may employ and compensate counsel, consultants or advisers to assist it in discharging its responsibilities. The Nominating Committee will consist of each of the Fund’s Independent Trustees. As the Fund is recently organized, the Nominating Committee did not hold any meetings during the last year.

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Valuation Committee

The Board has formed a Valuation Committee that is responsible for reviewing fair valuations of securities held by the Fund in instances as required by the valuation procedures adopted by the Board and is responsible for carrying out the provisions of its charter. The Valuation Committee will consist of each of the Fund’s Trustees. As the Fund is recently organized, the Valuation Committee did not hold any meetings during the last year.

Trustee and Officer Ownership of Securities

The Fund has not commenced operations; therefore, none of the Trustees or officers own Shares of the Fund.

Independent Trustee Ownership of Securities

As of the date of this SAI, none of the Independent Trustees (or their immediate family members) owned securities of the Investment Manager, or of an entity (other than a registered investment company) controlling, controlled by or under common control with the Investment Manager.

Trustee Compensation

In consideration of the services rendered by the Independent Trustees, the Fund will pay each Independent Trustee a retainer of $14,000 per fiscal year. Interested Trustees will be compensated by the Fund’s administrator and/or its affiliates and will not be separately compensated by the Fund.

CODES OF ETHICS

The Fund and the Investment Manager have each adopted a code of ethics pursuant to Rule 17j-1 of the Investment Company Act, which is designed to prevent affiliated persons of the Fund and the Investment Manager from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the Fund. The codes of ethics permit persons subject to them to invest in securities, including securities that may be held or purchased by the Fund, subject to a number of restrictions and controls. Compliance with the codes of ethics is carefully monitored and enforced.

The codes of ethics are included as exhibits to the Fund’s registration statement filed with the SEC and are available on the EDGAR database on the SEC’s website at www.sec.gov, and may also be obtained after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov.

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INVESTMENT MANAGEMENT AND OTHER SERVICES

The Investment Manager

Optima Asset Management, LLC (“Optima” or the “Investment Manager”), serves as the investment adviser to the Fund. Optima is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. Subject to the general supervision of the Board, and in accordance with the investment objective, policies, and restrictions of the Fund, the Investment Manager is responsible for determining and implementing the Fund’s overall investment strategy and for the day-to-day management and investment of the Fund’s investment portfolio. The Investment Manager provides such services to the Fund pursuant to the Investment Management Agreement (the “Agreement”). The Investment Manager and its affiliates assets under management consist, in part, of the assets in the Fund. The Investment Manager is a wholly-owned subsidiary of FWM Holdings LLC which is also the parent of other registered investment advisers which are affiliates of Optima. FWM Holdings LLC is an indirect wholly-owned subsidiary of Stanhope Capital Group SA. As of February 22, 2021, approximately $25.8 billion of assets were under the management of the Investment Manager and all of its affiliates.

The Agreement became effective as of September 21, 2021, and will continue in effect for an initial two-year term. Thereafter, the Agreement will continue in effect from year to year provided such continuance is specifically approved at least annually by (i) the vote of a majority of the outstanding voting securities of the Fund or a majority of the Board, and (ii) the vote of a majority of the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval. A discussion regarding the basis for the Board’s approval of the Agreement, or any other investment advisory contracts, will be available in the Fund’s first annual or semi-annual report to Shareholders.

Pursuant to the Agreement, the Fund pays the Investment Manager a monthly Investment Management Fee equal to 0.75% on an annualized basis of the Fund’s NAV as of each month-end, subject to certain adjustments. The Investment Management Fee will be paid to the Investment Manager before giving effect to any repurchase of Shares in the Fund effective as of that date and will decrease the net profits or increase the net losses of the Fund that are credited to its Shareholders. NAV means the total value of all assets of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund; provided that for purposes of determining the Investment Management Fee payable to the Investment Manager for any month, NAV will be calculated prior to any reduction for any fees and expenses of the Fund for that month, including, without limitation, the Investment Management Fee payable to the Investment Manager for that month.

The Investment Manager has entered into an expense limitation and reimbursement agreement (the “Expense Limitation and Reimbursement Agreement”) with the Fund, whereby the Investment Manager has agreed to assume expenses of the Fund (a “Reimbursement”), if required to ensure the Total Annual Expenses (excluding any taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses (as determined in accordance with SEC Form N-2), expenses incurred in connection with any merger or reorganization, and extraordinary expenses, such as litigation expenses) do not exceed 1.00% of the average daily net assets of Founders Class Shares (the “Expense Limit”). Because taxes, leverage interest, brokerage commissions, dividend and interest expenses on short sales, acquired fund fees and expenses, expenses incurred in connection with any merger or reorganization, and extraordinary expenses are excluded from the Expense Limit, Total Annual Expenses (after fee waivers and expense reimbursements) are expected to exceed 1.00%. For a period not to exceed three years from the date on which a Reimbursement is made, the Investment Manager may recoup amounts assumed, provided it is able to effect such recoupment without causing the Fund’s expense ratio (after recoupment) to exceed the lesser of (i) the expense limit in effect at the time of the waiver and (ii) the expense limit in effect at the time of recoupment. The Expense Limitation and Reimbursement Agreement has an initial one-year term, which ends on September 21, 2022. Neither the Fund nor the Investment Manager may terminate the Expense Limitation and Reimbursement Agreement during the initial term.

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The Portfolio Managers

The personnel of the Investment Manager who will initially have primary responsibility for the day-to-day management of the Fund’s portfolio (the “Portfolio Managers”) is Mr. Yehuda Spindler.

Other Accounts Managed by the Portfolio Managers(1)

Portfolio Manager	Type of Accounts	Total # of Accounts Managed	Total Assets ($mm)	# of Accounts Managed that Advisory Fee Based on Performance	Total Assets that Advisory Fee Based on Performance ($mm)
1. Yehuda Spindler	Registered Investment Companies:	0	0	0	0
	Other Pooled Investment Vehicles:	6	$699	2	$277
	Other Accounts:	3	$122	0	$0

(1)	As of August 31, 2021.

Conflicts of Interest

Actual or apparent conflicts of interest may arise when a Portfolio Manager has day-to-day management responsibilities with respect to more than one fund or other account. More specifically, Portfolio Managers who manage multiple funds and/or other accounts may be presented with one or more of the following potential conflicts:

The management of multiple funds and/or other accounts may result in a Portfolio Manager devoting unequal time and attention to the management of each fund and/or other account. The Investment Manager seeks to manage such competing interests for the time and attention of a Portfolio Manager by having the Portfolio Manager focus on a particular investment discipline. Most other accounts managed by a Portfolio Manager are managed using the same investment models that are used in connection with the management of the Fund.

If a Portfolio Manager identifies a limited investment opportunity, which may be suitable for more than one fund or other account, a fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible funds and other accounts. To deal with these situations, the Investment Manager has adopted procedures for allocating portfolio transactions across multiple accounts.

The Investment Manager has adopted certain compliance procedures, which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

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Compensation of the Portfolio Managers

The compensation of the Portfolio Manager who is responsible for performing portfolio management activities on behalf of the Fund is overseen by the executive management of the Investment Manager. This employee is paid a base salary, discretionary bonus and other benefits that inure to other employees with the same seniority. The discretionary bonus is determined by the executive management of the Investment Manager and takes into account the following factors:

a) The returns of the hedge funds selected for inclusion in client portfolios;

b) The returns of the client portfolios compared to peer funds and relevant hedge fund indices;

c) Qualitative factors (achievement of strategic targets, investor satisfaction, adherence to risk management policy, compliance with internal and external rules, leadership, team-working, etc.); and

d) Other quantitative factors (profitability of the Investment Manager as a whole).

Portfolio Managers’ Ownership of Shares

Name of Portfolio Manager:	Dollar Range of Shares Beneficially Owned by Portfolio Manager (1):
Yehuda Spindler	None

(1)	As of August 31, 2021.

BROKERAGE

The Fund does not generally select brokers to execute transactions based on the composition of the Fund’s portfolio. The Underlying Managers (and not the Investment Manager) choose brokers and dealers to effect trades for the Underlying Funds. Brokers and dealers are selected by the Underlying Managers to obtain the best results in connection with effecting its portfolio transactions, taking into account factors such as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Generally, equity securities are bought and sold through brokerage transactions for which commissions are payable. Purchases from underwriters will include the underwriting commission or concession, and purchases from dealers serving as market makers will include a dealer’s mark-up or reflect a dealer’s mark-down. Money market securities and other debt securities are usually bought and sold directly from the issuer or an underwriter or market maker for the securities. Generally, the Underlying Fund will not pay brokerage commissions for such purchases. When a debt security is bought from an underwriter, the purchase price will usually include an underwriting commission or concession. The purchase price for securities bought from dealers serving as market makers will similarly include the dealer’s mark up or reflect a dealer’s mark down. When the Underlying Fund executes transactions in the over-the-counter market, it will generally deal with primary market makers unless prices that are more favorable are otherwise obtainable.

In addition, the Underlying Manager may place a combined order for two or more accounts it manages, including the Underlying Fund, that are engaged in the purchase or sale of the same security if, in its judgment, joint execution is in the best interest of each participant and will result in best price and execution. Transactions involving commingled orders are allocated in a manner deemed equitable to each account or fund. Although it is recognized that, in some cases, the joint execution of orders could adversely affect the price or volume of the security that a particular account or the Underlying Fund may obtain, it is the opinion of the Investment Manager that the advantages of combined orders by Underlying Managers outweigh the possible disadvantages of separate transactions. The Investment Manager believes that the ability of an Underlying Fund to participate in higher volume transactions will generally be beneficial to the Fund.

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The Underlying Manager may pay a higher commission than otherwise obtainable from other brokers in return for brokerage or research services only if a good faith determination is made that the commission is reasonable in relation to the services provided.

While it is the Underlying Fund’s general policy to seek to obtain the most favorable price and execution available in selecting a broker-dealer to execute portfolio transactions for the Underlying Fund, weight is also given to the ability of a broker-dealer to furnish brokerage and research services as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended, to the Underlying Fund or to the Underlying Manager, even if the specific services are not directly useful to the Underlying Fund and may be useful to the Underlying Manager in advising other clients. When one or more brokers is believed capable of providing the best combination of price and execution, the Underlying Manager may select a broker based upon brokerage or research services provided to the Underlying Manager. In negotiating commissions with a broker or evaluating the spread to be paid to a dealer, the Underlying Fund may therefore pay a higher commission or spread than would be the case if no weight were given to the furnishing of these supplemental services, provided that the amount of such commission or spread has been determined in good faith by the Underlying Manager to be reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer. The standard of reasonableness is to be measured in light of the Underlying Manager’s overall responsibilities to the Underlying Fund.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM; LEGAL COUNSEL

The Board has selected Cohen & Company, Ltd., located at 151 North Franklin Street, Suite 575, Chicago, IL 60606, as the independent registered public accounting firm of the Fund.

Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, PA 19103-6996, serves as counsel to the Fund and the Independent Trustees.

CUSTODIAN

UMB Bank, N.A. (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) in accordance with the requirements of Section 17(f) of the Investment Company Act. Assets of the Fund are not held by the Investment Manager or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. subcustodians in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 1010 Grand Blvd., Kansas City, MO 64106. The Custodian is an affiliate of UMB Fund Services, Inc., which serves as the Fund’s administrator.

PLACEMENT AGENT

UMB Distribution Services, LLC, (the “Placement Agent”) is the placement agent of Shares and is located at 235 W. Galena St., Milwaukee, WI 53212. The Placement Agent is a registered broker-dealer and is a member of the Financial Industry Regulatory Authority, Inc. Pursuant to the Placement Agent Agreement, the Placement Agent acts as the agent of the Fund in connection with the continuous offering of Shares of the Fund. The Placement Agent continually distributes Shares of the Fund on a best efforts basis. The Placement Agent has no obligation to sell any specific quantity of Shares. The Placement Agent and its officers have no role in determining the investment policies of the Fund.

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PROXY VOTING POLICIES AND PROCEDURES

The Board has delegated responsibility for decisions regarding proxy voting for securities held by the Fund to the Investment Manager. The Investment Manager will vote such proxies in accordance with its proxy policies and procedures. Copies of the Investment Manager’s proxy policies and procedures are included as Appendix A to this SAI. The Board will periodically review the Fund’s proxy voting record.

The Fund will be required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Fund’s Form N-PX filing will be available: (i) without charge, upon request, by calling the Fund at 1-877-775-7756 or (ii) by visiting the SEC’s website at www.sec.gov.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of the date of this SAI, there were no shares of the Fund outstanding, and therefore there were no record or beneficial owners of 5% or more of the Fund or any Share class.

FINANCIAL STATEMENTS

The Fund is new and therefore, financial information is not yet available.

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APPENDIX A

Proxy Voting Policies and Procedures

1.	Policy

Proxy voting is an important right of shareholders and reasonable care and diligence must be undertaken to ensure that such rights are property and timely exercised. When the Investment Manager has discretion to vote the proxies of its clients or Client Funds, it will vote those proxies in the best interest of its clients and Client Funds and in accordance with these policies. Certain clients and Client Funds may retain proxy voting authority and in those circumstance the Firm has no proxy voting responsibility.

2.	Review Procedures

All proxies received by the Investment Manager will be reviewed by the Research Department. This review may include meetings or calls with management and reviews of all documents. The analysis for the clients’ portfolios and Client Funds shall be the same. The Research Department’s recommendation as to whether to vote for or against a proposal may differ among or between clients’ portfolios and/or the Client Funds, depending on such portfolio’s guidelines/mandates and how such proposal would impact such portfolio. Absent any impact resulting from the implementation of the proposal or differences in the mandate of a portfolio, the Research Department shall vote the same across all portfolios unless permission to vote otherwise is obtained, in writing, from the Investment Manager’s Chief Compliance Officer (“CCO”).

Where a portfolio’s mandate provides that the client be consulted prior to making a decision regarding a proxy, the Research Department and/or Investor Relations will send regular updates to the client or Client Fund with a final recommendation to either approve or refuse. These updates will be in written format, including e-mail.

3.	Voting Guidelines

In the absence of specific voting guidelines from the client or Client Fund, the Investment Manager will vote proxies in the best interest of its clients and the Client Funds. Each proposal will be evaluated separately but the following guidelines will generally be followed:

a.	CHANGE IN MANAGEMENT OR INCENTIVE FEES. The Research Department generally votes in favor of proposals regarding a change in Managing or Incentive Fees if the management of the underlying fund articulates an acceptable reason for the change provided this does not create any conflicts with the underlying fund manager’s fiduciary duties.

b.	CHANGE IN INVESTMENT OBJECTIVES. Where are change is made to investment in a new type of security, the Research Department generally votes in favor of such change, provided that such change does not

○	Detract from the overall investment objective of the underlying fund; or

○	Conflict with any of the investment objectives of the portfolio

Where a change is made to invest in a Side Pocket, the Research Department will review the information and determine whether it is in the client’s or the Client Fund’s best interest to approve or refuse the proposal.

c.	CHANGE IN ORGANIZATIONAL STRUCTURE OR JURISDICTION. The Research Department will generally vote in favor of such changes if their impact is determined not to materially impact the underlying fund.

d.	APPOINTMENT OF DIRECTORS. The Research Department will generally vote in favor of such changes if their impact is determined not to materially impact the underlying fund.

4.	Conflicts of Interest

In voting client proxies and proxies for the Client Funds, the Investment Manager will avoid material conflicts of interest between the interests of Optima and its affiliates and the interests of its clients and the Client Funds. The Research Department recognizes that it may have a material conflict of interest in voting a client proxy where either the Firm has a personal relationship with participants in a proxy solicitation or a director or candidate for director or the Investment Manager otherwise has a personal interest in the outcome in a particular matter in front of the shareholders for a vote.

Notwithstanding the above categories, the Research Department understands that the determination of whether a “material” conflict of interest exists depends on all the facts and circumstances of the particular situation. The Research Department acknowledges the existence of a relationship of the type discussed above, even in the absence of any active efforts to solicit the investment adviser with respect to a proxy vote, is sufficient for a material conflict to exist.

The Research Department will consult the CCO in determining whether voting on matters in the manner favored by the Firm are “material” conflicts of interest and, if so, how such matters should be voted.

The Research Department shall maintain a log of all proxies voted where there was a conflict of interest which shall describe the discussions held in order to determine the appropriate manner in which to vote.

5.	Investor Disclosure Policies

The Investment Manager will provide this Proxy Voting Policy and Procedures to its clients and investors in the Client Funds upon written request. The ability to receive a copy of the Proxy Voting Policy and Procedures will be disclosed to clients and investors in Client Funds in the Investment Manager’s Form ADV Part 2A. The Investment Manager will also provide to a client, upon written request, a report of how such client’s proxies were voted by the Firm.

6.	Recordkeeping

Rule 204-2 under the Advisers Act requires that the Investment Manager retain:

●	Its Proxy Voting Policies and Procedures;

●	Proxy Statements received regarding client securities;

●	Records of votes it casts on behalf of clients;

●	Records of client requests for proxy voting information; and

●	Any documents prepared by the Investment Manager that were material to making a decision how to vote, or that memorialized the basis for the decision.

7.	Compliance Review

No less frequently than annually, the CCO will review this policy and its underlying procedures to ensure that they are reasonable and effective to satisfy the requirements of the rules under the Advisers Act, any other rules and regulations to which the Investment Manager is subject and industry best practices.

APPENDIX B

DESCRIPTION OF SECURITIES RATINGS

Short-Term Credit Ratings

An S&P Global Ratings short-term issue credit rating is generally assigned to those obligations considered short-term in the relevant market. The following summarizes the rating categories used by S&P Global Ratings for short-term issues:

“A-1” – A short-term obligation rated “A-1” is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitment on these obligations is extremely strong.

“A-2” – A short-term obligation rated “A-2” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

“A-3” – A short-term obligation rated “A-3” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

“B” – A short-term obligation rated “B” is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

“C” – A short-term obligation rated “C” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

“D” – A short-term obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring.

Local Currency and Foreign Currency Ratings – S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings. A foreign currency rating on an issuer can differ from the local currency rating on it when the obligor has a different capacity to meet its obligations denominated in its local currency, versus obligations denominated in a foreign currency.

“NR” – This indicates that a rating has not been assigned or is no longer assigned.

               Moody’s Investors Service (“Moody’s”) short-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.

Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:

“P-1” – Issuers (or supporting institutions) rated Prime-1 reflect a superior ability to repay short-term obligations.

“P-2” – Issuers (or supporting institutions) rated Prime-2 reflect a strong ability to repay short-term obligations.

“P-3” – Issuers (or supporting institutions) rated Prime-3 reflect an acceptable ability to repay short-term obligations.

“NP” – Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

“NR” – Is assigned to an unrated issuer.

Fitch, Inc. / Fitch Ratings Ltd. (“Fitch”) short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-term ratings are assigned to obligations whose initial maturity is viewed as “short-term” based on market convention.1 Typically, this means up to 13 months for corporate, sovereign, and structured obligations and up to 36 months for obligations in U.S. public finance markets. The following summarizes the rating categories used by Fitch for short-term obligations:

[1]	A long-term rating can also be used to rate an issue with short maturity.

“F1” – Securities possess the highest short-term credit quality. This designation indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added “+” to denote any exceptionally strong credit feature.

“F2” – Securities possess good short-term credit quality. This designation indicates good intrinsic capacity for timely payment of financial commitments.

“F3” – Securities possess fair short-term credit quality. This designation indicates that the intrinsic capacity for timely payment of financial commitments is adequate.

“B” – Securities possess speculative short-term credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

“C” – Securities possess high short-term default risk. Default is a real possibility.

“RD” – Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

“D” – Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

Plus (+) or minus (-) – The “F1” rating may be modified by the addition of a plus (+) or minus (-) sign to show the relative status within that major rating category.

“NR” – Is assigned to an unrated issue of a rated issuer.

The DBRS Morningstar® Ratings Limited (“DBRS Morningstar”) short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the sub-categories “(high)”, “(middle)”, and “(low)”.

The following summarizes the ratings used by DBRS Morningstar for commercial paper and short-term debt:

“R-1 (high)” - Short-term debt rated “R-1 (high)” is of the highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

“R-1 (middle)” – Short-term debt rated “R-1 (middle)” is of superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from “R-1 (high)” by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

“R-1 (low)” – Short-term debt rated “R-1 (low)” is of good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

“R-2 (high)” – Short-term debt rated “R-2 (high)” is considered to be at the upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

“R-2 (middle)” – Short-term debt rated “R-2 (middle)” is considered to be of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

“R-2 (low)” – Short-term debt rated “R-2 (low)” is considered to be at the lower end of adequate credit quality.  The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer’s ability to meet such obligations.

               “R-3” – Short-term debt rated “R-3” is considered to be at the lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

               “R-4” – Short-term debt rated “R-4” is considered to be of speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

               “R-5” – Short-term debt rated “R-5” is considered to be of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

               “D” – Short-term debt rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS Morningstar may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Long-Term Credit Ratings

The following summarizes the ratings used by S&P Global Ratings for long-term issues:

“AAA” – An obligation rated “AAA” has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitments on the obligation is extremely strong.

“AA” – An obligation rated “AA” differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitments on the obligation is very strong.

“A” – An obligation rated “A” is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitments on the obligation is still strong.

“BBB” – An obligation rated “BBB” exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor’s capacity to meet its financial commitments on the obligation.

“BB,” “B,” “CCC,” “CC” and “C” – Obligations rated “BB,” “B,” “CCC,” “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposure to adverse conditions.

“BB” – An obligation rated “BB” is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitments on the obligation.

“B” – An obligation rated “B” is more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitments on the obligation.

“CCC” – An obligation rated “CCC” is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

“CC” – An obligation rated “CC” is currently highly vulnerable to nonpayment. The “CC” rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

“C” – An obligation rated “C” is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared with obligations that are rated higher.

“D” – An obligation rated “D” is in default or in breach of an imputed promise. For non-hybrid capital instruments, the “D” rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The “D” rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to “D” if it is subject to a distressed debt restructuring

Plus (+) or minus (-) – The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

“NR” – This indicates that a rating has not been assigned, or is no longer assigned.

               Local Currency and Foreign Currency Ratings - S&P Global Ratings’ issuer credit ratings make a distinction between foreign currency ratings and local currency ratings.  A foreign currency rating on an issuer can differ from the local currency rating on it when the obligor has a different capacity to meet its obligations denominated in its local currency, versus obligations denominated in a foreign currency.

               Moody’s long-term ratings are forward-looking opinions of the relative credit risks of financial obligations with an original maturity of one year or more. Such ratings reflect both on the likelihood of default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. The following summarizes the ratings used by Moody’s for long-term debt:

“Aaa” – Obligations rated “Aaa” are judged to be of the highest quality, subject to the lowest level of credit risk.

“Aa” – Obligations rated “Aa” are judged to be of high quality and are subject to very low credit risk.

“A” – Obligations rated “A” are judged to be upper-medium grade and are subject to low credit risk.

“Baa” – Obligations rated “Baa” are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

“Ba” – Obligations rated “Ba” are judged to be speculative and are subject to substantial credit risk.

“B” – Obligations rated “B” are considered speculative and are subject to high credit risk.

“Caa” – Obligations rated “Caa” are judged to be speculative of poor standing and are subject to very high credit risk.

“Ca” – Obligations rated “Ca” are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

“C” – Obligations rated “C” are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from “Aa” through “Caa.” The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

“NR” – Is assigned to unrated obligations.

               The following summarizes long-term ratings used by Fitch:

“AAA” – Securities considered to be of the highest credit quality. “AAA” ratings denote the lowest expectation of credit risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments.  This capacity is highly unlikely to be adversely affected by foreseeable events.

“AA” – Securities considered to be of very high credit quality. “AA” ratings denote expectations of very low credit risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

“A” – Securities considered to be of high credit quality. “A” ratings denote expectations of low credit risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

“BBB” – Securities considered to be of good credit quality. “BBB” ratings indicate that expectations of credit risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.

“BB” – Securities considered to be speculative. “BB” ratings indicate that there is an elevated vulnerability to credit risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial alternatives may be available to allow financial commitments to be met.

“B” – Securities considered to be highly speculative. “B” ratings indicate that material credit risk is present

“CCC” – A “CCC” rating indicates that substantial credit risk is present.

“CC” – A “CC” rating indicates very high levels of credit risk.

“C” – A “C” rating indicates exceptionally high levels of credit risk.

Defaulted obligations typically are not assigned “RD” or “D” ratings but are instead rated in the “CCC” to “C” rating categories, depending on their recovery prospects and other relevant characteristics. Fitch believes that this approach better aligns obligations that have comparable overall expected loss but varying vulnerability to default and loss.

Plus (+) or minus (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the “AAA” obligation rating category, or to corporate finance obligation ratings in the categories below “CCC”.

“NR” – Is assigned to an unrated issue of a rated issuer.

The DBRS Morningstar long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories “(high)” and “(low)”. The absence of either a “(high)” or “(low)” designation indicates the rating is in the middle of the category. The following summarizes the ratings used by DBRS Morningstar for long-term debt:

               “AAA” – Long-term debt rated “AAA” is of the highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

               “AA” – Long-term debt rated “AA” is of superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from “AAA” only to a small degree. Unlikely to be significantly vulnerable to future events.

               “A” – Long-term debt rated “A” is of good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than “AA.” May be vulnerable to future events, but qualifying negative factors are considered manageable.

               “BBB” – Long-term debt rated “BBB” is of adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

               “BB” – Long-term debt rated “BB” is of speculative, non-investment grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

               “B” – Long-term debt rated “B” is of highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

               “CCC”, “CC” and “C” – Long-term debt rated in any of these categories is of very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although “CC” and “C” ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the “CCC” to “B” range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the “C” category.

               “D” – A security rated “D” is assigned when the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to “D” may occur. DBRS Morningstar may also use “SD” (Selective Default) in cases where only some securities are impacted, such as the case of a “distressed exchange”.

Municipal Note Ratings

An S&P Global Ratings U.S. municipal note rating reflects S&P Global Ratings’ opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P Global Ratings’ analysis will review the following considerations:

●	Amortization schedule - the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and

●	Source of payment - the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

Municipal Short-Term Note rating symbols are as follows:

“SP-1” – A municipal note rated “SP-1” exhibits a strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

“SP-2” – A municipal note rated “SP-2” exhibits a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

“SP-3” – A municipal note rated “SP-3” exhibits a speculative capacity to pay principal and interest.

“D” – This rating is assigned upon failure to pay the note when due, completion of a distressed debt restructuring, or the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions.

Moody’s uses the global short-term Prime rating scale (listed above under Short-Term Credit Ratings) for commercial paper issued by U.S. municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.

For other short-term municipal obligations, Moody’s uses one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales provided below.

Moody’s uses the MIG scale for U.S. municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, Moody’s uses the MIG scale for bond anticipation notes with maturities of up to five years.

MIG Scale

“MIG-1” – This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

“MIG-2” – This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

“MIG-3” – This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

“SG” – This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

“NR” – Is assigned to an unrated obligation.

In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating.  The long-term rating addresses the issuer’s ability to meet scheduled principal and interests payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade.

Moody’s typically assigns the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.

“VMIG-1” – This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-2” – This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“VMIG-3” – This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

“SG” – This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

“NR” – Is assigned to an unrated obligation.

About Credit Ratings

An S&P Global Ratings issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P Global Ratings’ view of the obligor’s capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Ratings assigned on Moody’s global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities.

Fitch’s credit ratings are forward-looking opinions on the relative ability of an entity or obligation to meet financial commitments. Issuer default ratings (IDRs) are assigned to corporations, sovereign entities, financial institutions such as banks, leasing companies and insurers, and public finance entities (local and regional governments). Issue level ratings are also assigned, often include an expectation of recovery and may be notched above or below the issuer level rating. Issue ratings are assigned to secured and unsecured debt securities, loans, preferred stock and other instruments. Credit ratings are indications of the likelihood of repayment in accordance with the terms of the issuance. In limited cases, Fitch may include additional considerations (i.e., rate to a higher or lower standard than that implied in the obligation’s documentation).

DBRS Morningstar offers independent, transparent, and innovative credit analysis to the market.Credit ratings are forward-looking opinions about credit risk that reflect the creditworthiness of an issuer, rated entity, security and/or obligation based on DBRS Morningstar’s quantitative and qualitative analysis in accordance with applicable methodologies and criteria. They are meant to provide opinions on relative measures of risk and are not based on expectations of, or meant to predict, any specific default probability. Credit ratings are not statements of fact. DBRS Morningstar issues credit ratings using one or more categories, such as public, private, provisional, final(ized), solicited, or unsolicited.1 From time to time, credit ratings may also be subject to trends, placed under review, or discontinued. DBRS Morningstar credit ratings are determined by credit rating committees.

PART C: OTHER INFORMATION

The Optima Dynamic Alternatives Fund (the “Registrant”)

Item 25. Financial Statements and Exhibits

(1)	Financial Statements:

Not Applicable

(2)	Exhibits

(a)(1)      Agreement and Declaration of Trust is incorporated by reference to Exhibit (a)(1) to the Registrant’s Registration Statement on Form N-2 (Reg. 811-23683) deemed filed on May 18, 2021.

(a)(2)      Certificate of Trust is incorporated by reference to Exhibit (a)(2) to the Registrant’s Registration Statement on Form N-2 (Reg. 811-23683) deemed filed on May 18, 2021.

(b)	By-Laws are incorporated by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-2 (Reg. 811-23683) deemed filed on May 18, 2021.

(c)	Not applicable.

(d)	Refer to Exhibit (a)(1), (b).

(e)	Not applicable.

(f)	Not applicable.

(g)	Investment Management Agreement is filed herewith.

(h)	Wholesaling and Placement Agent Agreement is filed herewith.

(i)	Not applicable.

(j)	Custody Agreement is filed herewith.

(k)(1)      Administration, Fund Accounting and Recordkeeping Agreement is filed herewith.

(k)(2)      Expense Limitation and Reimbursement Agreement is filed herewith.

(k)(3)      Platform Management Agreement is filed herewith.

(k)(4)      Escrow Agreement for Founders Class Shares is filed herewith.

(k)(5)      Joint Insured Bond Agreement is filed herewith.

(k)(6)      Joint Liability Insurance Agreement is filed herewith.

(l)	Not applicable.

(m)	Not applicable.

(n)	Not applicable.

(o)	Not applicable.

(p)	Not applicable.

(q)	Not applicable.

(r)(1)	Code of Ethics of Registrant is filed herewith.
(r)(2)	Code of Ethics of Optima Asset Management LLC is filed herewith.

Item 26. Marketing Arrangements

Not applicable.

Item 27. Other Expenses of Issuance and Distribution of Securities Being Registered

All figures are estimates:

Registration fees	$25,000
Legal fees	$50,000
Printing fees	$6,800
Blue Sky fees	$25,500
Transfer Agent fees	$39,000
Total	$131,300

Item 28. Persons Controlled by or Under Common Control With Registrant

The Board of Trustees of the Registrant is identical to the board of trustees and/or board of directors of certain other funds. Nonetheless, the Registrant takes the position that it is not under common control with the other funds since the power residing in the respective boards arises as a result of an official position with the respective funds.

Item 29. Number of Holders of Securities

Title of Class	Number of Shareholders*
Founders Class Shares	0

*  As of November 4, 2021.

Item 30. Indemnification

Sections 8.1-8.5 of Article VIII of the Registrant’s Agreement and Declaration of Trust states:

Section 8.1 Limitation of Liability. Neither a Trustee nor an officer of the Trust, when acting in such capacity, shall be personally liable to any person other than the Trust or a beneficial owner for any act, omission or obligation of the Trust, any Trustee or any officer of the Trust. Neither a Trustee nor an officer of the Trust shall be liable for any act or omission in his capacity as Trustee or as an officer of the Trust, or for any act or omission of any other officer or any employee of the Trust or of any other person or party, provided that nothing contained herein or in the Act shall protect any Trustee or officer against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or the duties of such officer hereunder.

Section 8.2 Indemnification. The Trust shall indemnify each of its Trustees, officers and persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor, or otherwise, and may indemnify any trustee, director or officer of a predecessor organization (each a “Covered Person”), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and expenses including reasonable accountants’ and counsel fees) reasonably incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative, regulatory, or legislative body, in which he may be involved or with which he may be threatened, while as a Covered Person or thereafter, by reason of being or having been such a Covered Person, except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered Person would otherwise be subject by reason of bad faith, willful misfeasance, gross negligence or reckless disregard of his duties involved in the conduct of such Covered Person’s office (such willful misfeasance, bad faith, gross negligence or reckless disregard being referred to herein as “Disabling Conduct”). Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of (a) an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and (b) any of (i) such Covered Person provides security for such undertaking, (ii) the Trust is insured against losses arising by reason of such payment, or (iii) a majority of a quorum of disinterested, non-party Trustees, or independent legal counsel in a written opinion, determines, based on a review of readily available facts, that there is reason to believe that such Covered Person ultimately will be found entitled to indemnification.

Section 8.3 Indemnification Determinations. Indemnification of a Covered Person pursuant to Section 8.2 shall be made if (a) the court or body before whom the proceeding is brought determines, in a final decision on the merits, that such Covered Person was not liable by reason of Disabling Conduct or (b) in the absence of such a determination, a majority of a quorum of disinterested, non-party Trustees or independent legal counsel in a written opinion make a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct.

Section 8.4  Indemnification Not Exclusive. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, “Covered Person” shall include such person’s heirs, executors and administrators, and a “disinterested, non-party Trustee” is a Trustee who is neither an Interested Person of the Trust nor a party to the proceeding in question.

Section 8.5 Shareholders. Each Shareholder of the Trust and each Class shall not be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or by or on behalf of any Class. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay pursuant to terms hereof or by way of subscription for any Shares or otherwise.

In case any Shareholder or former Shareholder of any Class shall be held to be personally liable solely by reason of his being or having been a Shareholder of such Class and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives, or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Class to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Class, shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Class and satisfy any judgment thereon from the assets of the Class. The indemnification and reimbursement required by the preceding sentence shall be made only out of assets of the one or more Classes whose Shares were held by said Shareholder at the time the act or event occurred that gave rise to the claim against or liability of said Shareholder. The rights accruing to a Shareholder under this Section shall not impair any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust or any Class thereof to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

Additionally, the Registrant’s various agreements with its service providers contain indemnification provisions.

Item 31. Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Registrant’s investment adviser, Optima Asset Management LLC (the “Investment Manager”), together with information as to any other business, profession, vocation, or employment of a substantial nature in which the Investment Manager, and each director, executive officer, managing member or partner of the Investment Manager, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is included in its Form ADV as filed with the Securities and Exchange Commission, and is incorporated herein by reference.

Item 32. Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant’s Administrator, (2) the Investment Manager, and/or (3) the Registrant’s counsel. The address of each is as follows:

1.	UMB Fund Services, Inc. 235 West Galena Street Milwaukee, WI 53212

2.	Optima Asset Management LLC 10 East 53rd Street, 29th Floor New York, NY 10022

3.	Faegre Drinker Biddle & Reath LLP One Logan Square, Ste. 2000 Philadelphia, PA 19103-6996

Item 33. Management Services

Not applicable.

Item 34. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York on the 4th day of November, 2021.

The Optima Dynamic Alternatives Fund

By:	/s/ Geoffrey M. Lewis
Name: Geoffrey M. Lewis
Title: President

Exhibit Index

(g) Investment Management Agreement

(h) Wholesaling and Placement Agent Agreement

(j) Custody Agreement

(k)(1) Administration, Fund Accounting and Recordkeeping Agreement

(k)(2) Expense Limitation and Reimbursement Agreement

(k)(3) Platform Management Agreement

(k)(4) Escrow Agreement for Founders Class Shares

(k)(5) Joint Insured Bond Agreement

(k)(6) Joint Liability Insurance Agreement

(r)(1) Code of Ethics of Registrant

(r)(2) Code of Ethics of Optima Asset Management LLC